UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Philip Morris International Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Annual Meeting of Shareholders and Proxy Statement

Dear Fellow Shareholder:
You are cordially invited to join us at the 2026 Annual Meeting of Shareholders of Philip Morris International Inc. (“PMI”, the “Company” or “we”) to be held on Wednesday, May 6, 2026, at 9:00 a.m. Eastern Daylight Time (“EDT”). As such, we are pleased to once again host a virtual meeting this year. Meaningful shareholder engagement is important to us, and our virtual Annual Shareholders Meetings, conducted solely online through a live webcast, have facilitated participation of our shareholders worldwide, regardless of their resources, size or physical location, while saving us and our shareholders time and travel expenses.
2025 Year in Review
2025 was another remarkable year for PMI, with a fifth consecutive year of volume growth, net revenues surpassing $40 billion, including close to $17 billion from our smoke-free business, and further operating margin expansion. Our performance continues to be fueled by the international business, which generated most of our organic net revenue growth, led by our smoke-free product portfolio. At the same time, our combustibles business remained resilient and with disciplined management delivered another year of strong performance.
Our achievements this year are a testament to the dedication of our ∼84,900 employees worldwide, who once again brought their passion, resilience, and talent to everything they do. We extend our sincere thanks for their unwavering commitment and hard work.
Looking to the Future
The global economic environment remains challenging and volatile. Nevertheless, this is an exciting time for PMI. We continue to see significant opportunities for our transformed business to lead the industry in an evolving operating environment. We believe continued progress towards becoming a substantially smoke-free company will allow us to play a pivotal role in improving public health by accelerating an end to cigarettes, while securing the long-term future of our company and the sustainability of our earnings and dividend growth for years to come.
Your vote is important. We encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares of common stock will be represented and voted at the meeting even if you do not attend.

André Calantzopoulos Chairman of the Board	Jacek Olczak Director and Group CEO PMI

Notice of 2026 Virtual Annual Meeting of Shareholders
There is no physical location for the shareholders to attend the 2026 Virtual Annual Meeting of Shareholders. Shareholders may instead participate online at www.virtualshareholdermeeting.com/PM2026. To participate, you will need to enter the 16-digit control number included on your proxy card, notice of Internet availability of proxy materials, or on the voting instruction form accompanying your proxy materials.

Meeting Agenda	Recommendation
1.	To elect the ten directors named in this proxy statement to our Board of Directors.	FOR each director nominee
2.	To vote on an advisory resolution to approve the compensation of our named executive officers.	FOR
3.	To ratify the selection of PricewaterhouseCoopers SA as independent auditors for the Company for the fiscal year ending December 31, 2026.	FOR
4.	To vote on a shareholder proposal to issue a report on filter cleanup costs and extended producer responsibility laws for filters, if properly presented at the meeting.	AGAINST
5.	To transact other business properly coming before the meeting.
Your vote is important. We urge each shareholder to promptly sign and return the enclosed proxy card or to use telephone or internet voting. See the questions and answers section for information about voting by telephone or Internet, how to revoke a proxy, and how to vote your shares of common stock. If you plan to participate in the 2026 Virtual Annual Meeting of Shareholders, please follow the instructions set forth on page 77 in response to Question 4.

By Internet Visit proxyvote.com with your proxy card in hand and follow the instructions to obtain your records and create an electronic voting instruction form.	By Phone Call 1-800-690-6903 with your proxy card in hand and follow the instructions to cast your vote.	By Mail Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.	At the Meeting During the meeting, visit virtualshareholder meeting.com/PM2026 with your 16-digit control number found on your proxy card or other proxy materials.

Darlene Quashie Henry
Vice President, Associate General Counsel and Corporate Secretary
March 26, 2026

Meeting Date & Time
May 6, 2026, 9:00 a.m. EDT
Record Date
Each shareholder of record as of close of business on March 13, 2026 is entitled to one vote for each share of common stock held. As of the record date, there were 1,558,530,268 shares of common stock issued and outstanding.
Voting Deadline
Proxies submitted by telephone or Internet must be received by 11:59 p.m. EDT, on May 5, 2026.
Date Of Mailing
On or about March 26, 2026.
2025 Annual Report
A copy of our 2025 Annual Report is enclosed.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 6, 2026:
The Company’s Proxy Statement and 2025 Annual Report are available at www.pmi.com/ investor-relations/overview.

Table of Contents
Proxy Summary    2
Board Operations and Governance    5
Board Responsibilities and Meetings    5
Governance Guidelines, Policies and Codes    6
Leadership Structure    7
Committees of the Board    8
Board Risk Oversight    13
Communications with the Board    15
Strong Governance Practices    15
Election of Directors    17
Process for Nominating Directors    17
Recommendations of the Board; Director Attributes,
Refreshment and Tenure    18
Independence of Nominees    18
Majority Vote Standard in Uncontested Elections    19
Director Nominees    19
Compensation of Directors    30
Stock Ownership Information    32
Ownership of Equity Securities    32
Compensation Discussion and Analysis    34
Executive Summary    34
Additional Compensation Policies and Processes    50
Compensation and Leadership Development
Committee Report     53

Compensation Tables    54
Summary Compensation Table    54
All Other Compensation    55
Grants of Plan-Based Awards During 2025    57
Outstanding Equity Awards as of December 31, 2025    58
Stock Option Exercises and Stock Vested During 2025    60
Pension Benefits    61
Employment Contracts, Termination of Employment
and Change in Control Arrangements    63
Pay Ratio    65
Pay versus Performance    66
Advisory Vote Approving Executive Compensation    69
Audit and Risk Committee Matters    70
Ratification of the Selection of Independent Auditors    72
Shareholder Proposal    73
Related Person Transactions and Code of Conduct    75
Availability of Reports, Other Matters and 2027
Annual Meeting    76
Exhibit A: Questions & Answers    77
Exhibit B: Reconciliations    82
Exhibit C: Glossary of Terms    87

PMI 2026 PROXY STATEMENT 1

PROXY SUMMARY
Proxy Summary
This proxy statement contains proposals to be voted on at our Annual Meeting of Shareholders and other information about Philip Morris International Inc. (the “Company”, “PMI”, “we,” “us,” or “our”) and our corporate governance practices. Below is a brief summary of certain information provided in this proxy statement. The summary does not reflect all of the information you should consider. Please read the entire proxy statement carefully before voting.
Who We Are

PMI at a Glance
PMI is a leading consumer goods company, actively delivering a smoke-free future and evolving its portfolio for the long-term to include products outside of the tobacco and nicotine sector. PMI’s principal executive offices are located at 677 Washington Blvd., Suite 1100, Stamford, Connecticut 06901, and it is listed on the New York Stock Exchange (NYSE: PM).

≈84,900 employees around the world	≈1,600 R&D scientists, engineers, technicians and support staff working on smoke-free products	≈170 markets where our products are sold	41.5% of PMI total net revenues attributable to smoke-free business in 2025(a)	50 owned production facilities worldwide

(a)Reflects PMI smoke-free business net revenues of $16.9 billion as a percentage of PMI total net revenues of $40.6 billion.

2025 Annual Performance Targets and Results
PMI met or exceeded all of the annual performance-based targets pre-established by the Compensation and Leadership Development Committee (“Compensation Committee”) for annual cash incentive compensation awards. Against an overall target of 100, the Compensation Committee certified a performance rating of 115. See below for achievements against individual performance targets and their relative weights. More information is available on pages 41-43.

Growth Measure(a)	Target	Achieved Result	Weight	Performance Rating
Share of Top 30 OI Markets(b)	14 -17	19	15%	110
Smoke-Free Shipment Volume(c)	173.8 - 179.1	176.9	15%	100
Adjusted Net Revenues(d)	6.5 - 7.5%	6.5%	20%	100
Adjusted OI(d)	10.5 - 12.0%	10.6%	15%	100
Operating Cash Flow(e)	10.6 - 11.1	12.2	20%	134
Strategic Initiatives	100%	118%	15%	118
Adjusted OI Currency Modifier(f)	50% - 80%	110%	+/- 5 pp	+5 pp
(a)See Exhibit B for a reconciliation of non-GAAP to the most directly comparable U.S. GAAP financial numbers.
(b)Number of Top 30 OI markets in which total share of market was growing or stable. For exceptions, see Exhibit C: Glossary of Terms.
(c)Smoke-Free Shipment volume includes HTU, nicotine pouches, snus, and e-Vapor pods and disposables, with the volume for each product measured on a converted per stick basis.
(d)Organic growth.
(e)Net cash provided by operating activities, in USD billion.
(f)Ratio of annual increase in Adjusted OI (including currency) less acquisitions and divestitures over the annual increase in Adjusted OI excluding currency, acquisitions and divestitures. Ratios <50% reduce the final performance rating by 5 percentage points; ratios between 50% and 80% have no impact; and ratios >80% increase the performance rating by 5 percentage points.

2 DELIVERING A SMOKE-FREE FUTURE

PROXY SUMMARY
Investor Outreach
Consistent with past practice, throughout 2025, the Company engaged in an extensive shareholder outreach program during which it sought input on a range of matters, including our business performance, corporate governance, and executive compensation.

Who we engaged		How we engaged		What we learned

59/100	~70%	93	~67%
Engagements provided us with a better understanding of our shareholders’ priorities, perspectives and positions.
The substance of these engagements was reported to our Compensation Committee, our Nominating and Corporate Governance Committee, and our entire Board of Directors.

In 2025, we met with 59 of our top 100 institutional investors, either in person or virtually, representing approximately 70% of our available global shareholder base (which excludes index and pension funds that typically do not meet with management).

In addition to these regular Investor Relations engagements, we invited
93 of our largest shareholders (including their governance decision makers), holding approximately 67% of our outstanding shares to participate in individual conference calls.

In 2025, the Company also commissioned an investor perception study to understand the attitudes of our key sell-side and buy-side analysts toward the Company so that we can continue to address investor expectations in future communications.
Those surveyed have expressed confidence in the overall effectiveness of our smoke-free strategy, including the sustainable earnings growth potential and the deployment of capital. The results of this survey were presented to our senior management and to our Board of Directors.
In 2025, we continued our practice of targeted shareholder engagement concerning our executive compensation program. Additional information about this outreach can be found on page 36.

PMI 2026 PROXY STATEMENT 3

PROXY SUMMARY
Human Capital

Our Workforce
More than 130 Nationalities
As of December 31, 2025, we employed approximately 84,900 people worldwide of more than 130 nationalities, including full-time, temporary and part-time staff.
Global Company
We are subject to numerous different laws and regulations relating to our relationship with our employees. We engage with legally recognized employee representative bodies and we have collective bargaining agreements in several of the countries in which we operate.
European Works Council
In accordance with European Union requirements, we have established a European Works Council composed of management and elected members of our workforce.

Our Internal Transformation
Smoke-Free Future
To be successful, we must continue transforming our culture and ways of working, align our talent with our business needs and innovate to become a truly consumer-centric business.
Developing Talent
To achieve our strategic goals, we aim to attract, retain, develop and motivate global talent that has the right degree of experience, competencies and skills.
Compensation
We set our compensation and benefit programs at the levels we believe are necessary to achieve business goals and remain competitive with other consumer product companies.

Collaborative Culture
Performance-Driven Approach
We focus on fostering a performance-driven and collaborative culture and we recognize the value of our global workforce and their contributions. We remain committed to the impact, growth, and well-being of our employees, providing them with the right environment, support, and resources for their careers and professional development.
These principles are codified in our cultural values, which we call the PMI DNA, and we embed these principles throughout our people and business guidelines, practices, and systems.

Oversight and Management
Our Board of Directors (the “Board”) provides oversight of various matters pertaining to our workforce, and the Compensation Committee of the Board is responsible for executive compensation matters and oversight of the risks and programs related to talent management. Our Code of Conduct highlights our commitment to ethical business conduct and honesty, respect, and fairness in our ways of working.

4 DELIVERING A SMOKE-FREE FUTURE

BOARD OPERATIONS AND GOVERNANCE
Board Operations and Governance
Board of Directors

Primary Responsibilities
•Fosters the long-term success of the Company, consistent with its fiduciary duty to shareholders.
•Establishes broad corporate policies, setting strategic direction, and oversees management, which is responsible for the day-to-day operations of the Company.
•Oversees the Company’s enterprise risk management program (as described on pages 13-14). In fulfilling this role, each director must exercise his or her good faith business judgment in the best interests of the Company.
•Approves the Company’s strategy and related annual budget each year and receives updates of the Company’s performance against its strategy and the budget throughout the year.
•Reviews and approves the Company’s three-year plan each year. The Board regularly receives presentations on the Company’s longer-term objectives and plans.

Meetings
•The Board holds regular meetings, typically during the months of February, March, May, June, September and December, and additional meetings when necessary. The organizational meeting follows immediately after the Annual Meeting of Shareholders.
•The Board held 6 regular meetings in 2025. The Lead Independent Director presides over regular executive sessions of the Board with no members of management present.
•Directors are expected to attend Board meetings, the Annual Meeting of Shareholders and meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend.
•During 2025, all nominees for director then in office attended at least 93% of the aggregate number of meetings of the Board and all committees on which they served, and all director nominees then in office attended the 2025 Annual Meeting of Shareholders.

PMI 2026 PROXY STATEMENT 5

BOARD OPERATIONS AND GOVERNANCE
Governance Guidelines, Policies and Codes

The Code of Conduct
•The Board has adopted a Code of Conduct.
•The Code of Conduct is an interactive, plain language tool that describes the fundamental beliefs and attributes that unite and guide us in pursuing PMI’s goals, illustrates how to meet our commitments to these beliefs and attributes, and explains why it is critical to do so.
•The Code of Conduct is our code of ethics and it applies to our Board and all employees, including our Group CEO PMI, Group Chief Financial Officer, and Group Controller.
•The Code of Conduct is available free of charge on the Company’s website, www.pmi.com/who-we-are/our-views-and-standards/standards/compliance-and-integrity, and will be provided free of charge to any shareholder requesting a copy by writing to the Vice President, Associate General Counsel and Corporate Secretary of Philip Morris International Inc. at 677 Washington Blvd., Suite 1100, Stamford, CT 06901.

Other Governance Guidelines
•The Board has adopted Corporate Governance Guidelines that apply to directors to assist with the exercise of the governance responsibilities of the Board and its committees in the best interests of the Company and to foster the long-term success of PMI, consistent with its fiduciary duty to the shareholders.
•The Corporate Governance Guidelines promote sound corporate governance practices for the Board to establish effective broad-based corporate policies, set strategic direction, and oversee management.

•In addition, the Board has adopted a Policy on Related Person Transactions for the review of certain transactions in which the Company is a participant, and an officer or director, or nominees therefor as applicable, has, had, or may have a direct or indirect material interest.
•These corporate governance documents are available free of charge on the Company’s website, www.pmi.com/corporate-governance/overview, and will be provided free of charge to any shareholder requesting a copy by writing to the Vice President, Associate General Counsel and Corporate Secretary of Philip Morris International Inc. at 677 Washington Blvd., Suite 1100, Stamford, CT 06901.

The information on the Company’s websites, including the Company’s Value Report (formerly the Integrated Report) as referenced in this proxy statement, is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings the Company makes with the U.S. Securities and Exchange Commission (the “SEC”).

6 DELIVERING A SMOKE-FREE FUTURE

BOARD OPERATIONS AND GOVERNANCE
Leadership Structure

The Board believes that no particular leadership structure is inherently superior to all others under all circumstances. It determines from time to time the structure that best serves the interests of the Company and its shareholders under the then-prevailing circumstances.

In 2021, André Calantzopoulos, our former Chief Executive Officer ("CEO"), became our Executive Chairman, and Jacek Olczak, the Company’s then Chief Operating Officer, succeeded Mr. Calantzopoulos as CEO. In 2024, Mr. Calantzopoulos retired as an officer of the Company, but he continues to serve as Chairman of the Board. The Board believes that having Mr. Calantzopoulos transition from CEO to Executive Chairman and to Chairman ensures a seamless transition of leadership, consistent with PMI’s longstanding history of leadership continuity. In his role as Chairman, Mr. Calantzopoulos works with the Lead Independent Director to ensure continuity of leadership and institutional knowledge at the Board level while maintaining a strong working relationship and an effective level of communication among our Board, Group CEO PMI, and management.

Chairman
ANDRÉ CALANTZOPOULOS
As Chairman, Mr. Calantzopoulos:
•facilitates communication between the Board and management;
•assists the Group CEO PMI with long-term strategy and serves as his sounding board;
•presides at all meetings of shareholders and of the Board; and
•directs the preparation of agendas and materials for Board meetings, working together with the Lead Independent Director, who reviews the agendas before they are disseminated to the Board.
As always, input will be sought from all directors as to topics they wish to review.

Lead Independent Director
LISA A. HOOK
The non-management directors elect one independent director as the Lead Independent Director at the annual organizational meeting. As Lead Independent Director, Ms. Hook’s responsibilities are to:
•preside over executive sessions of the non-management directors and at all meetings at which the Chairman is not present;
•call meetings of the non-management directors as she deems necessary;
•serve as liaison between the Group CEO PMI and the non-management directors;
•review agendas and schedules for Board meetings;
•advise the Chairman and the Group CEO PMI of the Board’s informational needs;
•together with the Chairman and the Chair of the Compensation Committee, communicate goals and objectives to the Group CEO PMI and the results of the evaluation of his performance; and
•be available for consultation and communication if requested by major shareholders.
The Lead Independent Director is a member of all of the committees of the Board.

PMI 2026 PROXY STATEMENT 7

BOARD OPERATIONS AND GOVERNANCE
Committees of the Board
The Board has established various standing committees to assist with the performance of its responsibilities. These committees and their current members are listed below. The Board designates the members of these committees, and the Chairs thereof, based on the recommendations of the Nominating and Corporate Governance Committee, at the annual organizational meeting following the Annual Meeting of Shareholders. The Board has adopted written charters for each of the committees, which are available on the Company’s website at www.pmi.com/corporate-governance/board-committees.
The Chair of each committee develops the agenda for such committee and determines the frequency and length of committee meetings. Each committee meets as often as it deems appropriate, but at least the minimum amount required by applicable law or its respective charter, and each has sole authority to retain its own legal counsel, experts and consultants.
The Audit and Risk Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee each consist entirely of non-management directors, all of whom the Board has determined are independent within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that all members of the Audit and Risk Committee are financially literate, and that each of Michel Combes, Werner Geissler, Lisa A. Hook, Victoria Harker and Dessi Temperley is an “audit committee financial expert” within the meaning set forth in the regulations of the SEC.
No member of the Audit and Risk Committee, the Compensation Committee or the Nominating and Corporate Governance Committee received any payments or other compensation in 2025 from the Company or its subsidiaries, other than compensation received as a director.

Audit and Risk Committee	Compensation and Leadership Development Committee	Nominating and Corporate Governance Committee	Science and Technology Committee
Michel Combes (Chair) Bonin Bough Werner Geissler Victoria Harker Lisa. A. Hook Dessi Temperley*	Werner Geissler (Chair) Lisa A. Hook Kalpana Morparia Robert B. Polet	Kalpana Morparia (Chair) Michel Combes Werner Geissler Lisa A. Hook Shlomo Yanai	Shlomo Yanai (Chair) Bonin Bough André Calantzopoulos Lisa A. Hook Kalpana Morparia Jacek Olczak Robert B. Polet
*Ms. Temperley will not stand for re-election at our Annual Meeting of Shareholders this year.

8 DELIVERING A SMOKE-FREE FUTURE

BOARD OPERATIONS AND GOVERNANCE

Audit And Risk Committee Summary Members:

Michel Combes (CHAIR)	Bonin Bough	Werner Geissler	Victoria Harker
Committee Purpose:
•Oversee The Integrity Of The Financial Statements And Monitor Financial Reporting Processes And Systems Of Internal Control, Sustainability Reporting, And Other Non-financial Related Disclosures;
•Oversee The Company’s Enterprise Risk Management Program;
•Monitor The Qualifications, Independence And Performance Of The Independent Auditors;
•Monitor The Qualifications And Performance Of The Internal Auditors And Internal Audit Function;
•Monitor The Company’s Compliance With Legal And Regulatory Requirements; And
•Provide An Avenue Of Communication Among Management, The Independent Auditors, The Internal Auditors, The Chief Compliance Officer And The Board.

Lisa A. Hook	Dessi Temperley*

*Ms. Temperley will not stand for re-election at our Annual Meeting of Shareholders this year.

Key Responsibilities:
•recommend to the Board whether the Company’s financial statements should be included in the Company’s annual filings with the SEC;
•sole authority for appointing, compensating, retaining and overseeing the work of the independent auditors, including resolution of disagreements between management and the independent auditors regarding financial reporting;
•evaluate the internal audit function, review and approve the internal audit charter and budget, and oversee various matters of the internal audit function, such as the internal audit plan and activities, responsibilities and staffing of the internal audit organization, including the performance of the Company's Chief Risk Assurance Officer;
•review and approve the appointment, replacement or dismissal of the Chief Risk Assurance Officer;
•evaluate the performance of the Company’s compliance function and review the plan, activities, responsibilities and staffing of the compliance function;
•review and oversee the Company’s financial risk management policies, the Company’s policies and practices with respect to risk assessment and management, and the Company’s policies and practices with respect to the management of risks related to or arising from: cybersecurity, data privacy, and use of artificial intelligence; data governance; business continuity; excessive or discriminatory taxation; illicit trade; device reliability; sustainability reporting and related disclosures;
•review with the Company’s legal and compliance function, any legal, compliance and regulatory matters that could have a significant impact on financial statements;
•review and recommend to the Board for its approval of the Company’s Code of Conduct, as set forth in the Company’s Corporate Governance Guidelines;
•review the implementation and effectiveness of the Company’s compliance program, including violations of the Code of Conduct and responses thereto, and the adequacy of resources for compliance and also establish “whistleblower” procedures and review complaints or submissions regarding accounting, internal accounting controls or auditing matters;
•oversee the review of the expense reports of the Group CEO PMI and the directors;
•review the internal controls and procedures related to non-financial disclosures, and any assurance being provided by the independent auditor or other third party with respect to such disclosures;
•produce a report to shareholders for inclusion in the proxy statement; and
•review the Company’s overall tax strategy and related obligations, insurance policies, pension plan status including funded status and performance, and any other material matters concerning the Company’s financial structure, condition, financing plans and policies.

PMI 2026 PROXY STATEMENT 9

BOARD OPERATIONS AND GOVERNANCE

Compensation And Leadership Development Committee Summary Members:

Michel Combes (CHAIR)	Lisa A. Hook	Kalpana Morparia	Robert B. Polet
Committee Purpose:
•Discharge The Board’s Responsibilities Relating To Executive Compensation;
•Produce A Report For Inclusion In The Proxy Statement; And
•Review Talent Management Succession Plans For The Group Ceo Pmi And Other Senior Executives.

Key Responsibilities:
•review and approve the Company’s overall compensation philosophy and design;
•review and approve, periodically, compensation and performance peer groups used to benchmark the competitiveness, design, and relative performance features of the Company's executive compensation program;
•review, approve and recommend to the Board for approval corporate goals and objectives relevant to the compensation of the Group CEO PMI and senior management and evaluate their performance;
•determine, approve and recommend to the non-management members of the Board for approval the compensation of the Group CEO PMI;
•review and recommend to the Board for approval the compensation for executive officers, including forms of employment agreements, offers of employment, severance agreements, and other elements of compensation;
•recommend to the Board incentive compensation plans and equity-based plans, and administer and make awards under such plans and review the cumulative effect of its actions;
•determine and recommend to the Board for approval the Company’s stock ownership guidelines and monitor compliance therewith by executives;
•review and assist with the development of executive succession plans, evaluate and make recommendations to the Board regarding potential Group CEO PMI candidates and evaluate candidates to fill other senior management positions;
•oversee the management of risks related to the Company’s compensation policies and practices;
•periodically discuss with management and assist the Board in its oversight of the development, implementation, and effectiveness of the Company's strategies related to its human capital management function;
•oversee the management of risks related to human capital management, including the risk that the Company is unable to attract and retain the necessary talent with the right degree of experience and skills to achieve its ongoing business transformation;
•annually review and assess the potential material risk to the Company from its compensation program and policies, including any incentive plans or other arrangements at and below the executive level;
•oversee the implementation and administration of any clawback or recoupment policy allowing the Company to recoup compensation paid to the executive officers of the Company, if and as the Committee determines to be appropriate and in accordance with applicable law and NYSE listing standards;
•review and discuss with management proposed annual disclosures regarding executive compensation matters;
•recommend to the Board whether the Company’s Compensation Discussion and Analysis should be accepted for inclusion in the proxy statement; and
•review the outcome of shareholder advisory votes on say-on-pay at the Company's Annual Shareholder Meetings and recommend to the Board any action that the Company should take in response to the voting results and the disclosure of such response in the proxy statement.

10 DELIVERING A SMOKE-FREE FUTURE

BOARD OPERATIONS AND GOVERNANCE

Nominating And Corporate Governance Committee Summary Members:

Kalpana Morparia (CHAIR)	Michel Combes	Werner Geissler	Lisa A. Hook
Committee Purpose:
•Identify Qualified Candidates For Board Membership;
•Recommend Nominees For Election Or Re-election At The Annual Meeting And Candidates, As Necessary, To Fill Vacancies And New Directorships;
•Advise The Board On Corporate Governance And Sustainability Matters;
•Oversee Self-evaluation Of The Board And Each Committee Of The Board;
•Oversight Of Political Contributions And Lobbying Activities; And
•Review And Recommend Changes To Non-employee Director Compensation.

Shlomo Yanai

Key Responsibilities:
•review backgrounds and qualifications of prospective director candidates in accordance with criteria recommended by the Nominating and Corporate Governance Committee and approved by the Board;
•consider performance of incumbent directors and other relevant factors in determining whether to nominate such directors for re-elections;
•oversee the Company’s policies, programs and related risks to the Company that concern certain business sustainability strategy and performance matters;
•make recommendations to the Board regarding director independence and the function, composition, size, and structure of the Board and its committees;
•review each director’s time commitments, with consideration given to other public company board leadership positions and other director time commitments, and regularly assess director effectiveness;
•review and make a determination, in the event a member of the Board receives an offer to serve as a director of another public company, or to serve as a chairman, a lead independent director, a committee chair or as a member of an audit committee, as to whether such additional service may impair such member’s ability to effectively continue to serve on the Board;
•recommend retirement policies for directors;
•oversee the Company’s lobbying and trade association activities, political contributions and expenditures, and the Company's policies related thereto;
•develop and recommend to the Board for approval the corporate governance guidelines and any changes thereto, annually and as necessary;
•annually review and assess the charters of all of the committees of the Board and recommend and proposed changes to the Board for approval;
•consider and advise on questions, as they arise, of potential conflicts of interest or unfair dealing practices involving the directors under the Company’s Corporate Governance Guidelines, and any suspected violations thereof, as appropriate;
•review and oversee all related person transactions for potential conflicts of interest in accordance with the Company’s Policy on Related Person Transactions and review all determinations by the Company’s Group CEO PMI and Corporate Secretary with respect to related person transactions under such policy;
•develop and recommend to the Board the annual self-evaluation process of the Board and its committees; and
•periodically review non-employee director compensation, including the form and amount of cash-based and equity-based compensation, and recommend changes in compensation to the Board.

PMI 2026 PROXY STATEMENT 11

BOARD OPERATIONS AND GOVERNANCE

Science And Technology Committee Summary Members:

Shlomo Yanai (CHAIR)	Bonin Bough	André Calantzopoulos	Lisa A. Hook
Committee Purpose:
•Oversee The Long-term Product Portfolio Strategy Of The Company, Focusing On Research And Development Of New Products And Services, And Improvements To Existing Products And Services, Including Sfps And Development Of The Company’s Wellness Business; And
•Monitor And Review Key Legislative, Regulatory And Public Policy Issues And Trends Related To The Research And Development Of Sfps And Wellness Products.

Kalpana Morparia	Jacek Olczak	Robert B. Polet
Key Responsibilities:
•review and report to the Board the overall research and development and innovation strategy of the Company;
•review the Company’s pipeline of innovative products and services, including existing and future SFPs and products produced by the Company’s Wellness business, and associated benefits and risks, such as product superiority, product reliability, and time to market;
•review the competitive landscape and future innovations in SFPs and the Wellness business;
•oversee the enterprise risk management of (a) the Company’s research and development efforts, including risks related to innovation, intellectual property ("IP") and research related to SFPs and Wellness products; and (b) quality systems with respect to the products that are manufactured and commercialized by the Company, including risks related to product safety;
•review the Company’s overall IP strategies and its portfolio of patents and other IP;
•review management’s decisions regarding the allocation, deployment, utilization of and investment in the Company’s scientific and development assets and product offerings; and
•review management’s decisions regarding acquiring or divesting scientific technology or otherwise investing in research or development programs.

12 DELIVERING A SMOKE-FREE FUTURE

BOARD OPERATIONS AND GOVERNANCE
Board Risk Oversight
Our Board of Directors (the “Board”) is responsible for overseeing risk management, while individual Board committees manage risks within their specific areas of responsibility.
Our management is accountable for managing risks and for implementing Enterprise Risk Management (“ERM”) practices to support the achievement of our strategy and business objectives. As such, our ERM principles, practices, methodologies, and standards have been outlined in an ERM Program (the “Program”). All risk owners with an accountability for ensuring risks are appropriately managed are required to leverage the Program. As part of the Program, throughout the year, management regularly updates the Board and its committees on the evolution of principal risks and significant emerging risks. Principal risks are those risks that may compromise the achievement of the Company’s strategic ambitions and objectives or may have a critical impact on the Company’s operations.

Management identifies and prioritizes short, intermediate and long-term risks based on four risk dimensions:

the likelihood a risk could occur	the impact a risk could have if it occurs	the velocity at which a risk could impact the organization if it occurs	and the interdependencies between risks and their planned response

As part of its risk management practices, the Company has established a Corporate Risk Governance Committee (“CRGC”) made up of the Group CEO PMI (as Chair); Group Chief Financial Officer; Group Chief Legal Officer; Chief Global Digital & Information Officer; Group Controller; Chief Risk Assurance Officer; Vice President, Associate General Counsel & Corporate Secretary; and the Global Head Enterprise Risk Management, with agenda-dependent participation from other senior executive leaders and functional experts.
Our CRGC composition reinforces alignment with regulatory expectations for management risk committees, particularly in relation to data privacy risk and cybersecurity oversight - through regular participation of our Chief Information Security Officer and Assistant General Counsel Cyber Security & Data Privacy - as well as SOX-related financial reporting requirements.
Moreover, our risk governance structure strengthens enterprise coherence by ensuring that all Regional Risk Governance Committees (RRGCs), the U.S. Risk Governance Committee (U.S. RGC), and the Aspeya leadership team provide elevated insights into the CRGC on a consistent cadence, enabling the CRGC to integrate regional and business unit specific risk signals into corporate-level oversight, and vice versa.
Finally, where the CRGC meets on a periodic basis (typically every quarter), the impromptu reporting of any material risk topics is enabled through an escalation mechanism as part of the Program.
Ownership of each principal risk is assigned to a member of senior management, and oversight of the management of each risk is assigned to a specific committee of our Board or to the full Board. Management reports on these risks to the appropriate committee or full Board throughout the year in connection with business and strategy updates. Some members of the CRGC, including the Group Chief Financial Officer, Group Chief Legal Officer, Group Controller, and Chief Risk Assurance Officer, are also members of our management-level disclosure committee, chaired by the Corporate Secretary. This committee collaborates with risk and assurance functions, including ERM and internal audit, to ensure that risks identified by the CRGC are effectively integrated into our disclosures.
Our ERM function orchestrates the enterprise risk management practices that are designed to support management and the Board in their respective roles and ultimately to ensure the adequacy of Company’s responses against each principal risk. This includes periodic reporting of risk assessment outcomes to the Audit and Risk Committee (the "ARC"), as well as to the full Board and specific other Board committees. The ERM function, and the internal audit function, reports to the Chief Risk Assurance Officer (the Company's principal internal audit executive), who reports directly to the ARC and administratively to the Group Chief Financial Officer. This structure ensures that our ERM and internal audit activities are aligned and effectively communicated at the highest levels.
Where needed, the Company engages with outside advisors and experts to further anticipate future threats, trends, and other risk considerations. We periodically engage external accounting experts and/or professional services firms to assess the effectiveness, efficiency, and appropriateness of the Program.
Moreover, we provide targeted risk management training and awareness programs at both the Board and organizational levels to reinforce maturity. These efforts further enhance the Company’s approach to risk management.
Overviews of cybersecurity and data privacy risks, as well as data governance and risks related to the use of artificial intelligence, are provided to the ARC and the full Board at regularly scheduled meetings. In 2025, cybersecurity risk overviews were provided three times to the ARC and once to the full Board, and a data privacy update was provided to the ARC once. A full overview of the use of artificial intelligence in our Internal Audit, ERM, and Internal Controls practices was provided to the ARC once in 2025 in addition to updates on the topic at regularly scheduled meetings.
In addition, the Board believes that having a Lead Independent Director enhances the Board’s independent oversight of our risk response efforts by enabling consultation between the Group CEO PMI and Lead Independent Director on time-sensitive or urgent risks. Finally, beyond oversight of the management of risks related to the Company’s strategic priorities and business objectives, the full Board also oversees legal risks, including litigation.
The roles that the various governance bodies fulfill as part of the Company’s approach towards ERM are shown in the following diagram. The risk management oversight by each committee of the Board is included in the summaries found on pages 9-12.

PMI 2026 PROXY STATEMENT 13

BOARD OPERATIONS AND GOVERNANCE
1.Board of Directors
Provides oversight of risk management in general and for specifically assigned major risk exposures and key uncertainties (i.e., principal risks), while responsibility for overseeing the remaining principal risks has been delegated to the appropriate Board committee.
Discusses with and assists management with the principal risks, as well as management’s strategy and timeline to control and monitor such risks.
Reviews in principle the organizational risk appetite as defined by the GMT.
2.Audit and Risk Committee
Reviews and oversees the Company’s principles and practices with respect to risk assessment and enterprise risk management. Assesses and oversees certain risks, including, among other things, major financial risk exposures and cybersecurity risks.
3.Other Board Committees
Provide oversight of management of specific risks falling within each committee’s sphere of expertise.
4.Group Management Team
Accountable for setting the tone by managing risks and implementing enterprise risk management principles and practices to support the achievement of the Company’s strategy and business objectives.
Owns each principal risk as assigned to a specific GMT member depending on their underlying subject matter expertise as a risk owner.
Primarily responsible for setting risk appetite, risk assessment and allocating resources in a risk-based manner.
Drives a risk-aware culture across the Company.
5.Corporate Risk Governance Committee
Periodically reviews enterprise risk management reports, including principal risks and any significant risk events as required, and risk tolerance considerations. Where required, makes decisions to ensure risks are appropriately managed.
Oversees, challenges, and monitors the integrity, scope and design of the ERM Program.
6.Other Risk Governance Committees
Periodically review risk management reports concerning their respective business units, regions, product categories and/or global functions, which include the projection of the principal risks in the context of each organizational area and any significant risk events. Where needed, make decisions to ensure risks are appropriately managed.
This includes the RRGCs, the U.S. RGC, and the Asepya leadership team.
Informs the ERM function to allow for integration of regional and business unit-specific risk signals into corporate-level oversight.
7.Enterprise Risk Management Function
Implements the ERM Program consistently across PMI and reports to the Board, ARC, GMT, CRGC and other RGCs.
Facilitates specific risk management practices in relation to the Company’s principal risks.
Develops ERM training and communication platforms to drive a risk-aware culture across PMI.
Drives maturity by continuous improvement to ERM capabilities as part of the ERM Program.
Collaborates with all Specialist Risk Functions through the specific risk community forums (i.e., “Community of Risk Functions”).
8.Specialist Risk Functions
Provide input and deep subject matter expertise while facilitating specific risk management practices within subject matter risk domains (e.g. Internal Controls, Information Security, Data Privacy, Quality, etc.) in alignment with the ERM Program.
Contribute to the risk reporting efforts led by the ERM Function by ensuring the completeness, accuracy and timeliness of reporting risk insights related to their subject matter domain(s).
Actively participate in the risk community forum and support the overall ERM Program by reviewing and providing feedback on various framework components.
9.Business Functions
Identify, assess, and respond to current and emerging risks at a functional, category, regional and/or market level in scope of each individual’s job roles and responsibilities.
Integrate risk management practices in relation to ongoing and new business practices as part of the scope of each individual’s job responsibilities.
Define and own the related responses (e.g., mitigation actions) to the identified risks at a functional, category, regional and/or market level.

14 DELIVERING A SMOKE-FREE FUTURE

BOARD OPERATIONS AND GOVERNANCE
Communications with the Board
Shareholders and other interested parties who wish to communicate with the Board may do so by writing to the Board of Directors of Philip Morris International Inc., 677 Washington Blvd., Suite 1100, Stamford, Connecticut 06901. The non-management directors have established the following procedures for the handling of communications from shareholders and other interested parties, and have directed the Vice President, Associate General Counsel and Corporate Secretary to act as their agent in processing any communications received: all communications that relate to matters within the scope of the responsibilities of the Board and any of its committees are to be forwarded to the Chairman; communications that relate to matters within the responsibility of one of the committees are also to be forwarded to the Chair of the appropriate committee; and communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to the appropriate function. Solicitations, junk mail and obviously frivolous or inappropriate communications will not be forwarded, unless a non-management director wishes to review them.
Strong Governance Practices
The Nominating and Corporate Governance Committee of the Board (the "Governance Committee") reviews our corporate governance practices on an annual basis and proposes modifications to our principles and other key governance practices as warranted for adoption by the Board. The responsibilities of these committees are described in pages 9-12 and set forth in each respective charter, which can be found at www.pmi.com/corporate-governance/board-committees. The following summarizes our key corporate governance principles and practices, with references to the pages of this proxy statement where you will find a more detailed discussion of various items:

Independence of Directors
Our Board is comprised of a substantial majority of directors that meet the independence requirements under NYSE listing standards. All directors other than our Chairman and Group CEO PMI are independent. All standing Committees, other than the Science and Technology Committee, are comprised only of independent directors.
The Board annually makes an affirmative determination as to the independence of each director following a recommendation by the Governance Committee.

Lead Independent Director	The independent directors annually elect the Lead Independent Director based upon the recommendation from the Governance Committee (see page 7).

Board Membership Criteria	The Governance Committee works with the Board to determine the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members. Directors may be removed with or without cause.

Meeting Attendance	Directors are expected to attend all Board meetings, Committee meetings, and the Annual Meeting of Shareholders.

Executive Sessions	Independent directors meet in a scheduled executive session at regularly scheduled Board meetings without any members of management being present. The Lead Independent Director presides over these executive sessions. At least annually, time is set aside for the independent directors to meet in executive session without members of management or non-independent directors present. The Lead Independent Director presides over these executive sessions.

Board and Committee Evaluations	The Governance Committee is responsible for developing, recommending to the Board, and overseeing the annual self-evaluation process for the Board and its Committees. The Board periodically retains an external third-party consultant to conduct its self-evaluation process.

Continuing Director Education	On a continuing basis, directors receive presentations on the Company’s strategic and business plans, financial performance, strategic and operational risks, legal and regulatory matters, sustainable value creation, corporate governance and compliance programs, and other matters. Directors are encouraged to take advantage of continuing education opportunities that will enhance their ability to fulfill their responsibilities and the Company provides access to resources, including membership with the National Association of Corporate Directors, to further facilitate their continuing education. In addition, the Company provides an annual director education session in which all directors participate.

Director Term and Retirement	There are no term limits or a retirement age for independent directors. Subject to the Board’s discretion, a management director must resign from the Board upon the earlier of ceasing to be an officer of the Company or reaching the age of 65.

Annual Election of Directors	All directors are elected annually by the Company’s shareholders (see page 17).

Majority Voting Standard for Directors	The Company’s by-laws provide that, in uncontested elections, directors shall be elected by a majority rather than by a plurality vote (see page 19). An incumbent director who receives less than a majority of the votes cast must offer his or her resignation (see page 19).

PMI 2026 PROXY STATEMENT 15

BOARD OPERATIONS AND GOVERNANCE

Proxy Access	An eligible shareholder or group of shareholders who have owned 3% or more of PMI’s outstanding shares for at least three years may nominate director candidates to occupy up to 20% of the authorized Board seats in accordance with the procedures set forth in our by-laws and Rule 14a-19 under the Exchange Act (see page 17).

Director Overboarding Policy	Each director is expected to ensure that other commitments do not interfere with the discharge of his or her duties as a director of PMI. The Governance Committee determines whether any additional service may impair a director’s ability to effectively continue to serve on the Board.
If a director nominee sits on the boards of more than five public companies, the Board shall determine whether such commitments would impair the ability of such nominee to continue to effectively serve on the Board.
If a member of the Audit and Risk Committee serves on the audit committees of more than three public companies, the Board shall determine whether such commitments would impair the ability of such member to effectively serve on the Audit and Risk Committee.
If the Chairman, a Committee Chair or Lead Independent Director sits on the boards of more than four public companies, the Board shall determine whether such commitments would impair the ability of such member to effectively serve as the Company’s Chairman, Committee Chair or as Lead Independent Director, as applicable.

No Shareholder Rights Plan	The Company does not have a “poison pill” rights plan.

Clawback Policy	The Compensation and Leadership Development Committee (the “Compensation Committee”) oversees the implementation and administration of the Company’s Policy for Recovery of Erroneously Awarded Incentive Compensation, if and as the Compensation Committee determines to be appropriate and in accordance with applicable law and NYSE listing standards (see page 51).

Anti-Hedging and Anti-Pledging Policies	The Company has implemented rigorous policies prohibiting directors and executive officers from pledging, hedging or short selling Company stock (see page 51).

Share Ownership Requirements	The Company’s share ownership guidelines require each of our named executive officers to own shares multiple times his/her base salary based upon his/her salary grade. The Compensation Committee annually reviews each named executive officer’s compliance with the requirements. Additionally, for equity awards that accelerate on separation, the resulting shares are subject to a 12-month holding period (see page 51).

Director Share Retention Requirement	An independent director may not sell or otherwise dispose of shares received pursuant to the annual share award (other than shares withheld from the grant to pay taxes) unless he or she continues after the disposition to own shares having an aggregate value of at least five times the then-current annual cash retainer (see page 30).

Double-Trigger Vesting Policy	The Company’s 2022 Performance Incentive Plan includes a double-trigger feature upon a change in control (see pages 63-64).

Lobbying and Political Spending	The Governance Committee oversees the Company’s lobbying and trade association activities, political contributions and expenditures, and the Company’s policies related thereto (see page 11).

Cybersecurity and Data Privacy Risks	The Audit and Risk Committee oversees the Company’s policies and practices with respect to the management of risks related to or arising from cybersecurity and data privacy, as well as data governance and use of artificial intelligence (see pages 9 and 14).

Artificial Intelligence Governance	PMI has established a company-wide AI policy, applicable to all employees and any third-party workers with access to PMI systems. The policy provides a comprehensive framework for how AI is sourced, developed, deployed, used, monitored and governed across PMI. This policy codifies PMI’s AI Guiding Principles, which form the foundation for the responsible use of AI in PMI, and includes requirements related to oversight, accountability, risk management, and compliance with existing policies and regulations such as the EU AI Act.

Business Sustainable Value Governance and Oversight
The Governance Committee oversees the Company’s policies, programs and related risks to the Company that concern certain business sustainability-related topics, strategy and performance. The Compensation Committee oversees the non-financial performance index component of executive compensation.
The Audit and Risk Committee reviews any sustainability information to be included in the Company’s financial reporting framework and the internal controls and procedures related to sustainable value disclosures, including any assurance being provided by the independent auditor or other third party with respect to non-financial disclosures.

EEO-1 Report(a)
Influenced by our engagement with shareholders, we began publishing PMI’s EEO-1 Report in 2023. Reports for 2022, 2023, and 2024 are available on the Company’s website at www.pmi.com/who-we-are/eeo-disclosures. The 2025 report will be posted once available.

Annual Say on Pay Advisory Vote	Shareholders are asked to vote annually on the compensation program for our named executive officers. (see page 69).

Severance Policy for Voluntary Termination	Under its Executive Officer Severance Policy for Voluntary Termination, the Company will not make certain payments, including cash severance and non-competition payments, to an executive officer who voluntarily terminates his or her employment with the Company, subject to applicable law and any existing agreements as of December 6, 2023 (see page 49).
(a)U.S. Equal Employment Opportunity Commission employer information report of workforce demographic data.

16 DELIVERING A SMOKE-FREE FUTURE

ELECTION OF DIRECTORS
Election of Directors
Process for Nominating Directors
The Nominating and Corporate Governance Committee (the “Governance Committee”) is responsible for identifying and evaluating prospective director candidates and for recommending to the Board a slate of director nominees for election or re-election at the Annual Meeting of Shareholders.

Succession Planning
The Governance Committee works with the Board of Directors to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members. The Governance Committee uses these criteria to identify potential candidates to fill vacancies in existing or new director positions.

Identification of Candidates
The Governance Committee reviews qualifications of candidates for director identified by the Governance Committee or suggested by Board members, shareholders, management or others in accordance with the director qualification criteria.

Decision and Nomination
The Governance Committee considers (i) the qualification of candidates for nomination to the Board for appointment or election and (ii) the performance of incumbent directors in determining nomination for re-election, and recommends to the Board the slate of nominees for election to the Board at the Annual Meeting of Shareholders.

Election
All director nominees are annually elected or re-elected at the Annual Meeting of Shareholders. Any incumbent director who is not re-elected in accordance with our bylaws must offer his or her resignation on which the Board, with the recommendation of the Governance Committee, will make a determination and publicly disclose its decision.

In evaluating the suitability of individuals for Board membership, the Governance Committee takes into account many factors. These include:
•whether the individual meets requirements for independence;
•the individual’s general understanding of the various disciplines relevant to the success of a large publicly traded company in today’s global business environment; and
•the individual’s understanding of the Company’s global business and markets; the individual’s professional expertise and educational background; and other factors that evidence the views and experiences the Board considers relevant and important to its composition and structure.
The Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best shepherd the success of the business and represent long-term shareholder interests through the exercise of sound judgment, using its breadth of knowledge and experience. In determining whether it is appropriate to nominate an individual for election or re-election, the Governance Committee will take into account the nature and extent of an individual’s other commitments, including membership on other public company boards. In determining whether to recommend a director for re-election, the Governance Committee also considers the director’s attendance at meetings and participation in and contributions to the activities of the Board. The Governance Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Governance Committee may identify certain skills or attributes, such as financial experience, global business experience, consumer-centricity, digital transformation and scientific expertise, as being particularly desirable to help meet specific Board needs.
In identifying candidates for Board membership, the Governance Committee relies on suggestions and recommendations from the Board, shareholders, management and others. The Governance Committee does not distinguish between nominees recommended by shareholders and other nominees. From time to time, the Governance Committee also retains search firms to assist in identifying candidates for director, gathering information about their background and experience, and acting as an intermediary with such candidates.
Shareholders wishing to suggest director candidates to the Governance Committee for consideration must submit a written notice to the Vice President, Associate General Counsel and Corporate Secretary, who will present it to the Governance Committee.
In addition, our bylaws permit an eligible shareholder or group of shareholders who have owned 3% or more of PMI’s outstanding shares for at least three years to nominate and include in our proxy statement director candidates to occupy up to 20% of the authorized Board seats. In order to appropriately nominate a director candidate or candidates in accordance with Rule 14a-19 under the Exchange Act, the SEC’s universal proxy rule, a shareholder must comply with the procedures set forth in our by-laws and Rule 14a-19 under the Exchange Act.
Our director nomination procedures are summarized in this proxy statement, under the caption “2027 Annual Meeting” (see page 76).

PMI 2026 PROXY STATEMENT 17

ELECTION OF DIRECTORS
Recommendations of the Board; Director
Attributes, Refreshment and Tenure
We are asking you to vote for the election of ten director nominees to hold office until the next Annual Meeting of Shareholders and until their successors have been elected. The Governance Committee has recommended to the Board, and the Board has approved, the persons named and, unless otherwise marked, a proxy will be voted for such persons.
All of the nominees are current directors elected by the shareholders at the 2025 Annual Meeting of Shareholders. The Board believes that the experience, qualifications, attributes and skills of each of the nominees presented qualify them to oversee the complex global, regulatory, business, and financial issues facing the Company, and that the Board as a whole provides a breadth of knowledge, international experience, intellectual rigor and willingness to face challenging issues.
The Board has experienced a significant amount of director refreshment since our spin-off in March 2008. Our two longest tenured Board members nominated for re-election joined in 2011, followed by one in 2013, one in 2015, one in 2018, one in 2020, three in 2021, and one in 2024. One director elected at the 2025 Annual Meeting of Shareholders, Ms. Temperley, a director since 2021, has decided not to stand for re-election.
The average tenure of the Company’s nominees for election is 8.3 years. As new Board members gain experience, the Board rotates its various committee chairs.

Our nominees for the 2026 Annual Meeting of Shareholders have the following characteristics:
Although it is not anticipated that any of the persons named below will be unable or unwilling to stand for election, a proxy, in the event of such an occurrence, may be voted for a substitute designated by the Board. However, in lieu of designating a substitute, the Board may reduce its number of directors.

Independence of Nominees
After receiving the recommendation of the Governance Committee, the Board has determined that each of the following director nominees is independent of, and has no material relationship with, the Company: Bonin Bough, Michel Combes, Werner Geissler, Victoria Harker, Lisa A. Hook, Kalpana Morparia, Robert B. Polet, and Shlomo Yanai. The Board determined that Ms. Temperley, who will not stand for re-election at the 2026 Annual Meeting of Shareholders, was independent under NYSE listing standards during fiscal 2025. To assist it in making these determinations, the Board has adopted categorical standards of director independence that are set forth in the Corporate Governance Guidelines. The Corporate Governance Guidelines are available on the Company’s website at www.pmi.com/corporate-governance/overview. Each of the above-named nominees qualifies as independent under these standards.

18 DELIVERING A SMOKE-FREE FUTURE

ELECTION OF DIRECTORS
Majority Vote Standard in Uncontested Elections
All directors are elected annually. The Company’s by-laws provide that, where the number of nominees for director does not exceed the number of directors to be elected, directors shall be elected by a majority rather than by a plurality vote. Under applicable law, a director’s term extends until his or her successor is duly elected and qualified. Thus, an incumbent director who fails to receive a majority vote would continue to serve as a holdover director. To address that possibility, our Corporate Governance Guidelines require a director who receives less than a majority of the votes cast to offer to resign. The Governance Committee would then consider, and recommend to the Board, whether to accept or reject the offer.

Director Nominees

Proposal 1: Election of Directors The Board recommends that you vote FOR each of the ten director nominees.	"FOR"

Nominees	Independence	Audit & Risk	Compensation & Leadership Development	Nominating & Corporate Governance	Science & Technology

Bonin Bough Age: 48 | Director since: 2021	●	●			●
André Calantzopoulos Age: 68 | Director since: 2013					●
Michel Combes Age: 63 | Director since: 2020	●			●
Werner Geissler Age: 72 | Director since: 2015	●	●		●
Victoria Harker Age: 61 | Director since: 2024	●	●
Lisa A. Hook Age: 68 | Director since: 2018	●	●	●	●	●
Kalpana Morparia Age: 76 | Director since: 2011	●		●		●
Jacek Olczak Age: 61 | Director since: 2021					●
Robert B. Polet Age: 70 | Director since: 2011	●		●		●
Shlomo Yanai Age: 73 | Director since: 2021	●			●
Committee Chair

PMI 2026 PROXY STATEMENT 19

ELECTION OF DIRECTORS
Director Qualifications
Our Board is highly engaged and provides strong and effective oversight of our Company. Both individually and collectively, our directors have the qualifications, skills and experience needed to inform and oversee the Company’s long-term strategic growth. Each director has or has had senior executive experience, in many cases with large, complex organizations with significant global operations. Our directors have leadership experience in the global consumer products sector and bring expertise in financial, information technology, cybersecurity, and digital transformation matters. These and the other skills and attributes discussed below are key considerations in evaluating the composition of our Board and inform our Board succession planning and director selection process.

Key Attributes of All Directors

•High Integrity •Proven Record of Success •Leadership •Understanding of our Global Business and Markets	•Strength of Character and Judgment •Corporate Governance Experience •Talent Management/ Succession Planning	•Broad Range of Perspectives •Strategic Planning •Risk Assessment and Oversight

Key Skills of Our Board
Our director nominees’ individual experiences, qualifications, attributes and skills are highlighted in the following matrix. The matrix is intended as a high-level summary and not an exhaustive list of each nominee’s skills or contributions to the Board. Further biographical information about each director standing for re-election is set forth on the following pages.

Experience
Senior Executive and Leadership	●	●	●	●	●	●	●	●	●	●
Consumer Packaged Goods, Manufacturing, and Supply Chain	●	●		●			●	●	●
Operations, Business Continuity, and Strategic Planning		●	●	●	●	●	●	●	●	●
Information Technology and Cybersecurity	●	●	●	●	●	●		●		●
CFO, Banking, or Accounting/Financial Expertise		●	●		●	●	●	●		●
Civic Leadership or Government/Regulatory	●	●	●	●	●	●	●	●		●
Life Sciences, Technology, or Consumer Wellness		●	●	●	●	●	●	●	●	●
Marketing and Retail	●	●	●	●				●	●

20 DELIVERING A SMOKE-FREE FUTURE

ELECTION OF DIRECTORS

Experience	Definition
Senior Executive and Leadership
All of our directors have senior leadership or executive experience. Our directors have held senior executive positions, including but not limited to chief executive officers and chief financial officers, in publicly traded companies and contribute valuable, practical insights in managing international, complex organizations.

Consumer Packaged Goods, Manufacturing, and Supply Chain
Experience includes managing, understanding of, and expertise in businesses that typically manufacture and distribute large volumes of consumable products to meet high consumer demands in a competitive market. Additionally, Directors with experience in the management of upstream and downstream relationships with suppliers and customers provide important perspectives on managing supply chains and capital needs of the Company.

Operations, Business Continuity, and Strategic Planning
Experience includes monitoring, identifying, and planning for critical operations and solutions, as well as risk mitigation, to ensure operational resilience and continuity. Directors have also demonstrated an understanding of strategic planning, risk management, and how to drive change and growth to achieve our short-term and long-term strategic goals.

Information Technology and Cybersecurity
Experience includes senior leadership/executive roles or directorships in businesses enabled by or in technology, or have undergone a digital transformation, and backgrounds in information technology, data protection, artificial intelligence or cybersecurity. Directors with technology expertise contribute to the oversight and understanding of information security and risk management.

CFO, Banking or Accounting/Financial Expertise
Experience includes senior leadership/executive roles, overseeing internal controls and financial reporting in publicly traded companies. Directors who qualify as an “audit committee financial expert” provide additional insight in the preparation and audit of our financial statements and compliance with regulatory requirements and standards. Directors with experience in capital markets and banking transactions contribute to the oversight of capital allocation strategies, as well as important financial metrics in measuring our performance.

Civic Leadership or Government/Regulatory
Experience includes managing and collaborating across large, complex, diverse organizations, and fostering public engagement with communities. Directors with experience in government relations or positions, legal and regulatory compliance, and public policies provide important perspectives and insight on policy considerations, laws, rules and regulations, and other governmental actions and decisions that impact our company and the industries in which we operate.

Life Sciences, Technology, or Consumer Wellness
Experience includes senior leadership/executive or operational roles at public or private companies that leverage advances in biology, chemistry, and research & development. Directors also hold, or have held, governing roles or directorships at non-profit health-related organizations which contribute to understanding public policies and regulations in the consumer wellness industry.

Marketing and Retail
Experience includes executive or operational roles in which sales and/or marketing were a primary function, which contributes to an understanding of consumer behavior, market trends, and competition and related growth opportunities. Directors with backgrounds in retail and marketing provide valuable insights in evaluating and developing new markets and marketing strategies.

PMI 2026 PROXY STATEMENT 21

ELECTION OF DIRECTORS

	Bonin Bough	DIRECTOR SINCE 2021	AGE 48

Career Highlights

Occupation: Founder and Chief Growth Officer, Diligence, LLC (also known as Bonin Ventures) Committees: Audit and Risk (Financially Literate); Science and Technology
Diligence, LLC (also known as Bonin Ventures), an entity focused on accelerating growth of innovative start-up companies
•Founder and Chief Growth Officer since 2014.
Triller, a global social media company
•Chief Growth Officer from 2020 to 2022.
SheaMoisture
•Chief Growth Officer from 2016 to 2017.

Mondelèz International, Inc.
•Chief Media and E-Commerce Officer from 2015 to 2016.
•Vice President, Global Media and Consumer Engagement from 2012 to 2015.
The Kraft Heinz Company
•Vice President, Global Media and Consumer Engagement from 2012 to 2015.
PepsiCo, Inc.
•Chief Digital Officer from 2008 to 2012.

Director Qualifications:
With his unique executive marketing experience,
Mr. Bough brings to the Board his considerable entrepreneurial expertise, particularly with respect to
e-commerce, innovative technologies and acceleration of brand equity, as well as valuable insights for transforming and growing large, multinational businesses and start-ups.
Other Directorships and Associations: •SITO Mobile Ltd. (2018 to 2020)

	André Calantzopoulos	DIRECTOR SINCE 2013	AGE 68

Career Highlights

Occupation: Chairman, Philip Morris International Inc. Committees: Science and Technology
Philip Morris International Inc.
•Chairman of the Board of Directors since May 2024.
•Executive Chairman of the Board of Directors from May 2021 to May 2024.
•CEO from 2013 to May 2021.
•Chief Operating Officer from March 2008, following the spin-off from Altria Group, Inc., to May 2013.

•President and CEO from April 2002, until the spin-off from Altria Group, Inc. in March 2008.
•Various roles across Central Europe, including Managing Director of PM Poland and President of the Eastern European Region, from February 1985 to April 2002.

Director Qualifications:
In his role as Chairman, Mr. Calantzopoulos’ all-encompassing knowledge of the Company and the tobacco industry serves the Company and the Board well. He has played an instrumental role in numerous key initiatives, leading the Company with his bold vision of a smoke-free future, and through its related evolution into a consumer-centric technology and science-driven business.

22 DELIVERING A SMOKE-FREE FUTURE

ELECTION OF DIRECTORS

	Michel Combes	DIRECTOR SINCE 2020	AGE 63

Career Highlights

Occupation: Partner, Forgelight LLC Committees: Audit and Risk (Chair and Financial Expert); Nominating and Corporate Governance
Forgelight LLC, an investment company focused on the media and consumer technology sectors
•Partner since May 2024.
Claure Group LLP, a multi-billion-dollar global investment firm focused on multiple high growth sectors in Latin America
•Executive Vice President from October 2022 to May 2024.
SoftBank Group International, a privately held subsidiary of SoftBank Group Corp. and oversaw several SoftBank portfolio companies
•CEO from January 2022 to June 2022.
•President from April 2020 to January 2022.
Sprint Corporation
•President from 2018 to 2020, Chief Financial Officer from January 2018 to May 2018, CEO from May 2018 to 2020, and a member of the Board of Directors from 2018 to 2020.

Altice Group
•CEO from 2016 to 2017, and Chief Operating Officer, from 2015 to 2016.
SFR Group
•Chairman and CEO from 2015 to 2017.
Alcatel-Lucent
•CEO from 2013 to 2015.
Vodafone Europe
•CEO from 2008 to 2012.
TDF Group (Télédiffusion de France)
•Chairman and CEO
France Telecom
•Executive Vice President
French Government
•Several roles

Director Qualifications:
With his experience as a chief executive and chief financial officer in a number of large, multinational companies in the telephonic and digital communications, banking and portfolio strategy industries, Mr. Combes brings to the Board his considerable entrepreneurial business experience, extensive knowledge of international markets in highly regulated industries, and valuable insights in areas of cybersecurity, innovation, and consumer centricity. Furthermore, as a former CFO, the Board has also determined that Mr. Combes qualifies as an audit committee financial expert.

Other Directorships and Associations:
•Etisalat UAE (2021 to present)
•F5, Inc., formerly, F5 Networks (2023 to present)
•Eutelsat Communications S.A. (February 2025 to August 2025)
•MTS (Mobile TeleSystems) (2013 to 2018)
•Sprint Corporation (2018 to 2020)
•Altice N.V. and Altice USA, Inc. (2016 to 2017)
•F5 Networks (2018 to 2021)
•Assystem SA (2018 to 2023)
•Contentsquare (2021 to 2023)
•Several boards of SoftBank Group Corp. portfolio companies, including WeWork Inc. (2020 to 2022) and SoFi Technologies, Inc. (2021 to 2022).

PMI 2026 PROXY STATEMENT 23

ELECTION OF DIRECTORS

	Werner Geissler	DIRECTOR SINCE 2015	AGE 72

Career Highlights

Occupation: Operating Partner, Advent International Committees: Compensation and Leadership Development (Chair); Audit and Risk (Financial Expert); Nominating and Corporate Governance
Advent International, a private equity firm
•Operating Partner since 2015.
Procter & Gamble
•Vice Chairman and Special Advisor to the Chairman and CEO, prior to his retirement in 2015.
•Vice Chairman, Global Operations, from 2007 to 2014.
•Group President, Central and Eastern Europe, Middle East and Africa, from 2004 to 2007. •President, Northeast Asia, from 2001 to 2004.

Director Qualifications:
Mr. Geissler has a keen knowledge of the global consumer products business, having served as a senior consumer products executive in many of the markets and regions most important to the Company. His deep senior executive experience serves the Company and the Board well as the Compensation and Leadership Development Committee, which he chairs. Mr. Geissler has also had substantial P&L responsibility in his roles at Procter & Gamble and has an MBA in Finance and IT, which both inform his service as a member of the Audit and Risk Committee.

Other Directorships and Associations:
•The Goodyear Tire & Rubber Company (2011 to 2026).
•The Eczacibasi Holding Company, a Turkish industrial group of private companies (2021 to present); member of the audit committee.
•peaq Holding Ltd., a private UAE technology company (2026 to present).

24 DELIVERING A SMOKE-FREE FUTURE

ELECTION OF DIRECTORS

	Victoria Harker	DIRECTOR SINCE 2024	AGE 61

Career Highlights

Occupation: Former CFO, TEGNA, Inc. Committees: Audit and Risk (Financial Expert)
TEGNA, Inc.
•Chief Financial Officer and Executive Vice President from 2012 to 2023.
The AES Corporation
•Executive Vice President, Chief Financial Officer and President, Global Business Services, from 2006 to 2015.

MCI, a telecommunications company
•Acting Chief Financial Officer, Treasurer and Senior Vice President, Corporate Finance, from 2002 to 2005.
•Chief Financial Officer and Senior Vice President, Operations and Information Technology, from 1998 to 2002.

Director Qualifications:
Ms. Harker is an experienced former Chief Financial Officer, having served in the role with three different U.S. public companies, and she has been involved in significant corporate transformations in the consumer, industrial and utility sectors for over 25 years. Her broad finance and business experience and MBA in finance further strengthens and diversifies the capabilities of the Company, the Board and the Audit and Risk Committee. Ms. Harker also has experience outside the finance function, having led the Global Business Services organization at The AES Corporation, as well as Operations and IT. During her time at TEGNA, Inc., she went through several periods of transformation as the company moved from a traditional publishing business to separating out its online and broadcast businesses. This has given her a great deal of exposure to shareholders and familiarity with a broad range of SEC regulatory processes. The Board has also determined that Ms. Harker qualifies as an audit committee financial expert.

Other Directorships and Associations:
•Huntington Ingalls Industries (2012 to present); compensation committee chair and member of the finance committee
•Xylem, Inc. (2011 to present); audit committee chair, member of the nominating and governance committee, and member of the finance committee
•Stride, Inc. (2020 to 2022)
•Darden Restaurants, Inc. (2009 to 2014)
Ms. Harker also currently serves on the boards of not-for-profit organizations:
•University of Virginia Board of Visitors (2026 to present); Vice Rector, appointed by the Governor of Virginia
•University of Virginia Health System Board (2012 to present); appointed by the Governor of Virginia
•American University Advisory Counsel (2007 to present)
Previously, she served as Vice Chair of the State Council of Higher Education for Virginia (2016 to 2026) and on the University of Virginia Board of Visitors (2012 to 2016), where she chaired the Finance Committee and served as a member of each of the Executive Committee, the Academic Affairs Committee, the Health System Board and the Presidential Search Committee.
She also serves as Trustee on the Board of the Virginia Historical Society.

PMI 2026 PROXY STATEMENT 25

ELECTION OF DIRECTORS

Lisa A. Hook	DIRECTOR SINCE 2018	AGE 68

Career Highlights

Occupation:
Managing Partner, Two Island Partners LLC
Lead Independent
Director, Philip Morris
International Inc.
Committees:
Audit and Risk (Financial Expert); Compensation and Leadership Development; Nominating and Corporate Governance; Science and Technology

Two Island Partners LLC, a private equity and consulting firm
•Managing Partner since 2018.
Neustar, Inc., a global information services company focused on cloud-based workflow solutions for marketing, risk and security analytics
•Member of the Board from 2010 to 2019.
•President & CEO from 2010 to 2018.
•President & Chief Operating Officer from 2008 to 2010.
Sunrocket, Inc., a cloud-based voice communications company
•President & CEO from 2006 to 2007.

America Online Inc.
•Several executive positions from 2001 to 2004.
Brera Capital Partners, a global private equity investment firm
•Partner
Alpine Capital Group, LLC, an investment banking firm
•Managing Director
Time Warner, Inc.
•Executive

Director Qualifications:
Ms. Hook’s past experience as CEO of a U.S. publicly traded company, her past senior management roles and government appointments relating to telecommunications, plus her holistic understanding of digital identity, are key to deploying actionable insights that grow and guard many of the world’s largest corporations. In addition, with her extensive public board experience, Ms. Hook brings to the Board valuable insights in the areas of cybersecurity, data privacy, and digital transformation at a time when the Company is transitioning to a consumer-centric, highly digitalized business model. The Board has also determined that Ms. Hook qualifies as an audit committee financial expert.

Other Directorships and Associations:
•NextNav Inc. (2026 to present)
•Fidelity National Information Services, Inc. (2019 to present); member of the audit committee
•Nokia Corporation (2022 to present); member of the audit committee.
•Zayo Group, a U.S. private company providing communications infrastructure services (2022 to present)
•RB Global, Inc., formerly known as Ritchie Bros Auctioneers Incorporated (2021 to 2023)
•Ping Identity Holding Corp., a pioneer in digital identity solutions (2019 to 2022)
•Partners Group Holding AG, a global asset management company (2020 to 2021)
•Unisys Corporation, a global information technology company (2019 to 2021)
Other Past Directorships:
•RELX PLC and RELX NV, providers of information solutions
•Covad Communications
•Time Warner Telecom, Inc.
Ms. Hook served as a legal advisor to the Chairman of the Federal Communications Commission and General Counsel of the Cable Group at Viacom International, Inc.
Since her appointment by President Obama in 2012, she serves on the National Security Telecommunications Advisory Committee.

26 DELIVERING A SMOKE-FREE FUTURE

ELECTION OF DIRECTORS

	Kalpana Morparia	DIRECTOR SINCE 2011	AGE 76

Career Highlights

Occupation: Founder & Managing Partner, KalMor Advisors LLP Committees: Nominating and Corporate Governance (Chair); Compensation and Leadership Development; Science and Technology
KalMor Advisors LLP, a strategy and corporate advisory firm
•Founder and Managing Partner since 2021.
JPMorgan Chase & Co.
•Chairman of South and Southeast Asia from March 2019 until her retirement in February 2021.
•CEO of South and Southeast Asia from April 2016 until March 2019.
•CEO of J.P. Morgan India from 2008 to 2016.
ICICI Bank, India’s second-largest bank •Vice Chair of ICICI’s insurance and asset management business from 2007 to 2008. •Joint Managing Director from 2001 to 2007.

Director Qualifications:
With her strong executive leadership experience in finance, and her deep knowledge of international business, Ms. Morparia provides a keen perspective on economies in Asia, while her legal background and deep experience in highly regulated industries help her serve the Company and the Board well as Chair of the Nominating and Corporate Governance Committee.

Other Directorships and Associations:
•HSBC Holdings plc (2023 to present)
•The Great Eastern Shipping Co. Ltd (2024 to present)
•Fashnear Technologies Private Ltd (2024 to 2025)
•Dr. Reddy’s Laboratories Ltd. (2007 to 2024)
•Hindustan Unilever Limited (2014 to 2024)
•Delhivery Limited (2021 to 2023)
Ms. Morparia also serves on the governing boards of a number of not-for-profit organizations.

PMI 2026 PROXY STATEMENT 27

ELECTION OF DIRECTORS

	Jacek Olczak	DIRECTOR SINCE 2021	AGE 61

Career Highlights

Occupation: Group CEO PMI, Philip Morris International, Inc. Committees: Science and Technology
Philip Morris International Inc.
•Group CEO PMI since January 2026.
•CEO from May 2021 to December 2025.
•Chief Operating Officer from January 2018 to May 2021.
•Chief Financial Officer from August 2012 to December 2017.

•Various roles in finance and general management positions across Europe, including Managing Director of PMI’s markets in Poland and Germany, and as President of the European Union Region, from 1993 until 2012.
•Prior to joining PMI, Mr. Olczak worked for BDO Binder.

Director Qualifications:
Mr. Olczak’s intellectual rigor and all-encompassing knowledge of the Company serve him well as its Group CEO PMI and as a member of the Board. Previously as the Chief Operating Officer, he played an instrumental role in the Company’s transformation and the superior performance of our regions and markets, particularly, in his commitment to consumer centricity, digitalized consumer engagement, and manufacturing optimization, while remaining focused on the growth of our combustible capacities brand portfolio and the seamless deployment of SFPs in over 70 markets worldwide.

	Robert B. Polet	DIRECTOR SINCE 2011	AGE 70

Career Highlights

Occupation: Chairman, Arica Holding B.V.; Chairman, SFMS B.V. Committees: Compensation and Leadership Development; Science and Technology
SFMS B.V., a retail consumer staples company
•Chairman since 2018.
Arica Holding B.V., parent holding company of SFMS B.V.
•Chairman since 2018.
Gucci Group, a luxury fashion house
•President, CEO and Chairman of the Management Board from 2004 until 2011.

Unilever Group, a multinational consumer goods company
•26 years in a variety of executive roles, including President of Unilever’s Worldwide Ice Cream and Frozen Foods division, Chairman of Unilever Malaysia, Chairman of Van den Bergh and Executive Vice President of Unilever’s European Home and Personal Care division.

Director Qualifications:
As CEO of Gucci Group, Mr. Polet was responsible for managing global luxury brands such as Gucci, Bottega Veneta, Yves Saint Laurent, Boucheron, Balenciaga, Sergio Rossi, Alexander McQueen and Stella McCartney. He brings to the Board his considerable entrepreneurial business experience in the global luxury business. Furthermore, he has extensive executive experience overseeing major consumer packaged goods businesses, as well as an extensive knowledge of global markets.

Other Directorships and Associations:
•Safilo Group S.p.A., an Italian publicly held eyewear company (2011 to present); Chairman (2011 to 2017)
•Rituals Cosmetics Enterprise B.V., a retail cosmetics company (Chairman, 2013 to 2023)
•RELX PLC and RELX NV, providers of information solutions (2007 to 2016)
•William Grant & Sons Ltd., an independent, family-owned, Scottish premium spirits company (2011 to 2022)

28 DELIVERING A SMOKE-FREE FUTURE

ELECTION OF DIRECTORS

	Shlomo Yanai	DIRECTOR SINCE 2021	AGE 73

Career Highlights

Occupation: Chairman of the Board, Lumenis Ltd. Committees: Science and Technology (Chair); Nominating and Corporate Governance	Moelis & Company, an investment bank •Senior Advisor since 2016. Teva Pharmaceuticals Industries Ltd., a pharmaceutical company •President and CEO from 2007 to 2012.
Adama Industries, a global crop protection company
•CEO from 2002 to 2006.
Israeli Defense Forces
•Variety of leadership roles over 32 years, retiring as a Major General.
•Received Israel’s Medal of Valor in 1973.

Director Qualifications:
Mr. Yanai’s extensive experience in the pharmaceuticals industry brings a unique perspective to the Company’s critical efforts to develop and commercialize SFPs, and to advocate for the development of science-based regulatory frameworks for the development and commercialization of such products.

Other Directorships and Associations:
•Lumenis Ltd., a medical devices company (Chairman, 2020 to present)
•Amneal Pharmaceuticals, Inc. (2020 to present); member of the compensation committee
•W.R. Grace and Company (2018 to 2021)
•Cambrex Corp., a global pharmaceutical contract development and manufacturing company (Chairman, 2013 to 2019)
Other Past Directorships:
•Protalix Biotherapeutics, Inc.
•PDL BioPharm, Inc.
•Perrigo plc
•Sagent Pharmaceuticals, Inc.
•Makhteshim Chemical Works Ltd.
•Agan Chemical Manufacturers Ltd.
•Milenia Agro Chemicals
•Aroma Fine Chemicals Ltd.
•Bank Leumi
•Elisra Group, an electronic device private company

PMI 2026 PROXY STATEMENT 29

COMPENSATION OF DIRECTORS
Compensation of Directors
Compensation Philosophy
The Company’s philosophy is to provide competitive compensation necessary to attract and retain high-quality non-employee directors. The Board believes that a substantial portion of director compensation should consist of equity-based compensation to assist in aligning directors’ interests with the interests of shareholders. Directors who are full-time employees of the Company receive no additional compensation for services as a director.
Compensation
PMI’s compensation for non-employee directors in 2025 was set at the levels presented below. In 2025, the Board approved, effective January 1, 2026, an increase in the annual equity award for each non-employee director from $175,000 to $190,000 and an increase in the retainer for the Compensation and Leadership Development Committee chair from $35,000 to $50,000. All other director compensation continues in effect for 2026, except as described below for Mr. Calantzopoulos.

Annual cash retainer	$125,000
Annual equity award	$175,000
Chairman of the Board of Directors	$525,000
Audit and Risk Committee Chair cash retainer	$50,000
Other Committee Chair cash retainer	$35,000
Lead Independent Director cash retainer	$50,000
Committee meeting fees	None
Committee member cash retainer	None
Stock Options	None
Mr. Calantzopoulos retired as an employee of the Company and became a non-executive Chairman following the 2024 Annual Meeting of Shareholders with an annual cash retainer as Chairman of $525,000. In 2025, the Board approved a decrease in Mr. Calantzopoulos’ annual cash retainer as Chairman from $525,000 to $510,000, effective January 1, 2026. He receives the same annual equity award as the other non-employee directors.
Share Retention Requirement
A non-employee director may not sell or otherwise dispose of PMI shares received pursuant to the annual share award (other than shares withheld from the grant to pay taxes) unless he or she continues after the disposition to own PMI shares having an aggregate value of at least five times the then-current annual cash retainer. The Company’s anti-hedging and anti-pledging policies also apply to non-employee directors (see page 51).

30 DELIVERING A SMOKE-FREE FUTURE

COMPENSATION OF DIRECTORS
2025 Director Compensation Table
The following table presents the compensation received by the non-employee directors for fiscal year 2025 for their services as directors.

Name	Fees Earned or Paid in Cash(a) ($)	Stock Awards(b) ($)	All Other Compensation(c) ($)	Total ($)
Bonin Bough	125,000	175,170	96	300,266
André Calantzopoulos	525,000	175,170	44,541(d)	744,711
Michel Combes	175,000	175,170	402	350,572
Juan José Daboub(e)	43,956	175,170	402	219,528
Werner Geissler	160,000	175,170	1,242	336,412
Victoria Harker	125,000	175,170	402	300,572
Lisa A. Hook	175,000	175,170	768	350,938
Kalpana Morparia	160,000	175,170	1,242	336,412
Robert B. Polet	125,000	175,170	1,242	301,412
Dessi Temperley	125,000	175,170	144	300,314
Shlomo Yanai	160,000	175,170	1,242	336,412
(b)The amounts reported reflect the cash fees earned by each non-employee director in 2025, including any deferred compensation. In addition to the annual cash retainer of $125,000 (or a prorated portion thereof based on meeting attendance): (i) Mr. Combes received an additional $50,000 for his service as Chair of the Audit and Risk Committee; (ii) Mr. Geissler received an additional $35,000 for his service as Chair of the Compensation Committee; (iii) Ms. Morparia received an additional $35,000 for her service as Chair of the Governance Committee; and (iv) Mr. Yanai received an additional $35,000 for his service as Chair of the Science and Technology Committee. Ms. Hook also received an additional $50,000 for her service as Lead Independent Director.
(c)Represents the aggregate grant date fair value of the stock awards made in fiscal 2025 as determined in accordance with FASB ASC Topic 718. In May 2025, we granted 1,002 shares of common stock to each non-employee director then in office. Non-employee directors may elect to defer the award of shares of common stock and all or part of the annual cash and committee chair retainers. Deferred fee amounts are “credited” to an unfunded account and may be “invested” in nine “investment choices,” including a PMI common stock equivalent account. These “investment choices” parallel the investment options offered to employees under the PMI Deferred Profit-Sharing Plan and determine the “earnings” that are credited for bookkeeping purposes to a non-employee director’s account. The table below shows the number of deferred shares held by each non-employee director who elected to defer receipt of their shares awarded under the Philip Morris International Inc. 2017 Stock Compensation Plan for Non-Employee Directors in 2025:

Director Name	Deferred Shares as of December 31, 2025
Bonin Bough	9,998
Michel Combes	9,324
Lisa A. Hook	18,570
Dessi Temperley	7,886
Shlomo Yanai	7,036
In 2024, Mr. Daboub elected to defer receipt of his shares awarded under the Philip Morris International Inc. 2017 Stock Compensation Plan for Non-Employee Directors. During the period in which he served on the Board through the 2025 Annual Meeting of Shareholders on May 7, 2025, he held a total of 1,870 deferred shares.
(d)The amounts reported reflect, where applicable, in 2025, premiums for group term life insurance and travel insurance for each non-employee director. With the exception of Mr. Calantzopoulos, none of the non-employee directors received an aggregate of $10,000 or more of perquisites or other personal benefits from the Company in 2025. In addition, income is imputed to the director for income tax purposes, and the director is not provided a tax reimbursement.
(e)In 2025, the Company made available to Mr. Calantzopoulos the support of an assistant, valued at $27,509 and the use of an office, valued at $16,264.
(f)Mr. Daboub did not stand for re-election at the 2025 Annual Meeting. Therefore, the information reflects his service on the Board through the 2025 Annual Meeting.
Additional Arrangements
The Company reimburses non-employee directors for their reasonable expenses incurred in attending Board of Directors, committee and shareholder meetings, and other corporate functions, including travel, meals and lodging.

PMI 2026 PROXY STATEMENT 31

STOCK OWNERSHIP INFORMATION
Stock Ownership Information
Ownership of Equity Securities
The following table shows the number of shares of common stock beneficially owned as of March 13, 2026, by each director, nominee for director and named executive officer (“NEO”), and the directors, nominees for director and executive officers of the Company as a group. As of March 13, 2026, the number of shares of the Company’s common stock outstanding was 1,558,530,268. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. The beneficial ownership of each director, nominee for director and executive officer, and of the directors, nominees for director and executive officers as a group, is less than 1% of the outstanding shares.

Name	Amount and Nature of Beneficial Ownership(1)(2)
Massimo Andolina	48,278
Emmanuel Babeau	121,663
Bonin Bough	10,084
André Calantzopoulos	986,075
Michel Combes	10,437
Frederic de Wilde	94,373
Werner Geissler	97,303
Victoria Harker	3,418
Lisa A. Hook	18,767
Stacey Kennedy	27,771
Kalpana Morparia	27,117
Jacek Olczak	500,844
Robert B. Polet	28,646
Dessi Temperley	7,953
Shlomo Yanai	8,935
Group (17 persons)(3)	2,027,200
(1)Includes shares of deferred stock as follows: Mr. Bough, 9,998; Mr. Combes, 9,324; Ms. Hook, 18,570; Ms. Temperley, 7,886; Mr. Yanai, 7,036. Also includes 398,412 shares as to which beneficial ownership is disclaimed by Mr. Calantzopoulos (shares held by spouse).
(2)Includes shares of deferred stock to be issued on or about April 13, 2026, in connection with the Company’s scheduled quarterly dividend. Estimated deferred share amounts are calculated using the closing price of $173.50 on March 13, 2026, and are as follows: Mr. Bough, 85; Mr. Combes, 79; Mr. Geissler, 817; Ms. Hook, 157; Ms. Temperley, 67; Mr. Yanai, 60.
(3)Includes directors, nominees, named executive officers and current executive officers.

32 DELIVERING A SMOKE-FREE FUTURE

STOCK OWNERSHIP INFORMATION
The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of the outstanding common stock as of March 13, 2026.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
The Vanguard Group
100 Vanguard Blvd.
Malvern, PA 19355	136,061,098(1)	8.57%
Capital World Investors
333 South Hope Street
Los Angeles, CA 90071	129,799,196(2)	8.17%
Capital International Investors
333 South Hope Street
Los Angeles, CA 90071	104,966,993(3)	6.61%
BlackRock, Inc.
55 East 52nd Street
New York, NY 10055	98,743,351(4)	6.22%
(1)According to a Schedule 13G/A, dated February 13, 2024, filed with the U.S. Securities and Exchange Commission on February 13, 2024, by The Vanguard Group presenting the number of shares as of December 29, 2023.
(2)According to a Schedule 13G/A, dated May 2, 2025, filed with the U.S. Securities and Exchange Commission on May 13, 2025, by Capital World Investors, presenting the number of shares as of March 31, 2025.
(3)According to a Schedule 13G/A, dated February 7, 2024, filed with the U.S. Securities and Exchange Commission on February 9, 2024, by Capital International Investors, presenting the number of shares as of December 29, 2023.
(4)According to a Schedule 13G/A, dated January 29, 2024, filed with the U.S. Securities and Exchange Commission on January 29, 2024, by BlackRock, Inc., presenting the number of shares as of December 31, 2023.
.

PMI 2026 PROXY STATEMENT 33

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Discussion and Analysis
Executive Summary

Our Compensation Discussion and Analysis outlines:
1. The design of our executive compensation program, and the objectives and principles upon which they are based (see pages 35-37).
2. Our performance, and the resulting decisions of the Compensation and Leadership Development Committee to reflect that performance in setting compensation for our Group CEO PMI and the other NEOs (see pages 38-48).

C D & A T a b l e o f C o n t e n t s

Compensation and Leadership Development Committee    34
Program Design, Philosophy and Objectives    35
Target Compensation Mix and 2025 Compensation    38

Company Performance and Targets    41
Additional Compensation Policies and Processes    50
Compensation and Leadership Development Committee Report    53

Compensation and Leadership Development Committee
The Compensation and Leadership Development Committee (hereinafter, the “Compensation Committee”) consists entirely of non-management directors, all of whom our Board has determined are independent within the rules and regulations of the SEC, the meaning of independence under the listing standards of the New York Stock Exchange (“NYSE”) and our Corporate Governance Guidelines. Its responsibilities are described on page 10 above and set forth in the Compensation and Leadership Development Committee Charter, which is available on the Company’s website at www.pmi.com/corporate-governance/board-committees.
The members of the Compensation Committee were Werner Geissler (Chair), Lisa A. Hook, Kalpana Morparia and Robert B. Polet. The Compensation Committee met 5 times in 2025. The Chair of the Compensation Committee, in consultation with the other members, sets meeting agendas. The Compensation Committee reports its actions and recommendations to the Board.

34 DELIVERING A SMOKE-FREE FUTURE

COMPENSATION DISCUSSION AND ANALYSIS
Program Design, Philosophy and Objectives
Our compensation and benefits program supports our business, financial, and strategic objectives. Each component of our program is designed to achieve one or more of the following objectives:

ATTRACT, MOTIVATE AND RETAIN WORLD-CLASS LEADERS — by setting our compensation and benefits program at a competitive level to support our ability to develop leaders and bring external talent when needed.

ALIGN INTERESTS OF OUR EXECUTIVES AND SHAREHOLDERS — by providing a significant portion of executives’ compensation package in the form of equity tied to long-term company performance and through share ownership requirements that are at levels that are amongst the highest for publicly traded companies.

PAY FOR PERFORMANCE — through placing the largest part of executives’ compensation package at risk and tied to robust strategic and financial goals.

ENABLE LONG-TERM BUSINESS GROWTH — with superior financial results, sustainability efforts and innovation by emphasizing long-term compensation in the mix. We hold our executives accountable on HOW the results are achieved in line with company cultural values and code of conduct.

PROMOTE INTERNAL FAIRNESS AND DISCIPLINED ASSESSMENT — by emphasizing transparency and clarity of performance measures and assessment as essential components of our compensation practices across the organization.

ALIGN INCENTIVES WITH RISK MANAGEMENT OBJECTIVES — discouraging executives from taking risks that could have material adverse impact on the company by emphasizing long-term compensation and having comprehensive anti-hedging, anti-pledging and clawback policies.

These objectives provide the framework for the various components of compensation and benefits to our executives and take into account the specific nature of our business. Together, these elements form a total rewards package intended to be appropriately competitive and effective in supporting our business and human capital objectives.
Historically, our shareholders overwhelmingly supported our compensation program, with our say-on-pay proposal receiving more than 91% approval every year from 2016 to 2021. The support levels in 2022 and 2023 fell to 70.00% and 73.95%, respectively, and following a robust engagement campaign and implementation of actions to address shareholder concerns, our say-on-pay proposal was approved by a vote of 92.88% in 2024 and 95.38% in 2025. We believe these high support levels indicate that shareholders view our overall program as supporting a strong pay-for-performance culture and aligning with best practice design and administration policies.

Shareholder Approval on Company
Say-on-Pay Proposal

PMI 2026 PROXY STATEMENT 35

COMPENSATION DISCUSSION AND ANALYSIS

In 2025, we continued our practice of targeted shareholder engagement concerning our executive compensation program. We reached out to sixteen of our top forty shareholders, including all of our top ten shareholders, representing around 50% of our total shares outstanding, to invite them to participate in calls to discuss governance matters, including our executive compensation program, and provide feedback. In response to our outreach, eight of those shareholders, representing approximately 25% of our outstanding shares, accepted the invitation and met with management. In these meetings, the shareholders expressed their support for our executive compensation program.

The design of the overall compensation package for our executive officers encompasses the following features:

A MIX OF FIXED AND “AT-RISK” COMPENSATION The higher the organizational level of the executive, the lower the fixed component of the overall compensation and benefits package.

A MIX OF ANNUAL AND LONG-TERM COMPENSATION AND BENEFITS To appropriately reward the achievement of both annual and long-term goals and objectives.

A MIX OF CASH AND DEFERRED EQUITY COMPENSATION
That seeks to discourage actions that are solely driven by the Company’s share price at any given time to the detriment of PMI’s long-term strategic goals.

AN OPTIMAL BALANCE OF EQUITY COMPENSATION
Comprising both performance-based and time-based awards, without using stock options, and with significant share ownership requirements, to align the interests of executives and shareholders, while remaining mindful of the potentially dilutive nature of equity compensation on shareholder value.

The Compensation Committee reviews data from our Peer Group (see page 50) and the local market, as needed, but does not target total direct compensation at a specific percentile of the market. Instead, the Compensation Committee sets total direct compensation at levels that it believes necessary to attract and retain talented executives in the industry we operate in and remain market competitive.

36 DELIVERING A SMOKE-FREE FUTURE

COMPENSATION DISCUSSION AND ANALYSIS
Total Direct Compensation Components: The three components of total direct compensation for our executive officers are: (i) base salary; (ii) annual performance-based variable cash awards; and (iii) variable equity awards. We also provide our executives retirement benefits and limited perquisites. Our total direct compensation program emphasizes a pay-for-performance culture, and the one component that is fixed for a given year, base salary, constitutes the smallest portion of executive compensation for salary grades 26 and above. See page 38 for the target compensation mix of our NEOs in 2025. The key characteristics and key objectives of each component of our compensation program as it applies to our NEOs are as follows:

Component	Purpose	Key Objectives	How it is determined

Base Salary	Fixed component of cash compensation.	Intended to provide sufficient competitive base pay to attract, develop and retain world-class leaders.	Reflects the scope of the executive’s role, his or her performance and market pay practices.

Incentive Compensation (IC) Awards	Annual performance-based variable cash award for meeting or exceeding performance goals pre-established by the Compensation Committee.	Intended to motivate executives to meet or exceed our performance goals and strategic objectives in a given fiscal year.	The Company’s IC performance rating is determined by a fixed formula that measures Company results against performance targets pre-established and pre-weighted by the Compensation Committee (see pages 41-43). The final award is determined by multiplying the executive’s base salary by the IC performance rating and by the IC target percentage for that salary grade and the executive’s individual performance rating.

Equity Awards	Long-term variable equity awards contribute to all six of the Compensation Committee’s program design objectives while minimizing share dilution and protecting against excessive risk taking.	Intended to motivate our executives to produce results that enhance sustainable shareholder value and strengthen the Company over the long term.
Amount of each award is determined by multiplying the executive’s base salary by the target percentage for that salary grade, and then by the executive’s individual performance rating for the most recently completed year, plus or minus ten percentage points.
•60% of the February 2025 award was in the form of PSUs that vest at the end of the 2025-2027 performance cycle in amounts that depend on the degree to which pre-established and pre-weighted performance goals are achieved or exceeded (see pages 44-48).
•40% of the February 2025 award was in the form of RSUs that cliff vest at the end of the three-year cycle (assuming continued employment).

PMI 2026 PROXY STATEMENT 37

COMPENSATION DISCUSSION AND ANALYSIS
Target Compensation Mix and 2025 Compensation
We set target compensation mix by salary grade. In 2025, all of our NEOs (except the Group CEO PMI, our principal executive officer) were in salary grades 24, 25 and 26. Our Group CEO PMI is the only employee in salary grade 28, and we do not have any employees in salary grade 27. Mr. Andolina and Ms. Kennedy's salary grades were changed to 26 and 25, respectively, during 2025. Their 2025 equity awards are based on the equity award targets applicable to their grades before their respective salary grade changes. The target compensation mix by salary grade for 2025 and for 2026 is shown in the following charts.
2025 Executive Compensation Determinations
2025 Base Salaries: The table below presents the 2025 base salary levels for our NEOs.

2025 Base Salary ($)(1)
Jacek Olczak	1,805,923
Emmanuel Babeau	1,516,990
Massimo Andolina	1,083,558
Frederic de Wilde	1,203,959
Stacey Kennedy	975,199
(1)Amounts converted to U.S. dollars using an average conversion rate for 2025 of $1.00 = 0.8306 CHF. Year-to-year variations in the salaries and other amounts reported for our NEOs result in part from the year-to-year variations in exchange rates between U.S. dollar and CHF.
At its February 2025 meeting, the Compensation Committee reviewed the base salaries for our NEOs and determined that they remained appropriate. In determining that Mr. Olczak's base salary remained appropriate, the Compensation Committee assessed the competitiveness of his compensation based on the reference market data and relative positioning of Mr. Olczak’s compensation versus other CEOs in our Peer Group.
Concurrent with the increase in his salary grade, the Compensation Committee approved a 5.9% increase in Mr. Andolina’s base salary from CHF 850,005 (or $ 1,023,363) to CHF 900,003 (or $1,083,558), effective November 1, 2025. The Compensation Committee's determination was based on an evaluation of Mr. Andolina's responsibilities and contributions to the success of the Europe Region. Ms. Kennedy's base salary was not increased in connection with the change in her salary grade.
On October 31, 2025, the Compensation Committee approved a 25% increase in Mr. de Wilde's base salary, from CHF 1,000,008 (or $1,203,959) to CHF 1,250,002 (or $1,504,939), effective January 1, 2026. This increase was made in connection with his appointment as CEO PMI International.
For 2026, the Compensation Committee determined that the base salaries of our NEOs, excluding the base salary for the Group CEO PMI, continued to be appropriate. Regarding Mr. Olczak, the Compensation Committee assessed the competitiveness of his compensation based on the reference market data and relative positioning of Mr. Olczak’s compensation versus other CEOs in our Peer Group. As a result of this review, the Compensation Committee determined to increase his base salary by 6.7% from CHF 1,500,000 (or $1,805,923) to CHF 1,600,000 (or $1,926,318), effective February 1, 2026.

38 DELIVERING A SMOKE-FREE FUTURE

COMPENSATION DISCUSSION AND ANALYSIS
2025 Annual Incentive Compensation Awards: In February 2025, the Compensation Committee established performance targets for the 2025 annual incentive compensation awards that were paid in February 2026. Award targets and actual payouts as a percentage of base salary for our NEOs were as follows:

	2025 Cash Incentive Target as % of Base Salary(1)	2025 Actual Cash Incentive Payout as % of Base Salary
Jacek Olczak	200%	276%
Emmanuel Babeau	125%	158%
Massimo Andolina	125%	173%
Frederic de Wilde	125%	187%
Stacey Kennedy	100%	109%
(1)Possible award range is between 0% and 225% of target.

At its February 2025 meeting, the Compensation Committee reviewed the IC target percentages for each of the NEOs and determined that they remained appropriate. At its February 2026 meeting, the Compensation Committee approved the actual IC award payments based on the individual performance of our NEOs in 2025 and company performance against the IC performance targets established at the beginning of 2025. For further details on 2025 company performance refer to pages 41-43.
In determining the individual component of Mr. Olczak’s 2025 IC award, the Compensation Committee assessed his performance against the CEO objectives set at the start of the year and recognized additional achievements: he advanced PMI's transformation across all five key strategic initiatives identified by the Compensation Committee (refer to page 42 for further details) and delivered strong commercial, regulatory, sustainability, and organizational results despite heightened geopolitical and regulatory complexity. He also strengthened talent development across the Company. Following a similar process, the Group CEO PMI recommended, and the Compensation Committee approved, individual performance ratings for the other NEOs based on their performance and achievements in 2025:
•Mr. Babeau demonstrated strong financial leadership, driving organic growth, margin improvement, and productivity gains that enabled PMI to exceed operating cash flow targets. His disciplined capital allocation supported continued investment in ZYN, IQOS, and VEEV.
•Mr. de Wilde exceeded most performance targets and advanced smoke-free products across a strategically critical region. He delivered strong IQOS momentum in key low- and middle-income countries, strengthened commercial execution and brand equity, and effectively navigated regulatory volatility.
•Ms. Kennedy led strong U.S. performance, including 36% growth and a sustained nicotine pouch category value share above 60% for ZYN for the year. She secured the FDA's first-ever authorization for nicotine pouches, expanded manufacturing capacity, enhanced brand competitiveness, and advanced regulatory readiness for future ZYN and IQOS expansion.
•Mr. Andolina delivered strong commercial and smoke-free results across his region. IQOS ILUMA expanded rapidly, including a notable rebound in Italy following characterizing flavor ban impacts. Under his leadership, regional HTU volumes grew nearly 10% and multicategory traction improved across IQOS, ZYN, and VEEV. The region continued to lead in operational excellence and responsible marketing.
The 2026 award targets for our NEOs are unchanged versus 2025 levels.

PMI 2026 PROXY STATEMENT 39

COMPENSATION DISCUSSION AND ANALYSIS
2025 Equity Awards: The table below presents the long-term equity awards granted to our NEOs in February 2025:

	2025-27 PSUs Target as % of Base Salary (60% of total Equity Award)(1)	2025 RSUs Target as % of Base Salary (40% of total Equity Award)(2)	2025-27 PSUs Actual Award as % of Base Salary (60% of total Equity Award)	2025 RSUs Actual Award as % of Base Salary (40% of total Equity Award)
Jacek Olczak	360%	240%	504%	336%
Emmanuel Babeau	165%	110%	182%	121%
Massimo Andolina	105%	70%	137%	91%
Frederic de Wilde	165%	110%	206%	138%
Stacey Kennedy	96%	64%	125%	83%
(1)Possible award grant range is between 0% and 150% of target; between 0% and 200% of PSUs granted may vest, depending on performance versus criteria established at the time of grant.
(2)Possible award grant range is between 0% and 150% of target.
In February 2025, the Compensation Committee granted PSUs for the 2025-2027 performance cycle and RSUs with a three-year cliff vesting schedule. The grants of these awards were determined in reference to the target PSU and RSU percentages applicable to the salary grade held by each NEO, as set forth in the table above. Each NEO received 60% of their total equity award in the form of PSUs and 40% in the form of RSUs. The Compensation Committee based the actual award granted after an evaluation of the individual performance of our NEOs for the most recently completed fiscal year.
The Compensation Committee approved actual equity awards for each NEO, as set forth in the table above, as the Compensation Committee determined they each exceeded their individual performance ratings for the most recently completed fiscal year and recognized their individual contributions to progress in pursuing the Company’s strategic priorities with regards to financial performance, capability building, product pipeline development and commercialization, and the challenging regulatory environment.
In February 2026, the Compensation Committee granted PSUs for the 2026-2028 performance cycle and RSUs with a three-year cliff vesting schedule. The grants of these awards were based on the 2025 individual performance of our NEOs. There were no changes in the award targets versus 2025, with the exception of Mr. Andolina and Ms. Kennedy, for whom the awards were based on targets corresponding to their new salary grades.

40 DELIVERING A SMOKE-FREE FUTURE

COMPENSATION DISCUSSION AND ANALYSIS
Company Performance and Targets
INCENTIVE COMPENSATION AWARDS
Quantitative Performance Targets: The Compensation Committee determined the 2025 IC Award performance rating based on 2025 results versus performance metrics pre-established by the Compensation Committee. For terms not otherwise defined in this section, see the Glossary of Terms in Exhibit C.
When setting the targets in February 2025, the Compensation Committee retained the performance metrics used in 2024, determining that they continued to reflect the Company’s strategic priorities. The Compensation Committee added a modifier incorporating foreign currency impacts on adjusted operating income, determining that the modifier was appropriate to further incentivize dollar-based performance. The modifier increases or decreases the overall IC performance rating by 5 percentage points based on a ratio of the annual increase in Adjusted OI (including currency) less the impact of acquisitions and divestitures over the annual increase in Adjusted OI excluding currency, acquisitions and divestitures. Resulting ratios below 50% would reduce the final performance rating by 5 percentage points; ratios between 50% and 80% would have no impact; and ratios over 80% would increase the final performance rating by 5 percentage points.

2025 Results: We exceeded our targets for the number of stable or growing top 30 OI markets and operating cash flow. Smoke-Free shipment volume, organic growth of adjusted net revenues, and organic growth of adjusted OI were on target and no metrics were below target. The Adjusted Operating Income Currency Modifier also exceeded its target.
Share of Top 30 OI Markets: We registered a growing or stable market share in 19 of our Top 30 OI markets, which was above our target of 14-17 markets.
Smoke-Free Shipment Volume: Shipments of 176.9 billion units were on target of 173.8 to 179.1 billion.
Adjusted Net Revenues*: Adjusted Net revenues of $40.6 billion grew by 6.5% compared to 2024, on an organic basis, meeting our target of 6.5% to 7.5%.
Adjusted OI*: Adjusted OI of $16.4 billion grew by 10.6% on an organic basis, meeting our target of 10.5% to 12.0%.
Operating Cash Flow: Operating cash flow of $12.2 billion exceeded our target of $10.6 to $11.1 billion.
Adjusted Operating Income Currency Modifier: the ratio exceeded 80%, increasing the final performance rating by 5 percentage points.
* For a reconciliation of non-GAAP to the most directly comparable U.S. GAAP financial measures, see Exhibit B to this proxy statement.

2025 Quantitative Performance Targets Achievement: The Compensation Committee employed the following pre-established matrix that assigned a rating of 100 correlating to attaining the targeted performance. Ratings for each factor could range from 0 to 150. The percentages indicated for adjusted net revenues and adjusted OI represent growth versus 2024 results. Actual results are shown in the blue boxes.

2025 IC Performance Versus Quantitative Targets
Performance Factor Rating
Measure(a)	0	30	40	50	60	70	80	90	100	110	120	130	134	140	150
Market Share Top 30 OI Markets(b)	<	5	6	7	8	9	10	12	14 - 17	19	21	23	24	25	26
Smoke-Free(c) Shipment Volume	<	157	159	161	164	166	168	171	173.8-179.1	180	182	183	184	185	188
Adjusted Net Revenues(d)	<	3.5%	4.0%	4.6%	5.0%	5.5%	5.8%	6.1%	6.5 - 7.5%	7.7%	8.0%	8.5%	8.7%	9.0%	9.5%
Adjusted OI(d)	<	7.5%	8.0%	8.5%	9.0%	9.3%	9.7%	9.9%	10.5 - 12.0%	12.1%	12.4%	12.6%	12.8%	13.0%	13.5%
Operating Cash Flow(e)	<	9.9	10.0	10.1	10.2	10.3	10.4	10.5	10.6 - 11.1	11.5	11.8	12.2	12.2	12.3	12.4
(a)For a reconciliation of non-GAAP to the most directly comparable U.S. GAAP financial measures, see Exhibit B to this proxy statement.
(b)Number of Top 30 OI markets in which total share of market was growing or stable. For exceptions, see Exhibit C: Glossary of Terms.
(c)Smoke-Free Shipment volume includes HTU, nicotine pouches, snus, and e-Vapor pods and disposables, with the volume for each product measured on a converted per stick basis.
(d)Organic growth.
(e)Net cash provided by operating activities, in USD billion.

PMI 2026 PROXY STATEMENT 41

COMPENSATION DISCUSSION AND ANALYSIS

Adjusted Operating Income Currency Modifier: The ratio of the annual increase in Adjusted OI (including currency) less the impact of acquisitions and divestitures over the annual increase in Adjusted OI after excluding currency, acquisitions and divestitures exceeded 80%. Consequently, the Committee determined that the Company fully achieved the Adjusted Operating Income Currency Modifier, resulting in a 5 percentage point increase to the performance rating. For a reconciliation of the Adjusted Operating Income Currency Modifier, see Exhibit B to this proxy statement.
Qualitative Performance Targets and Analysis: The Compensation Committee also rated our performance on the following five key strategic initiatives that the Compensation Committee pre-set in February 2025, based on a ratings range of 0-79 if they were missed, 80-120 if they were mostly or all accomplished, and 121-150 if the majority or all of them were exceeded:

Strategic Initiatives

•Shaping Tobacco Harm Reduction and championing Sustainability to create a positive social and environmental impact;
•Accelerating conversion through scientific and superior Smoke-Free Inhalable & Oral Products;
•Securing our leadership in Combustibles to build Smoke-Free Products;
•Rapidly scaling differentiated Wellness & Healthcare solutions; and •Building an engaged organization with distinctive capabilities and a winning team culture.

Shaping Tobacco Harm Reduction and championing Sustainability to create a positive social and environmental impact — Consistent with the Company’s vision of a smoke-free future, in 2025 we continued to increase the number of markets in which our SFPs are commercialized, with Taiwan becoming our 100th market in October. Similarly, regulatory and excise tax differentiation between SFPs and cigarettes that appropriately reflects the product risk continuum remains a priority and, as of the end of 2025, there are 58 IQOS markets where HTP excise taxes are lower than those for cigarettes. Concerning sustainable value creation, our achievements were meaningful across a number of metrics, as evidenced by our Sustainability Index performance, discussed in more detail below.
Accelerating conversion through scientific and superior Smoke-Free Inhalable and Oral Products — SFPs delivered strong performance in 2025, with double-digit IQOS growth, VEEV shipments doubling year-on-year, and rapid expansion of ZYN, supported by scaled up multi-category execution. Successes included the expansion of IQOS ILUMA to 57 markets, the continued expansion of ZYN to 56 markets worldwide, and VEEV’s expansion to 47 markets, with over 1 million legal-age consumers.
Securing our leadership in Combustibles to build Smoke-Free Products — The combustibles business delivered a very solid performance in 2025, with net revenue growth primarily driven by strong pricing. Despite another year of above inflation, the Company’s segment share remained resilient.
Rapidly scaling differentiated Wellness & Healthcare solutions — In 2025 the Company’s wellness business delivered on the majority of its goals while continuing to build its foundations for a scalable and sustainable business. The business refocused development on the most significant category opportunities and successfully launched new products. The Fertin oral contract manufacturing business showed strong performance and Fertin helped support our proprietary pipeline of SFPs while maintaining NRT business growth.
Building an engaged organization with distinctive capabilities and a winning team culture — In 2025, we enhanced our manufacturing agility, productivity and cost optimization. We further digitalized our commercial operations and advanced the AI, automation and technology-first transformation of our processes. From an organizational perspective, we made significant progress on our priorities by driving the collective ownership of our talent, culture, learning mindset, and operating model, with our employee engagement metrics continuing to outperform external benchmarks and low employee turnover.
As a result of the Compensation Committee’s evaluation of these factors, it concluded that the mostly or all of the Company's strategic objectives were accomplished and assigned a strategic initiatives rating of 118.
2025 IC Award Certification: Our performance rating for each quantitative and qualitative factor was weighted in accordance with the pre-established formula shown below to produce an overall IC performance rating of 116. The Compensation Committee rounded down the final rating to 115. As explained on page 50, this rating applies to our management employees worldwide.

42 DELIVERING A SMOKE-FREE FUTURE

COMPENSATION DISCUSSION AND ANALYSIS

2025 IC Performance Rating
Measure	Performance Rating, %	Weight, %	Weighted Performance Rating, %
Market Share (Top 30 OI Markets)	110	15	17
Smoke-Free Shipment Volume	100	15	15
Adjusted Net Revenues	100	20	20
Adjusted OI	100	15	15
Operating Cash Flow	134	20	27
Strategic Initiatives	118	15	18
OI Currency Modifier	☑		+ 5 pp
			116*
* Column does not total due to rounding.
The Compensation Committee approved an IC performance rating for 2025 of:

2025 115	2024 130	2023 110
In addition to certifying the IC performance rating, the Compensation Committee rated each executive officer’s individual performance during 2025. Individual ratings can range from 0% to 150%. To assure a disciplined, fair and equitable assessment, individual performance ratings were calibrated to reflect each executive’s contribution to the overall results of the Company.
Application of the following formula then determined the cash incentive award for each NEO in 2025:

IC Award	=	Base Salary	X	Individual Target % (varies by grade)	X	IC Performance Rating (0%-150%)	X	Individual Rating (0%-150%)
2026 IC Awards: For 2026, the Compensation Committee adjusted the top 30 market share metric to measure market share performance in the top 30 markets by product contribution rather than by operating income, having determined product contribution to be a better measure of market-level responsibility and control. Otherwise the Compensation Committee decided to retain the performance metrics used in 2025, including the adjusted operating income currency modifier, as they continued to reflect the Company’s strategic priorities.
The Compensation Committee also set targets for the performance metrics. The 2026 financial performance targets are linked to the Company’s 2026 budget approved by the Board, with a performance factor of 100 equating to achieving results in a pre-determined range. To measure the Company’s 2026 performance, the Compensation Committee has also established five key strategic levers, which are at the core of the Company’s corporate strategy. The full range of potential results is reflected in a pre-established matrix that will generate an overall IC performance rating for 2026. In addition to pre-establishing a formula for grading our results against the performance factors, the Compensation Committee pre-established the weights for each factor.

PMI 2026 PROXY STATEMENT 43

COMPENSATION DISCUSSION AND ANALYSIS
LONG-TERM EQUITY AWARDS
The Compensation Committee establishes the equity award target opportunity for our Group CEO PMI and each other NEO based on Company targets by salary grade and the individual’s performance rating for this award. The Compensation Committee grants the individual 60% of the award opportunity in the form of performance-based PSUs, and 40% in the form of time-based RSUs.

Equity Award Target Opportunity (60% PSU & 40% RSU)	=	Base Salary	X	Individual Target % (varies by grade)	X	Individual Rating (0%-150%)

Use of PSUs and RSUs Versus Stock Options and Timing of Awards: We grant equity awards in the form of RSUs and PSUs, rather than stock options, because RSUs and PSUs:
•establish a relationship between our cost and the value ultimately delivered to our executives that is more direct and more visible than is the case with stock options; and
•require the use of substantially fewer shares than stock options to deliver eq uivalent value, resulting in an annual Company run rate in 2025 of 0.14% (the sum of all equity awards to non-employee Directors and RSUs granted to employees during the period, plus the number of all PSUs vested during the period, divided by the weighted average number of shares outstanding during the period), and a total 2025 year-end overhang of 0.37% (number of unvested RSUs plus unvested PSUs at target as a percentage of all shares outstanding at year-end).
Such awards are generally granted to our NEOs in February of each year on a predetermined schedule. In certain circumstances, including the hiring of an officer, the Compensation Committee may approve grants to be effective at other times. The Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity awards in 2025, and PMI does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. Our run rate and overhang each compare favorably to those of our Peer Group.
2023 — 2025 PSU Performance Metrics Achievement: For the PSUs granted in February 2023, the Compensation Committee maintained the performance metrics approved for the PSUs granted in February 2022.
The Compensation Committee set performance metrics at what it believed to be appropriately ambitious levels that also reflected the Board-approved three-year plan. The Compensation Committee determined that the TSR performance metric, currency neutral compound annual growth rate of adjusted diluted EPS, and Sustainability Index remained important measures of the Company’s performance and so it retained those metrics for the 2023 PSUs with the same weighting as the previous year’s grant. However, it adjusted the performance requirements for the currency neutral compound annual growth rate of adjusted diluted EPS metric, setting the performance factors at 0% for growth below 4.5%, 50% for growth at the threshold level of 4.5%, 100% for growth at the target level of 8%, and 200% for growth at or above 10.5%.
The aggregate of the weighted performance for the three metrics determined the percentage of PSUs that vested at the end of the three-year performance cycle. Each vested PSU entitles the participant to one share of common stock. An aggregate weighted PSU performance factor of 100 would result in the targeted number of PSUs being vested. The minimum percentage of PSUs that could vest was zero, while the maximum was twice the targeted number.
TSR Performance Metric (40% Weighting). The TSR performance metric was calculated based on the Company’s three-year rolling TSR versus the Company’s Peer Group (see page 50) using the average of the 20 trading days immediately before the start of the performance cycle and the last 20 trading days of the performance cycle. To reflect that several members of the Peer Group are primarily listed on foreign stock exchanges and report their financial results in different currencies, the Company measures the TSRs for those companies by using the price performance of their publicly traded American Depository Receipts. In addition to evaluating our relative TSR, if the Company’s absolute TSR for a performance cycle is less than zero, the Compensation Committee will cap the TSR performance metric at target, retaining discretion to further reduce the TSR performance metric in those circumstances. This approach would limit rewards for a performance cycle in which we performed in line with, or better than, the Peer Group, but shareholders did not realize a positive return.

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COMPENSATION DISCUSSION AND ANALYSIS
The TSR performance factor for the 2023-2025 performance cycle was calculated relative to the Peer Group in accordance with the following schedule:
PMI TSR as a Percentile of Peer Group

	Result	Performance Factor	Actual	Rating
Below Threshold	Below 25th percentile	0%	85th percentile	200%
Threshold	25th percentile	50%
Target	50th percentile	100%
Maximum	80th percentile and above	200%

Adjusted Diluted EPS Currency Neutral Growth Performance Metric (30% Weighting). The adjusted diluted EPS currency neutral growth performance metric for the 2023-2025 performance cycle was the currency neutral compound annual growth rate of adjusted diluted EPS as shown below:
Three-Year Adjusted Diluted EPS CAGR, excluding Currency*

	Result	Performance Factor	Actual	Rating
Below Threshold	<4.5%	0%	13.6%	200%
Threshold	4.5%	50%
Target	8.0%	100%
Maximum	≥10.5%	200%
* For a reconciliation of non-GAAP to the most directly comparable U.S. GAAP financial measures, see Exhibit B of this proxy statement.

Transformation Performance Metric (30% Weighting).
The transformation performance metric for the 2023-2025 performance cycle utilized the Company’s Sustainability Index and was based on two components:
•Product Sustainability (20% Weighting): The aggregate achievement with respect to eight key performance indicators (KPIs) pertaining to social and environmental impacts generated by the Company’s products, focused on measuring progress on the Company’s efforts to purposefully phase out cigarettes, maximizing the benefits of smoke-free products, and reducing post-consumer waste; and
•Operational Sustainability (10% Weighting): The aggregate achievement of eight KPIs pertaining to social and environmental impacts generated by the Company’s business activities, focused on measuring progress on the Company’s efforts to tackle climate change, preserve nature, improve the quality of life of people in its supply chain, and foster an empowered, and inclusive workplace.
For each KPI, the Compensation Committee measured performance against established goals to determine the result applicable to such KPI. Achievement for each KPI was scored on a scale of 0 to 3 with 0 (missed target) representing 0%, 1 (target partially achieved) representing 50%, 2 (target achieved) representing 100%, and 3 (target exceeded) representing 150%. The weighted average of the KPI scores was then calculated to determine the actual score for both Product Sustainability and Operational Sustainability, with a maximum possible result of 150% per Index component, and then converted into a final rating for each with a maximum possible result of 200% per Index component.
With respect to the Product Sustainability component of the metric, of the eight KPIs, performance for six KPIs exceeded the target goal and performance for two KPIs partially achieved the target goal, resulting in an aggregate achievement of 125%, which was converted into a final rating of 138%. With respect to the Operational Sustainability component of the metric, of the eight KPIs, performance for all eight KPIs exceeded the target goal, resulting in an aggregate achievement of 150%, which was converted into a final rating of 200%. Taken together the final rating for the 2023-2025 Sustainability Index was 133%.
Further details regarding performance against each KPI are provided in the tables below. The Company’s Value Report 2025 includes more granular information about the Company’s Sustainability performance and KPIs included in the Sustainability Index 2023-25. The overall results of the 2023–2025 Sustainability Index were externally assured by PricewaterhouseCoopers (PwC). This independent limited assurance report is available at pmi.com/sustainability/our-approach-to-sustainability/sustainability-resources/. In addition, all KPIs included

PMI 2026 PROXY STATEMENT 45

COMPENSATION DISCUSSION AND ANALYSIS
in the 2023–2025 Index underwent external verification: climate-related KPIs were independently verified by SGS1, while the remaining KPIs were assured by PwC. These independent assurance statements are also available for review at pmi.com/sustainability/our-approach-to-sustainability/sustainability-resources/.

Product Sustainability Index Component	Index KPI	Weight	Miss	Partial	Target	Exceed	Actual Performance	Score
Purposefully phase out cigarettes	Smoke-free product net revenue ratio (smoke-free / total)(a)	20%	<40.0%	40.0 - 41.9%	42.0 - 44.0%	>44.0%	41.5%	Partial = 1
Maximize the benefits of smoke- free products	Number of markets selling smoke-free products	20%	<93	93 - 97	98 - 102	>102	106	Exceed = 3
	Proportion of markets selling smoke-free products which are low- and middle-income markets	20%	<40.0%	40.0 - 44.9%	45.0 - 50.0%	>50.0%	50.5%	Exceed = 3
	Proportion of shipment volume covered by markets with youth access prevention programs(b)	20%	<80.0%	80.0 - 87.9%	88.0 - 93.0%	>93.0% + external monitoring pilot for 1 medium size market	98%	Exceed = 3
Reduce post- consumer waste	Proportion of shipment volume covered by markets with anti-littering programs in place for combustible cigarettes	5%	<70.0%	70.0 - 79.9%	80.0 - 85.0%	>85.0%	91%	Exceed = 3
	Proportion of shipment volume covered by markets with take-back programs in place for smoke-free consumables(c)	5%	<40.0%	40.0 - 59.9%	60.0 - 80.0%	>80.0%	56%	Partial = 1
	Proportion of PMI smoke free devices with an eco-design certification(d)	5%	0% of product launches eco certified by end of 2025	1 - 74% of product launches eco- certified	75 - 95% product launches eco-certified	>95% of product launches eco-certified	100%	Exceed = 3
	Cumulative number of devices repaired or refreshed (‘000) since 2021	5%	<400	400 - 699	700 - 1,000	>1,000	1,358	Exceed = 3
Product Sustainability Performance (20% Weighting)							125%
(a)The "target partially achieved" score was primarily due to the resilience of the Combustible Cigarettes (CC) category impacting the smoke-free product revenue ratio.
(b)The “exceed” score was attributed because, in addition to surpassing target range, an external monitoring of the indirect retail youth access prevention program was performed in a medium size market by an external auditor
(c)Target was partially achieved due to challenges driven by unfavorable local authority waste management requirements, unfavorable regulatory environment, impact of conflicts or lack of viable waste management solutions.
(d)Target was exceeded because, all eligible products launched by Q4 2025 were eco-certified. These products were certified under both the Environmental Product Declaration (EPD) framework (ISO 14025) and the Type II Environmental Claims standard (ISO 14021), in alignment with the principles of ISO 14020.
1 SGS is a global leader in inspection, testing, verification, and assurance services, operating in over 140 countries and providing independent certification, auditing, training, and sustainability reporting assurance.

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COMPENSATION DISCUSSION AND ANALYSIS

Operational Sustainability Index Component	Index KPI	Weight	Miss	Partial	Target	Exceed	Actual Performance	Score
Foster an Empowered and inclusive workforce	Proportion of women in senior decision-making roles (SG 14+)	10%	<31.0%	31.0 - 31.9%	32.0 - 34.0%	>34.0%	34.4%	Exceed = 3
	Proportion of PMI employees with access to structured lifelong learning offers	10%	<57.0%	57.0 - 69.9%	70.0 - 75.0%	>75.0%	76%	Exceed = 3
Improve the quality of life of people in our supply chain	Cumulative # of human rights impact assessments conducted since 2018, with findings addressed	10%	<9	9	10	>10	11	Exceed = 3
	Prevalence of child labor among contracted farmers supplying tobacco to PMI	10%	>0.80%	0.49 - 0.80%	0.20 - 0.50%	<0.20%	0.0%	Exceed = 3
	Proportion of contracted farmers supplying tobacco to PMI who make a living income	10%	<80.0%	80.0 - 89.9%	90.0 - 95.0%	>95.0%	99.6%	Exceed = 3
Tackle climate change	Net carbon emissions scope 1+2 (metric tons)(a) (b)	20%	>59	30 - 59	1 - 29	0 + reduction % below the SBT trajectory	0	Exceed = 3
	In line with science-based targets, absolute scope 3 FLAG GHG emissions reduction vs. 2019 baseline	20%	<12.0%	12.0 - 15.9%	16.0 - 20.0%	>20.0%	31%	Exceed = 3
Preserve nature	Proportion of tobacco purchased at no risk of net deforestation of managed natural forest and no conversion of natural ecosystems(a)	10%	<75.0%	75.0 - 84.9%	85.0 - 95.0%	>95.0%	99%	Exceed = 3
Operational Sustainability Performance (10% Weighting)							150%
(a)Represents actual results for the first three quarters of fiscal 2025 and forecasted results for the final quarter of fiscal 2025. Methodology approved by the Compensation Committee in September 2024 as consistent with best industry practices.
(b)Target was exceeded as PMI became carbon neutral (0 metrics tons) and reduced the scope 1 &2 absolute emissions by 46% below the Science based targets (SBT) trajectory of 27%.
Based on the above performance results, the product sustainability and operational sustainability performance ratings were as follows:
Product Sustainability Performance

	Result	Performance Factor	Actual	Rating
Below Threshold	<50%	0%	125%	138%
Threshold	50%	50%
Target	90%–110%	100%
Maximum	150%	200%
Operational Sustainability Performance

	Result	Performance Factor	Actual	Rating
Below Threshold	<50%	0%	150%	200%
Threshold	50%	50%
Target	90%–110%	100%
Maximum	150%	200%

PMI 2026 PROXY STATEMENT 47

COMPENSATION DISCUSSION AND ANALYSIS
Performance Rating for 2023-2025 PSU Cycle
The overall performance rating for the 2023-2025 PSU award cycle was 188%, which the Compensation Committee rounded to 190%. In making this determination, the Compensation Committee considered, in particular, the well-above maximum performance on the three-year adjusted diluted EPS CAGR metric.
2025-2027 PSU Performance Metrics: For the PSUs granted in February 2025, which will vest in 2028, the Compensation Committee maintained the performance metrics, targets, and relative weights that were approved for the PSUs granted in February 2024, with the exception of the annual growth rate of adjusted diluted EPS metric goals, which was increased, and for changes to certain components of the Sustainability Index. In making its determination, the Compensation Committee set performance metrics at what it believes are appropriately ambitious levels that also reflect the Board-approved three-year plan.
While the Compensation Committee maintained the use of the Company’s Sustainability Index as a transformation performance metric, it adjusted certain KPIs to reflect the Company’s developing transformation strategy and reduced the number of individual KPIs both in acknowledgment of the maturity of certain programs measured by removed KPIs and to further focus management performance on the remaining Sustainability Index metrics. Removed KPIs included the proportion of markets selling SFPs in low- and middle-income markets; the proportion of shipment volume covered by cigarette anti-littering programs; cumulative repaired or refreshed devices; the proportion of women in senior decision-making roles; cumulative human rights impact assessments; child labor prevalence among contracted farmers; and volume of water optimized in our tobacco-growing areas.
The Compensation Committee weighted the 2025-2027 performance metrics as follows: TSR, 40%; currency neutral compound annual growth of adjusted diluted EPS, 30%; and the Sustainability Index, 30%. In line with the Company’s sustainability materiality assessment and their relative priority level in the context of the Company’s corporate strategy, Product Sustainability is weighted at 20% and Operational Sustainability is weighted at 10%, together amounting to 30% of the total PSU award. The Compensation Committee measures performance on these metrics consistent with the way the Company communicates its results, which may include adjustments.
PSU Vesting Mechanics. At the end of the three-year performance cycle, the Company’s performance factor for each of the three metrics will be calculated and then weighted, resulting in an overall PSU performance factor from 0% to 200%. This percentage will be applied to the executive’s target PSU award to determine the number of shares of common stock to be issued to the executive.
The Compensation Committee may adjust the PSU performance metrics if appropriate to reflect the impact of unusual or infrequently occurring events, including, to the extent significant, corporate transactions, accounting or tax law changes, asset write-downs, litigation or claim adjustments, foreign exchange gains and losses, unbudgeted capital expenditures and other such events. The Compensation Committee also retains discretion to adjust the payout of PSU awards as it determines is appropriate.
The 2025 equity awards granted for each NEO reflect their individual performance for 2024.
2026-2028 PSU Performance Metrics: For the PSUs granted in February 2026, which will vest in 2029, the Compensation Committee maintained the performance metrics, targets, and relative weights that were approved for the PSUs granted in February 2025, with the exception of changes made to the transformation performance metric. For the transformation performance metric, the Compensation Committee introduced the VALUE Index, built on the foundation of the Sustainability Index and aligned with PMI's Value Plan 2030+. While it continues to follow the same guiding principles, structure, and governance, the VALUE Index features a streamlined set of KPIs - a total of eight KPIs compared to 19 in the initial Index - reflecting a more focused approach to incentivizing progress on key transformation matters. The division and relative weight of product and operational KPIs remain the same. Product KPIs continue to include the adjusted net revenues ratio (smoke-free versus total), the number of markets where smoke-free products account for more than half of net revenues, and the percentage of total shipment volume subject to youth access prevention programs in indirect retail channels. Additionally, a new KPI has been added: the percentage of recycled content in the device portfolio. Operational KPIs continue to include the proportion of economically vulnerable farmers benefiting from interventions that measurably raise incomes, absolute reductions in scope 3 FLAG GHG emissions compared to the 2019 baseline, and the proportion of priority forest areas in PMI’s tobacco and paper and pulp supply chain achieving zero deforestation. A new KPI has been added addressing the three-year average turnover for recently hired, promoted, or upgraded senior roles.

48 DELIVERING A SMOKE-FREE FUTURE

COMPENSATION DISCUSSION AND ANALYSIS
ADDITIONAL ELEMENTS OF COMPENSATION
We provide our executive officers the benefits available to Company employees generally. We also provide the limited perquisites described below. These benefits and perquisites are intended to be part of a competitive compensation package.
Pension Benefits: All Swiss payroll-based employees participate in pension plans. Our NEOs participate in the Pension Fund of Philip Morris in Switzerland, the IC Pension Plan of Philip Morris in Switzerland, and the Supplemental Plan of Philip Morris in Switzerland. Descriptions of these plans can be found in the narrative discussion following the Pension Benefits table on pages 61-63.
Employment and Severance Agreements: We have employment agreements with our NEOs. With the exception of Mr. Babeau, these agreements do not contain severance or change-in-control provisions. The Compensation Committee determined the terms of the agreement with Mr. Babeau were appropriate as part of a competitive compensation package in connection with his recruitment to the Company. Descriptions of this agreement can be found in the Employment Contracts, Termination of Employment and Change in Control Arrangements section on pages 63-64.
The Company’s Executive Officer Severance Policy for Voluntary Termination (Resignation, Voluntary Early Retirement, Voluntary Normal Retirement) provides that the Company will not make certain payments, including cash severance and non-competition payments, to an executive officer who voluntarily terminates his or her employment with the Company. The policy applies to all voluntary terminations of employment by an executive officer, subject to applicable law and any existing agreements as of the date of adoption.
International Relocation Benefits: We provide relocation benefits for new employees relocating from other countries and for existing employees relocating between countries. Mr. Babeau received benefits under PMI’s New Hire from Abroad Guidelines, which cover temporary housing benefits, relocation support, tax and social security equalization on relocation benefits and other program allowances. Mr. de Wilde and Ms. Kennedy received the benefits under Global Long-Term Assignment Guidelines, which cover relocation support, housing benefits, home leave, education expenses, tax and social security equalization and other program allowances.
Transportation Benefits: We provide each of our NEOs with the use of a Company owned or leased vehicle. Mr. Olczak is also eligible for personal driver services, which are provided for reasons of security, personal safety, and operational efficiency.
Tax Preparation: Tax preparation services are provided to each of our NEOs pursuant to PMI policies that apply to all Swiss payroll-based management employees.
Indemnification Agreements: The Company has entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our articles of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Virginia law.

PMI 2026 PROXY STATEMENT 49

COMPENSATION DISCUSSION AND ANALYSIS
Additional Compensation Policies and Processes
Peer Group: The Compensation Committee uses a single customized peer group both to benchmark its compensation programs and to compare the Company’s TSR when calculating the Company’s PSU performance factor. The Compensation Committee reviews the Company’s peer group annually and updates as needed to better align our business with relevant comparator companies. After conducting its annual review, the Compensation Committee decided to retain the same peer group for 2025 as for 2024. The following 19 companies, selected on the basis of their global presence, focus on consumer products, and similarity to the Company in terms of net revenues and market capitalization, constitute our Peer Group:

Altria Group, Inc.	Kimberly-Clark Corporation
Anheuser-Busch InBev SA/NV	The Kraft Heinz Company
British American Tobacco p.l.c.	McDonald’s Corp.
The Coca-Cola Company	Mondelez International, Inc.
Colgate-Palmolive Co.	Nestlé S.A.
Diageo plc	PepsiCo, Inc.
Heineken N.V.	The Procter & Gamble Company
Imperial Brands PLC	Roche Holding AG
Japan Tobacco Inc.	Unilever NV and PLC
Johnson & Johnson

Factors Mitigating Against Possible Adverse Consequences of Our Compensation Program: Our Compensation Committee, with assistance from its independent compensation consultant, as needed, and with input from management, annually reviews our compensation programs, policies and practices to determine whether they encourage risk-taking that would have a material adverse effect on the Company. As part of this review, the Company evaluated the primary components of its compensation plans to identify whether those components properly balanced compensation opportunities and risk. Our Compensation Committee considered various factors, including the factors described below.
Several elements of our compensation program protect against the possibility that compensation incentives might cause employees to take risks that could materially adversely affect the Company. First, our annual incentive compensation and equity awards apply to management employees worldwide, and the award pools for each of those programs are based on company-wide performance measures that cannot be unduly influenced by a particular business unit or group. Second, all employees are rated on the same scale within general guidelines set by the Compensation Committee. These ratings are based on individual performance criteria so that no particular group of employees will all receive the same rating. Third, both the Company-wide and the individual performance measures are subject to maximum levels that limit the amount of awards.
Furthermore, with respect to the long-term equity component of our compensation program, RSUs generally vest only after three years from the date of grant, and PSUs generally vest to the extent pre-established targets are achieved over a three-year performance cycle. In addition, our executives are subject to share ownership requirements and comprehensive anti-hedging, anti-pledging and clawback policies described in the following four sections.
Based on this review, both for our executive officers and all other employees, the Company and our Compensation Committee concluded that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

50 DELIVERING A SMOKE-FREE FUTURE

COMPENSATION DISCUSSION AND ANALYSIS
Share Ownership Requirements: The Company sets share ownership requirements for executives at levels that are among the highest for publicly traded companies. The required ownership levels are as follows:

NEOs	Required Salary Multiple
Salary Grade 28	10 times
Salary Grade 27	6 times
Salary Grade 26	5 times
Salary Grade 25	3 times
Salary Grade 24	3 times
Unvested PSUs, which comprise 60% of our NEOs’ equity award, do not count towards the share ownership requirement. Executives are required to meet their ownership levels within five years of joining PMI or within three years of a promotion. The Compensation Committee reviews each executive officer’s compliance with the requirements on an annual basis. As of December 31, 2025, all of our NEOs complied with the share ownership requirements.
Post-Termination Share Holding Period: In addition to these longstanding and rigorous share ownership requirements, the Compensation Committee has determined that if any equity award held by an executive officer under the 2022 Performance Incentive Plan vests on an accelerated basis upon such officer’s termination of employment for any reason other than death or disability, the shares acquired must be held for at least one year following such termination.
Anti-Hedging and Anti-Pledging Policies: The Company’s anti-hedging policy prohibits directors, executive officers and other designated employees from purchasing any financial instrument or otherwise engaging in any transaction that is designed to hedge or offset any decrease in the market value of the Company’s shares held by them directly or indirectly, including prepaid variable forward contracts, equity swaps, collars and exchange funds, and other transactions with comparable economic consequences. The foregoing does not prohibit trading in broad-based index funds.
Directors, executive officers and designated employees are also prohibited from engaging in short sales related to the Company’s shares.
The Company’s anti-pledging policy prohibits directors and executive officers from pledging the Company’s shares, including holding shares in a margin account.
Clawback Policy Regarding the Adjustment or Recovery of Compensation: Under our Board-approved policy and as set forth in each NEO’s equity award agreement, if the Board or an appropriate committee of the Board determines that, as a result of fraud, misconduct, a restatement of our financial statements, or a significant write-off not in the ordinary course affecting our financial statements, an executive has received more compensation than would have otherwise been paid, the Board or the assigned committee shall take action as it deems necessary or appropriate to address the events that gave rise to the fraud, misconduct, write-off or restatement, and to prevent its recurrence. Such action may include, to the extent permitted by applicable law, requiring partial or full reimbursement of any incentive compensation paid to the executive, causing the partial or full cancellation of equity awards (both time-based and performance-based), adjusting the future compensation of such executive, and dismissing or taking legal action against the executive, in each case as the Board or such committee determines to be in the best interests of the Company.
The Company’s Policy for Recovery of Erroneously Awarded Incentive Compensation (the “Clawback Policy”) addresses the Dodd-Frank Act requirement, as implemented by the SEC and NYSE, that listed companies develop and adopt a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and satisfy related disclosure obligations. The Clawback Policy is in addition to the Board-approved policy described above. The role of the Compensation Committee is to oversee the implementation and administration of the Clawback Policy allowing the Company to recoup compensation paid to the Company’s executive officers, if and as the Compensation Committee determines to be appropriate and in accordance with applicable law and NYSE listing standards.
Role of the Compensation Committee in Executive Compensation: The role of the Compensation Committee is to discharge the Board’s responsibilities relating to executive compensation matters. In this regard, the Compensation Committee is responsible for the development and administration of our executive compensation and benefits program, in furtherance of which the Compensation Committee has the authority and responsibility:
•to review and approve the Company’s overall compensation philosophy and design;
•to review and approve, periodically, compensation and performance peer groups used to benchmark the competitiveness, design, and relative performance features of the Company’s executive compensation program;

PMI 2026 PROXY STATEMENT 51

COMPENSATION DISCUSSION AND ANALYSIS
•to review, approve and recommend to the Board for approval corporate goals and objectives relevant to the compensation of the Group CEO PMI, to evaluate the performance of the Group CEO PMI in light of these goals and objectives (including an evaluation of performance against the goals and objectives related to the Company’s Sustainability Index), and to determine, approve and recommend to the Board for approval the compensation of the Group CEO PMI based on this evaluation;
•to review and recommend to the Board for approval all compensation for executive officers, including forms of employment agreements, offers of employment, severance agreements, and other elements of compensation provided to the executive officers, except that any compensation decisions for the Group CEO PMI will be presented to the non-management members of the Board for approval;
•to make recommendations to the Board with respect to incentive compensation plans and equity-based plans that are subject to Board approval, to administer and make awards under such plans and to review the cumulative effect of its actions;
•to monitor risks relating to the Company’s compensation policies and practices;
•to oversee the implementation and administration of any clawback or recoupment policy allowing the Company to recoup compensation paid to the executive officers of the Company, if and as the Compensation Committee determines to be appropriate and in accordance with applicable law and NYSE listing standards;
•to determine and make recommendations to the Board with respect to the Company’s stock ownership guidelines and monitor compliance by executives with such guidelines; and
•to review and assist with the development of executive succession plans, to evaluate and make recommendations to the Board regarding potential candidates to become Group CEO PMI, and to evaluate candidates to fill other senior management positions.
In fulfilling these duties, the Compensation Committee is supported by our Group Chief People & Culture Officer and his department, the Compensation Committee’s executive compensation consultant and other outside legal, financial and compensation advisors, where appropriate.
Role of the Group CEO PMI in Executive Compensation: Our Group CEO PMI makes recommendations to the Compensation Committee with respect to the compensation of executive officers other than himself. The Compensation Committee reviews and discusses the compensation of these officers with the Group CEO PMI, and the Compensation Committee makes the final compensation decisions with respect to these executive officers. The Group CEO PMI makes no recommendation and has no role in setting any aspect of his own compensation; he does not attend any Compensation Committee meetings when any element of his compensation is discussed.
Role of Compensation Consultants: During 2025, the Compensation Committee retained the services of Frederic W. Cook & Co., an independent compensation consulting firm (“FW Cook”), to advise the Compensation Committee with respect to the compensation of the Group CEO PMI and other executives. In addition, FW Cook provided input into the design of our compensation and benefit programs and evolving regulatory and executive compensation market trends.
Consistent with the requirements of its charter to assess the independence of the compensation consultant, the Compensation Committee has reviewed and considered:
•the services the senior advisor of the FW Cook consulting team performed for the Compensation Committee during 2025;
•the fees paid by the Company as a percentage of FW Cook’s total revenue;
•the senior advisor’s ownership of the Company’s stock, of which he has none;
•the conflicts of interest policies and procedures of FW Cook;
•the relationships among the Company, its executive officers and the Compensation Committee members, and FW Cook; and
•the quality and objectivity of the services provided to the Compensation Committee.
Other than obtaining advice on executive and director compensation, the Company has no relationship with the senior advisor from FW Cook or his firm, and the Compensation Committee regards them as independent.
Compensation and Leadership Development Committee Interlocks and Insider Participation: No member of the Compensation Committee at any time during 2025 had any relationship with the Company that would be required to be disclosed as a related person transaction or as a compensation committee interlock.

52 DELIVERING A SMOKE-FREE FUTURE

COMPENSATION DISCUSSION AND ANALYSIS
Compensation and Leadership Development Committee Report
The Compensation and Leadership Development Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on its review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation and Leadership Development Committee:
Werner Geissler, Chair
Lisa A. Hook
Kalpana Morparia
Robert B. Polet
The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

PMI 2026 PROXY STATEMENT 53

COMPENSATION TABLES
Summary Compensation Table
The following table sets forth information concerning the cash and non-cash compensation awarded by PMI to our NEOs: the Group CEO PMI, the Group Chief Financial Officer and the three most highly compensated officers serving as executive officers on December 31, 2025. These amounts are based on the compensation earned by these officers while employed by PMI for each year. The compensation for Mr. Andolina for 2023 and 2024 is not shown because he was not an NEO for those years. All of our NEOs are Swiss payroll-based executive officers paid in CHF.

Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value(4) ($)	All Other Compensation(5) ($)	Total Compensation ($)
Jacek Olczak,	2025	1,809,737	18,033,564	5,217,391	3,984,399	27,080	29,072,171
Group CEO PMI	2024	1,706,594	11,785,368	5,821,539	898,101	26,314	20,237,916
	2023	1,649,458	13,225,739	4,530,802	6,055,916	18,599	25,480,514
Emmanuel Babeau,	2025	1,517,944	5,456,863	2,510,894	17,385,133	23,149	26,893,983
Group Chief Financial Officer	2024	1,426,010	3,961,096	2,490,349	1,371,989	39,630	9,289,074
	2023	1,335,944	4,810,773	2,166,914	1,868,986	28,934	10,211,551
Massimo Andolina,	2025	1,040,496	2,768,866	1,956,529	2,104,557	12,334	7,882,782
President, Europe Region
Frederic de Wilde,	2025	1,207,773	4,921,681	2,355,091	2,285,019	18,446	10,788,010
CEO PMI International	2024	1,138,937	3,601,159	2,245,983	732,770	55,464	7,774,313
	2023	1,103,535	2,156,654	1,969,931	5,290,091	253,550	10,773,761
Stacey Kennedy,	2025	977,868	2,413,046	1,115,217	854,943	1,260,178	6,621,252
CEO PMI U.S.	2024	904,926	1,572,090	1,513,600	1,016,815	2,313,631	7,321,062
	2023	836,747	1,227,935	1,181,950	1,752,402	2,407,624	7,406,658
(1)The 2025 base salaries are converted to U.S. dollars using an average conversion rate for 2025 of $1.00 = 0.8306 CHF. Average conversion rates for 2024 and 2023 were $1.00 = 0.8808 CHF and 0.8986 CHF, respectively. The amounts shown in this column include minor service-based payments, pursuant to PMI policies that apply to all our Swiss payroll-based employees. Year-to-year variations in the salaries and other amounts reported for our NEOs result in part from year-to-year variations in exchange rates.
(2)The amounts shown in this column represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. The number of shares awarded in 2025, together with the grant date fair values of each award, is disclosed in the Grants of Plan-Based Awards During 2025 table on page 57.

The assumptions used in the calculation of the grant date fair value of PSUs awarded in 2025 are described in Item 8, Note 8. Stock Plans, to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The table below provides the grant date fair value of PSUs awarded in 2025 for each of our NEOs, assuming the maximum level performance is achieved.

Name	2025 PSUs Maximum Value at 200% ($)
Jacek Olczak	23,104,584
Emmanuel Babeau	6,990,086
Massimo Andolina	3,546,848
Frederic de Wilde	6,306,274
Stacey Kennedy	3,090,972
(3)The 2025, 2024 and 2023 annual incentive compensation awards are converted to U.S. dollars using year-end conversion rates of $1.00 = 0.7935 CHF, 0.9044 CHF and 0.8376 CHF, respectively.
(4)The amounts shown reflect the change in the present value of benefits under the pension plans listed in the Pension Benefits table. The increases in present pension value in 2025 were mainly driven by the impact of exchange rates between USD and CHF. In addition, the increase in the present value of pension benefits for Mr. Babeau is attributable to his purchase of additional service credit of 23.08 years in the amount of $7,044,546 using year-end conversion rate of $1.00 = 0.7935 CHF, funded fully by him with no Company contribution; as described on page 62, Swiss law permits participants in a pension plan to make additional voluntary contributions to the pension plan to compensate for missing years of credited service. Excluding the impact of this voluntary contribution, Mr. Babeau's 2025 change in pension value would have been $2,306,218 and his total compensation would have been $11,815,068.
(5)Details of All Other Compensation for each of the NEOs appear on pages 55 and 56.

54 DELIVERING A SMOKE-FREE FUTURE

COMPENSATION TABLES
All Other Compensation

Name and Principal Position	Year	International Assignments(a) ($)	Car Expenses(b) ($)	Tax Preparation Services & Other Benefits(c) ($)	Totals ($)
Jacek Olczak,	2025	—	27,080	—	27,080
Group CEO PMI	2024	—	26,314	—	26,314
	2023	—	18,599	—	18,599
Emmanuel Babeau,	2025	—	18,935	4,214	23,149
Group Chief Financial Officer	2024	—	28,948	10,682	39,630
	2023	2,661	21,550	4,723	28,934
Massimo Andolina,	2025	—	10,528	1,806	12,334
President, Europe Region
Frederic de Wilde,	2025	—	18,446	—	18,446
CEO PMI International	2024	—	55,464	—	55,464
	2023	233,988	17,560	2,002	253,550
Stacey Kennedy,	2025	1,227,026	33,152	—	1,260,178
CEO PMI U.S.	2024	2,272,108	40,449	1,074	2,313,631
	2023	2,335,645	46,491	25,488	2,407,624
(a)The amounts shown for Mr. de Wilde and Ms. Kennedy include payments or reimbursements made pursuant to PMI’s Global Long-Term Assignment Guidelines, which are designed to facilitate the relocation of employees to positions in other countries by covering expenses over and above those that the employees would have incurred had they remained in their home countries. International assignments and relocations provide a key means for the Company to meet its global employee development and resource needs, and the Global Long-Term Assignment Guidelines ensure that employees have the necessary financial support to help meet cost differences associated with these assignments. The Global Long-Term Assignment Guidelines cover housing, home leave, relocation, education expenses and tax and social security equalization, as well as other program allowances. Currently, there are approximately 630 participants in the program. The amount shown for 2023 for Mr. Babeau includes payments and reimbursements made pursuant to PMI’s New Hire from Abroad Guidelines, which are designed to facilitate the relocation of our new hires, when they are hired from a different country than their work location. New Hire from Abroad Guidelines cover temporary housing benefits, relocation support, tax and social security equalization on relocation benefits and other program allowances. Additional information concerning the composition of the international assignments amounts, including the amounts attributable to tax and social security equalization, can be found on the next page.
(b)The amounts for all our NEOs include the cost, amortized over a five-year period of a Company owned vehicle, including insurance, maintenance, repairs and taxes. In addition, for Mr. Olczak and Ms. Kennedy the amounts for 2023, 2024 and 2025 include the leasing cost of a vehicle as they both changed their Company cars during 2023. In July 2025, Mr. Babeau returned his company car and opted instead for a monthly allowance amount. Executives are responsible for their own taxes on any imputed taxable income resulting from car expenses. For Mr. de Wilde the amount for 2024 includes the loss on the sale of a replaced benefit car. Amounts that were paid or incurred in currency other than U.S. dollars are converted to U.S. dollars using an average conversion rate for 2025 of $1.00 = 0.8306 CHF and $1.00 = 3.6731 AED. Average conversion rates for 2024 and 2023 were $1.00 = 0.8808 CHF and 0.8986 CHF, respectively.
(c)The tax preparation services are pursuant to PMI policies that apply to all Swiss payroll-based management employees. The amounts shown are converted to U.S. dollars using an average conversion rate for 2025 of $1.00 = 0.8306 CHF. Average conversion rates for 2024 and 2023 were $1.00 = 0.8808 CHF and 0.8986 CHF, respectively.
There is no incremental cost resulting from the personal use of the Company aircraft for any of our NEOs. However, in 2023, a family member of Ms. Kennedy joined on one occasion a business trip on the Company aircraft. Mr. Olczak had no personal usage of the Company aircraft in 2023 and 2024. For 2025, Mr. Olczak reimbursed the Company for his personal usage of the Company aircraft on one occasion. However, family members of Mr. Olczak joined on three occasions in 2024 and on seven occasions in 2025 a business trip on the Company aircraft. There was no incremental cost to the Company for these trips.

PMI 2026 PROXY STATEMENT 55

COMPENSATION TABLES
The following are the specific amounts paid by the Company under the International Assignments:

Name and Principal Position	Year	Housing(a) ($)	Home Leave(b) ($)	Relocation ($)	Education ($)	Tax and Social Security Equalization(c) ($)	Other Program Allowances(d) ($)	Totals ($)
Emmanuel Babeau,	2025	—	—	—	—	—	—	—
Group Chief Financial Officer	2024	—	—	—	—	—	—	—
	2023	—	—	—	—	—	2,661	2,661
Frederic de Wilde,	2025	—	—	—	—	—	—	—
CEO PMI International	2024	—	—	—	—	—	—	—
	2023	105,288	40,856	62,051	—	—	25,793	233,988
Stacey Kennedy,	2025	182,377	28,722	—	130,861	846,187	38,879	1,227,026
CEO PMI U.S.	2024	176,897	29,134	101,597	112,560	1,797,469	54,451	2,272,108
	2023	169,796	33,939	253,863	117,402	1,736,786	23,859	2,335,645
Amounts that were paid or incurred in currency other than U.S. dollars are converted to U.S. dollars using an average conversion rate for 2025 of $1.00 = 0.8306 CHF and $1.00 = 3.6731 AED. Average conversion rates for 2024 were $1.00 = 0.8808 CHF, $1.00 = 3.6731 AED and for 2023 $1.00 = 0.8986 CHF, $1.00 = 3.6729 AED.
(a)In 2023, the amount for Ms. Kennedy includes the housing allowance of $52,882 that she was receiving in Switzerland until June 2023. Ms. Kennedy relocated to Switzerland from her previous international assignment in Hong Kong and was granted a temporary housing support during the transition period before her current assignment in the U.S.
(b)The amounts include allowances for the airfares provided to the assignee and/or their family members to help them maintain ties with the family, friends and home office while on assignment and residing outside of their contractual home country.
(c)The tax and social security equalization payments made pursuant to PMI’s Global Long-Term Assignment Guidelines are to ensure that an assignee’s income tax and social security liability is approximately the same as if he or she had not accepted a long-term international assignment. Payments for tax equalization often occur in years following the actual tax year. The Company has covered the excess taxes and social security on behalf of Ms. Kennedy pursuant to our assignment tax principles. For Mr. de Wilde, the result of the reconciliation was negative in 2023, 2024 and 2025 due to his assignment in Dubai, United Arab Emirates, where the Company does not cover taxes and social security on his behalf as they do not apply. For 2023, the total amount of the reconciliation was ($334,632) and is deducted from the housing cost of $439,920. For 2024, the total amount of the tax reconciliation is ($1,266,370) and fully offsets housing of $455,900, home leave of $43,233, relocation of $34,966 and other program allowances of $46,304. This results in a negative balance of ($685,967). For 2025, the total amount of the tax reconciliation is ($1,756,896) and fully offsets housing of $480,022, home leave of $56,274, relocation of $32,867 and other program allowances of $43,312. This results in a negative balance of ($1,144,421).
(d)Other Program Allowances include mainly tax preparation services, international health insurance and cost of living adjustment paid by the Company under PMI’s New Hire from Abroad Guidelines and Global Long-Term Assignment Guidelines. For Mr. Babeau, the cost of tax preparation services was $2,661 in 2023. For Mr. de Wilde, the cost of tax preparation services was $2,131 in 2023, $28,339 in 2024 and $26,698 in 2025. For Ms. Kennedy, the cost of tax preparation services was $14,817 in 2023, $47,876 in 2024 and $35,355 in 2025. For Mr. de Wilde, the cost of living adjustment was $18,509 in 2023, $10,861 in 2024 and $9,681 in 2025.

56 DELIVERING A SMOKE-FREE FUTURE

COMPENSATION TABLES
Grants of Plan-Based Awards During 2025

								All Other	Grant
		Estimated Possible Payouts			Estimated Future			Stock	Date
		Under Non-Equity			Payouts Under Equity			Awards:	Fair Value
		Annual Incentive Plan(1)			Incentive Plan(2)			Number of Shares	of Stock
Name and Principal Position	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	of Stock or Units(3) (#)	Awards ($)
Jacek Olczak,	2025	—	3,780,718	8,506,616
Group CEO PMI	2/6/2025				33,450	66,900	133,800		11,552,292
	2/6/2025							44,600	6,481,272
Emmanuel Babeau,	2025	—	1,984,896	4,466,016
Group Chief Financial	2/6/2025				10,120	20,240	40,480		3,495,043
Officer	2/6/2025							13,500	1,961,820
Massimo Andolina,	2025	—	1,417,774	3,189,992
President, Europe Region	2/6/2025				5,135	10,270	20,540		1,773,424
	2/6/2025							6,850	995,442
Frederic de Wilde,	2025	—	1,575,312	3,544,452
CEO PMI International	2/6/2025				9,130	18,260	36,520		3,153,137
	2/6/2025							12,170	1,768,544
Stacey Kennedy,	2025	—	1,020,794	2,296,787
CEO PMI U.S.	2/6/2025				4,475	8,950	17,900		1,545,486
	2/6/2025							5,970	867,560

(1)The estimated possible payouts are converted to U.S. dollars using the conversion rate on December 31, 2025, of $1.00 = 0.7935 CHF. The numbers in these columns represent the range of potential cash awards as of the time of the grant. Actual awards paid under this plan for 2025 are found in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
(2)On February 6, 2025, each of our NEOs, received 60% of their targeted equity award in the form of PSUs. The target number of PSUs awarded was determined by using the average closing price of PMI stock over the 20 trading days period preceding the grant date of $124.85. The closing price of PMI stock on that date was $145.32. These equity awards are scheduled to vest on February 16, 2028, to the extent performance goals pre-established and pre-weighted by the Compensation Committee are achieved. For the 2025-2027 performance cycle the performance goals are based on TSR, currency neutral adjusted compound annual diluted EPS growth rate and Sustainability Index. Dividend equivalents will be payable at vesting only on the earned shares. The numbers in these columns represent the potential number of PSUs that can vest at three different levels of performance. Threshold assumes achievement of a threshold performance level for each of the three pre-established performance goals resulting in the vesting of 50% of the target number of PSUs. The vesting percentage can be zero if none of the threshold levels is achieved.
(3)On February 6, 2025, each of our NEOs received 40% of their targeted equity award in the form of RSUs. The number of RSUs awarded was determined by using the average closing price of PMI stock over the 20 trading days period preceding the grant date of $124.85. The closing price of PMI stock on that date was $145.32. These equity awards are scheduled to vest on February 16, 2028. Dividend equivalents are payable on a quarterly basis throughout the vesting restriction period.
On February 6, 2026, the following NEOs received equity awards that will vest (subject to the conditions of the awards) on February 21, 2029, as follows: Mr. Olczak, 33,460 RSUs, 50,190 PSUs; Mr. Babeau, 11,340 RSUs, 17,010 PSUs; Mr. Andolina, 8,840 RSUs, 13,250 PSUs; Mr. de Wilde, 10,640 RSUs, 15,950 PSUs and Ms. Kennedy, 4,430 RSUs, 6,640 PSUs. The amount of these awards was determined based on 2025 individual performance and targeted award levels by salary grade and then split between PSUs (60%) and RSUs (40%).

PMI 2026 PROXY STATEMENT 57

COMPENSATION TABLES
Outstanding Equity Awards as of December 31, 2025

		Stock Awards
Name and Principal Position	Stock Award Grant Date(1)	Number of Units that Have not Vested(1)(2)(3) (#)	Market Value of Units that Have not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Units that Have not Vested(1)(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units that Have not Vested(4) ($)
Jacek Olczak,	2/6/2025			133,800	21,461,520
Group CEO PMI	2/6/2025	44,600	7,153,840
	2/8/2024			160,300	25,712,120
	2/8/2024	53,440	8,571,776
	2/9/2023(6)	137,579	22,067,672
	2/9/2023	48,280	7,744,112
Emmanuel Babeau,	2/6/2025			40,480	6,492,992
Group Chief Financial Officer	2/6/2025	13,500	2,165,400
	2/8/2024			53,880	8,642,352
	2/8/2024	17,960	2,880,784
	2/9/2023(6)	50,046	8,027,378
	2/9/2023	17,560	2,816,624
Massimo Andolina,	2/6/2025			20,540	3,294,616
President, Europe Region	2/6/2025	6,850	1,098,740
	2/8/2024			22,860	3,666,744
	2/8/2024	7,620	1,222,248
	2/9/2023(6)	16,758	2,687,983
	2/9/2023	5,880	943,152
Frederic de Wilde,	2/6/2025			36,520	5,857,808
CEO PMI International	2/6/2025	12,170	1,952,068
	2/8/2024			48,980	7,856,392
	2/8/2024	16,330	2,619,332
	2/9/2023(6)	22,439	3,599,216
	2/9/2023	7,870	1,262,348
Stacey Kennedy,	2/6/2025			17,900	2,871,160
CEO PMI U.S.	2/6/2025	5,970	957,588
	2/8/2024			21,380	3,429,352
	2/8/2024	7,130	1,143,652
	2/9/2023(6)	11,780	1,889,512
	2/9/2023	5,070	813,228

58 DELIVERING A SMOKE-FREE FUTURE

COMPENSATION TABLES
(1)These awards vest according to the following schedule (subject to continuous employment):

Grant Date	Grant Type	Vesting Schedule
2/6/2025	PSU	Award vests between 0-200% on 2/16/2028 upon certification of the achievement of performance goals pre-established by the Compensation Committee.
2/6/2025	RSU	100% of award vests on 2/16/2028.
2/8/2024	PSU	Award vests between 0-200% on 2/17/2027 upon certification of the achievement of performance goals pre-established by the Compensation Committee.
2/8/2024	RSU	100% of award vests on 2/17/2027.
2/9/2023	PSU	Award vested at 190% on 2/18/2026 based upon certification of the achievement of performance goals pre-established by the Compensation Committee.
2/9/2023	RSU	100% of award vested on 2/18/2026.
Upon normal retirement or upon separation from employment by mutual agreement after reaching age 58, outstanding RSUs will vest immediately, while outstanding PSUs will vest at the end of the relevant three-year performance cycle to the extent performance goals are met. Upon death or disability, all outstanding RSUs will vest and all outstanding PSUs will vest at 100% of target. In all other cases, the extent of vesting or forfeiture will be subject to the Compensation Committee’s discretion.
(2)Amounts reflect unvested RSUs and earned PSUs for 2023-2025 performance cycle, described further in footnote (6).
(3)Dividend equivalents paid in 2025 on outstanding RSUs for each of our NEOs were as follows: Mr. Olczak, $804,575; Mr. Babeau, $278,353; Mr. Andolina, $113,280; Mr. de Wilde, $196,499 and Ms. Kennedy $100,100. Dividend equivalents paid in 2025 on vested PSUs for our NEOs were as follows: Mr. Olczak, $1,464,486; Mr. Babeau, $687,283; Mr. Andolina, $271,763; Mr. de Wilde, $308,131 and Ms. Kennedy $167,525. Any variations in the amounts reported previously result from the impact of the exchange rate between U.S. dollar and CHF.
(4)Based on the closing market price of PMI common stock on December 31, 2025, of $160.40.
(5)Amounts reflect unearned PSUs and assume 200% (maximum) performance goals are achieved for 2024 and 2025 PSUs. The actual number of units that vest will range between 0% and 200%, depending on actual performance during the performance cycle.
(6)2023 PSUs that were earned at 190% upon certification of the achievement of performance goals by the Compensation Committee.

PMI 2026 PROXY STATEMENT 59

COMPENSATION TABLES
Stock Option Exercises and Stock Vested During 2025

	Stock Awards
Name and Principal Position	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jacek Olczak,
Group CEO PMI	121,038	18,002,587
Emmanuel Babeau,
Group Chief Financial Officer	56,800	8,448,148
Massimo Andolina,
President, Europe Region	22,463	3,341,034
Frederic de Wilde,
CEO PMI International	25,462	3,787,091
Stacey Kennedy,
CEO PMI U.S.	14,735	2,191,610
On February 18, 2026, vesting restrictions lapsed for the following RSUs granted in 2023: Mr. Olczak, 48,280 shares; Mr. Babeau, 17,560 shares; Mr. Andolina, 5,880 shares; Mr. de Wilde, 7,870 shares and Ms. Kennedy 5,070 shares.
On February 18, 2026, the PSUs granted in 2023 vested at an overall performance factor of 190% (as certified by the Compensation Committee) as follows: Mr. Olczak, 137,579 shares; Mr. Babeau, 50,046 shares; Mr. Andolina, 16,758 shares; Mr. de Wilde, 22,439 shares and Ms. Kennedy, 11,780 shares.
Dividend equivalents paid in 2026 on vested PSUs for our NEOs were as follows: Mr. Olczak, $2,212,271; Mr. Babeau, $804,740; Mr Andolina, $269,469; Mr. de Wilde, $360,820 and Ms. Kennedy, $189,423.

60 DELIVERING A SMOKE-FREE FUTURE

COMPENSATION TABLES
Pension Benefits
The Pension Benefits table below generally reflects amounts accumulated as a result of the NEOs’ service over their full careers with us, our prior parent company and affiliates. The increments related to 2025 are reflected in the Change in Pension Value column of the Summary Compensation Table on page 54. Our plans providing pension benefits are described below the Pension Benefits table. None of our NEOs participates in the nonqualified defined contribution or deferred compensation plans.

Name and Principal Position	Plan Name	Number of Years of Credited Service(1) (#)	Present Value of Accumulated Benefits(2) ($)	Payments During Last Fiscal Year ($)
Jacek Olczak,	Pension Fund of Philip Morris in Switzerland	36.00	16,518,924	—
Group CEO PMI	IC Pension Plan of Philip Morris in Switzerland	19.92	1,390,920	—
	Supplemental Plan of Philip Morris in Switzerland	17.00	12,233,745	—
Emmanuel Babeau,	Pension Fund of Philip Morris in Switzerland	34.00	17,964,876	—
Group Chief Financial Officer	IC Pension Plan of Philip Morris in Switzerland	4.92	258,759	—
	Supplemental Plan of Philip Morris in Switzerland	5.67	4,963,399	—
Massimo Andolina,	Pension Fund of Philip Morris in Switzerland	32.00	13,205,573	—
President, Europe Region	IC Pension Plan of Philip Morris in Switzerland	16.92	1,461,466	—
	Supplemental Plan of Philip Morris in Switzerland	5.92	686,798	—
Frederic de Wilde,	Pension Fund of Philip Morris in Switzerland	34.00	14,391,490	—
CEO PMI International	IC Pension Plan of Philip Morris in Switzerland	20.92	1,979,546	—
	Supplemental Plan of Philip Morris in Switzerland	17.00	3,653,166	—
Stacey Kennedy,	Pension Fund of Philip Morris in Switzerland	15.00	5,270,728	—
CEO PMI U.S.	IC Pension Plan of Philip Morris in Switzerland	13.92	1,677,263	—
	Supplemental Plan of Philip Morris in Switzerland	2.92	328,824	—
(1)As of December 31, 2025, each NEO’s total years of service with PMI or its affiliates were as follows: Mr. Olczak, 32.79 years; Mr. Babeau, 5.67 years; Mr. Andolina, 17.25 years; Mr. de Wilde, 33.41 years and Ms. Kennedy, 15.00 years.
The years shown in this column are the years credited under the named plan for purposes of benefit accrual. Additional years may count for purposes of vesting or early retirement eligibility. Differences between each NEO’s total service and the credited service shown for each plan result from transfers between entities sponsoring various plans and from voluntary contributions to such plans. The Pension Fund of Philip Morris in Switzerland allows employees to purchase additional service credit with contributions from their own funds, and Messrs. Olczak, Babeau, Andolina and de Wilde, have purchased 15.67, 28.33, 14.75 and 11.75, respectively, without any Company contribution. Mr. Andolina's service credit includes 0.67 years transferred from his previous pension plan. Mr. de Wilde’s credited service includes his service at our Belgian affiliate.
(2)The amounts shown in this column are based on a 60% joint and survivor annuity commencing at age 62 (the earliest date on which, assuming continued employment, the individual would be eligible for benefits that are not reduced for early commencement) and the following actuarial assumptions: discount rate 1.33%, mortality table LPP 2020 (fully generational) for expected improvements in mortality and interest rate on account balances of 3.1%. Present value amounts in Swiss francs are converted to U.S. dollars using the conversion rate on December 31, 2025, of $1.00 = 0.7935 CHF.
Like all present value amounts, the amounts shown in this column change as the interest rate used to discount projected future benefits is adjusted, with lower interest rates producing higher present values and higher interest rates producing lower present values.
Retirement Plans for Swiss Payroll-Based Employees
Pensions for our Swiss payroll-based employees are payable from a funded defined benefit pension plan and incentive compensation (IC) pension plan qualifying for favorable treatment under Swiss law. To the extent that Swiss tax or other limitations do not allow paying the full pension under the qualified plans, the balance is expected to be payable under a supplemental pension plan. In accordance with the regulations of the plans, employees ages 65 and above, in the event of continuation of their employment with the Company, may defer payment of benefits until age 70 at the latest. No additional pension contributions are made between age 65 and 70.

PMI 2026 PROXY STATEMENT 61

COMPENSATION TABLES
Pension Fund of Philip Morris in Switzerland
With limited exceptions, all Swiss payroll-based employees over 25 years of age become immediately covered by the Pension Fund of Philip Morris in Switzerland, a broad-based contributory-funded plan providing defined retirement, disability and death benefits up to limits prescribed under Swiss law. Retirement benefits are expressed as an annuity at normal retirement age equal to 1.8% of the participant’s five-year average pensionable salary (base salary minus two-thirds of the maximum social security benefits of CHF 30,240 in 2025) multiplied by years of credited service (to a maximum of 40 to 41 years, depending on the employee’s date of birth).

Projected Annual Retirement Pension	=	1.8%	X	Years of Credited Service	X	5-Year Average Pensionable Salary
Employees between the ages of 25 and 34 contribute 6% of their pensionable salary to the fund, and the contribution increases to 7% for employees between the ages of 35 and 54 and 8% for employees between the ages of 55 and 65. Subject to certain conditions, participants may elect to receive pension benefits entirely or partially in a lump sum. For determining lump sum values, a discount rate of 3.5% and the LPP 2020 mortality table are used. The LPP mortality table is a commonly used mortality table in Switzerland. For an employee who completes 30 years of service and retires at age 62, this translates into payments equivalent to a pension of 54% of five years’ annual average pensionable salary. For an employee with 40 years of credited service at age 65, this “replacement ratio” is approximately 72% of average salary. Participants may retire and commence benefits as early as age 58; however, for each year that retirement precedes age 62, the 1.8% multiplier used to calculate the amount of the retirement pension is reduced by 0.06% (at age 58 the multiplier is 1.56%). Swiss law permits participants in a pension plan to make additional voluntary contributions to the pension plan to compensate for missing years of credited service.
If an employee terminates employment with us before age 58, the lump sum value of the pension calculated using the termination lump sum factors is transferred either to a new pension fund or to a blocked bank account until early retirement age is reached. An employee who is age 50 or over upon termination of employment can elect, under certain conditions, to remain in the plan as an external member. In this case, neither the employee nor the employer can contribute any further funds. At the age of 58, the former employee must then elect to take retirement in the form of an annuity, a lump sum or a mix of both.
IC Pension Plan of Philip Morris in Switzerland
Swiss payroll-based employees in salary grades 14 and above who are eligible to participate in the annual incentive compensation award program described above are also eligible to participate in the IC Pension Plan of Philip Morris in Switzerland, a funded cash balance plan which, for the NEOs, provides for participant contributions of up to 1.5% of pensionable salary (as defined above), subject to maximum Swiss pension law limits, and an equal matching contribution from the employer. As with the pension plan, participants may make additional voluntary contributions subject to certain terms and conditions.
Benefits ultimately received depend on interest rates set by the Pension Board of the plan (which consists of members appointed by the employer and an equal number selected by participants in the plan) and are payable in a lump sum or as an annuity. The plan guarantees that there is no loss of principal on either the employee contributions or the Company match. In 2025, the assets of the funds had a positive performance of 10.0%, and 7.0% was credited on plan balances.
If an employee terminates employment with the Company before age 58, the employee’s account value is transferred to either a new pension fund or to a blocked bank account until early retirement age is reached. An employee who is age 50 or over upon termination of employment can elect under certain conditions to remain in the plan as an external member. In this case, neither the employee nor the employer can contribute any further funds to the plan although interest does accrue on the account balance. At the age of 58, the former employee must then elect to take retirement in the form of an annuity, a lump sum or a mix of both.

62 DELIVERING A SMOKE-FREE FUTURE

COMPENSATION TABLES
Supplemental Plan of Philip Morris in Switzerland
For some Swiss payroll-based employees, including our NEOs, the laws and regulations applicable to the Pension Fund of Philip Morris in Switzerland and the IC Pension Plan of Philip Morris in Switzerland limit the benefits that can be provided under those plans. For these employees, we maintain a Supplemental Plan under which an amount is calculated and deposited annually in a Swiss foundation to make up for the difference between the full pension an employee would have received had these plans not been subject to such limitations (assuming the employee becomes entitled to benefits from the Supplemental Plan). However, the annual deposits do not serve to increase the amount that an individual would have received absent such limits. In determining the amount of the annual deposit, the actuarial assumptions used are the same as those described above for the Pension Fund of Philip Morris in Switzerland.
In the event of a Supplemental Plan participant’s termination of employment from the Company or commencement of benefits payment from the Pension Fund under the respective regulations, if the Foundation Board determines in its sole discretion that he or she is entitled to a benefit, the Supplemental Plan benefit is paid in a lump sum at the time that benefits first become payable to the participant under the Pension Fund of Philip Morris in Switzerland and the IC Pension Plan of Philip Morris in Switzerland. As the Supplemental Plan is not a tax-qualified plan, the benefits from this plan, when paid, are adjusted for the loss of favorable tax-qualified plan treatment.

Employment Contracts, Termination of Employment and Change in Control Arrangements
All of our NEOs are Swiss payroll-based executive officers covered by contracts, which do not include change in control provisions. Messrs. Olczak, Andolina, de Wilde and Ms. Kennedy do not have special employment contracts. The employment contract with Mr. Babeau, our Group Chief Financial Officer, provides for severance if his employment is terminated without cause. If such termination occurs after two years upon commencement of his employment, Mr. Babeau would be entitled to a lump sum cash payment of one time his annual base salary and incentive compensation award (which would be pro-rated based on the period of his employment during the year of termination). His RSUs and PSUs will vest fully. Any severance under the contract is conditioned on a 24-month non-compete obligation.
The amounts in the accompanying table are estimates of the severance benefits that would be payable to Mr. Babeau in case of involuntary separation without cause assuming end of employment date of December 31, 2025.

Name	Severance(1) ($)	Estimated Value of Stock Awards(2) ($)	Incentive Compensation Award(3) ($)	Total ($)
Emmanuel Babeau	1,587,917	19,655,416	2,510,894	23,754,227
(1)The amount for Mr. Babeau assumes a severance payment equivalent to one time his annual base salary. Amount is converted to U.S. dollars using the conversion rate on December 31, 2025, of $1.00 = 0.7935 CHF.
(2)Assumes the value of the stock awards that would vest as a result of termination without cause assuming the closing price of PMI common stock on December 31, 2025, of $160.40. The value of unvested PSUs assumes target number of shares would vest.
(3)Assumes incentive compensation award based on actual individual and company performance ratings for 2025. Amount is converted to U.S. dollars using the conversion rate on December 31, 2025, of $1.00 = 0.7935 CHF.
Our 2023, 2024 and 2025 equity awards were granted under the 2022 Performance Incentive Plan. This plan includes a double-trigger feature. Under this plan, outstanding equity awards will not accelerate or vest if the entity acquiring PMI agrees to replace the award with a time-based equity award of equivalent value. For this purpose, the value of outstanding PSUs would be determined based on actual performance through the date of the change in control if more than one-half of the performance cycle has elapsed and such performance is determinable. Otherwise, the value of the outstanding PSUs will be based on the assumption that target performance had been achieved. If outstanding equity awards are not replaced, the outstanding RSUs would fully vest, and the value of outstanding PSUs would be determined as set forth above and both would be payable immediately in cash. Fully earned but unpaid annual incentive compensation awards would become payable.
If outstanding equity awards are replaced as described above, but within two years after the change in control, the employee’s employment is terminated involuntarily and other than for cause or the employee terminates employment for good reason, the replacement awards would fully vest.

PMI 2026 PROXY STATEMENT 63

COMPENSATION TABLES
Under PMI’s 2022 Performance Incentive Plan, a change in control occurs: (i) upon an acquisition of 20% or more of either PMI’s common stock or the voting power of PMI’s voting securities, excluding certain acquisitions involving PMI or its affiliates or where PMI’s beneficial owners continue to meet certain ownership thresholds; (ii) when members of the PMI Board as of the effective date of each Plan, or thereafter nominated or elected by such members, cease to constitute a majority of the PMI Board; (iii) upon certain reorganizations, mergers, share exchanges and consolidations involving PMI; or (iv) upon the liquidation or dissolution, or sale of substantially all of the assets of PMI, with limited exceptions.
The amounts in the accompanying table are estimates of the amounts that would have become payable on a change in control of PMI, calculated as if a change in control occurred on December 31, 2025, applying certain assumptions. For outstanding equity awards granted under the 2022 Performance Incentive Plan and annual cash incentive awards, we have assumed that the outstanding awards became vested and payable as of December 31, 2025, because they were not replaced by the acquirer or employment was involuntarily terminated.

Name	Unvested PSUs(1) ($)	Unvested RSUs(1) ($)	Completed 2025 Annual Incentive Compensation Award Cycle(2) ($)	Total ($)
Jacek Olczak	35,201,384	23,469,728	3,780,718	62,451,830
Emmanuel Babeau	11,792,608	7,862,808	1,984,896	21,640,312
Massimo Andolina	4,895,408	3,264,140	1,417,774	9,577,322
Frederic de Wilde	8,751,424	5,833,748	1,575,312	16,160,484
Stacey Kennedy	4,144,736	2,914,468	1,020,794	8,079,998
(1)Assumes the change in control price is equal to the closing market price of PMI on December 31, 2025, of $160.40. The value of unvested PSUs granted under the 2022 Performance Incentive Plan assumes target number of shares awarded (because less than half of the performance cycle had lapsed or actual performance was not determinable).
(2)Assumes target award payable under our annual incentive compensation award program for a full year. Amounts are converted to U.S. dollars using the conversion rate on December 31, 2025, of $1.00 = 0.7935 CHF.
Benefits payable under PMI’s qualified pension plans and supplemental plans are discussed above. None of those plans provides PMI’s executive officers with an additional enhancement, early vesting or other benefit in the event of a change in control or termination of employment. Similarly, no enhanced provisions apply to the above-NEOs with respect to continued medical, life insurance or other insurance coverage following termination of employment, whether or not in connection with a change in control.
Voluntary Separation
In 2023, PMI adopted the Company’s Executive Officer Severance Policy for Voluntary Termination (Resignation, Voluntary Early Retirement, Voluntary Normal Retirement). The policy provides that the Company will not make certain payments, including cash severance and non-competition payments, to an executive officer who voluntarily terminates his or her employment with the Company. The policy applies to all voluntary terminations of employment by an executive officer, subject to applicable law and any existing agreements as of the date of adoption.
Involuntary Separation Without Cause
In the event of involuntary separation without cause, a severance payment is typically determined as a multiple of monthly base salary. The amount of severance paid varies based on a number of factors, including the circumstances of the termination and the executive’s years of service. The separation benefits that would be offered to our NEOs are consistent with those that would apply to any other Swiss payroll-based employees who are involuntarily terminated without cause under similar circumstances. Conditions to vesting of equity awards at separation are set out in the applicable award agreements and summarized on page 59.

64 DELIVERING A SMOKE-FREE FUTURE

PAY RATIO
Pay Ratio
ABOUT OUR WORKFORCE
At December 31, 2025, we employed approximately 84,900 people worldwide. As the majority of our manufacturing and sales activities are outside of the U.S., 96.3% of our employees (or approximately 81,750) are located outside of the U.S. Approximately 59% of our employees are located in non-OECD countries, which tend to be lesser developed countries with lower wages than OECD countries. Approximately 29% of our workforce is in Indonesia. The national average annual net salary is approximately $2,425 in that country.1 Approximately 56% of our workforce is covered by collective labor agreements, and approximately 58% of our workforce in non-OECD countries is covered by collective labor agreements.
OUR PAY RATIO
Given our global footprint, and in accordance with regulatory guidance, we have determined that the cost-of-living adjusted ratio based on the purchasing power parity index (or “PPP”) reflects the differences in the living and economic conditions of approximately 90 countries where our employees reside.2 The PPP conversion factor represents the number of units of local currency that can buy a basket of goods that 1 CHF would buy in Switzerland, where our Group CEO PMI resides. The total PPP- adjusted compensation for our median employee residing in Poland is approximately CHF 67,111.3 Comparing this employee’s total PPP-adjusted compensation to the 2025 total compensation of our Group CEO PMI in CHF, our adjusted pay ratio is 375:1.4
Had we not used the PPP adjustment, our median employee’s total 2025 compensation would have been approximately $43,2445. Comparing this employee’s total compensation to the total compensation of our Group CEO PMI as set forth in the Summary Compensation Table on page 54, the ratio would be 672:1. The ratio of our Group CEO PMI’s total compensation to the average total compensation of our other NEOs for 2025, was 2.2:1.
Because the SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies — including companies in our Peer
Group — may not be comparable to the pay ratio reported above. Other companies may have different employment & compensation practices, different geographic breadth, perform different types of work, and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the Company used the pay ratio measure in making compensation decisions.
PMI AS AN EMPLOYER
This year, the Top Employer Institute recognized us as a Global Top Employer for the tenth consecutive year. The Top Employer Institute also granted us a Top Employer certification in a number of countries worldwide, including Indonesia.

1.www.bi.go.id/id/statistik/sdds/Default.aspx#real-sector-section.
2.The PPP conversion factor is described at https://data.worldbank.org. The PPP indices are publicly available in the jurisdictions where our employees reside, with limited exceptions. At the determination date of October 1, 2023, we have excluded from the cost-of-living adjusted ratio calculation approximately 0.3% of our total workforce at that time in Aruba (5 employees), Curaçao (12 employees), Lebanon (32 employees), La Reunion (29 employees), Taiwan (107 employees) and Venezuela (53 employees) due to unavailability of the PPP factors in these countries. The total number of employees used for cost-of-living adjusted ratio was 82,089.
3.This represents the median of the annual total compensation of all employees. As there was no significant change in our employee population, or compensation arrangements, this median employee (selected in October 2023) is the same as the one described in our 2024 and 2025 proxy statements, filed with the U.S. Securities and Exchange Commission on March 28, 2024 and March 27, 2025, respectively.
4.To identify a median employee in the above calculations, we analyzed base salary information because that is the only pay element applied consistently throughout our global workforce. This compensation measure was annualized for permanent employees who were employed on the determination date but who did not work for the full year.
5.For 2025, due to significant change in the compensation of the median employee selected in October 2023, we selected a different median employee whose annual base salary is the closest to the original median employee.

PMI 2026 PROXY STATEMENT 65

PAY VERSUS PERFORMANCE
Pay Versus Performance
The following table illustrates certain information about executive compensation for our CEO and other NEOs as well as certain performance measures against which compensation information can be compared. This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K of the Exchange Act and does not necessarily reflect value actually realized by our NEOs or how our Compensation Committee evaluates compensation decisions in light of Company or individual performance. In particular, our Compensation Committee has not used compensation actually paid as a basis for making compensation decisions, nor does it use GAAP Net Income for purposes of determining incentive compensation. Please refer to our Compensation Discussion and Analysis on pages 34 to 52 for a discussion of our executive compensation program, its objectives, and the ways in which we align executive compensation with Company performance.

Year	Summary Compensation Table Total for CEO — Mr. Calantzopoulos ($)(1)(2)	Summary Compensation Table Total for CEO — Mr. Olczak ($)(1)(2)	Compensation Actually Paid to CEO — Mr. Calantzopoulos ($)(2)(4)	Compensation Actually Paid to CEO — Mr. Olczak ($)(2)(4)	Average Summary Compensation Table Total for Other NEOs ($)(1)(3)	Average Compensation Actually Paid to Other NEOs ($)(3)(4)	Value of Initial Fixed $100 Investment Based On:		Net Income (in millions $)(6)	Adjusted Diluted EPS, 1-year Growth (7)
							Total Shareholder Return(5)	Peer Group Total Shareholder Return(5)
2025	n/a	29,072,171	n/a	56,821,594	13,046,507	14,220,778	$247.10	$128.30	11,848	14.20%
2024	n/a	20,237,916	n/a	44,508,025	7,525,983	12,714,258	$179.10	$109.70	7,503	15.60%
2023	n/a	25,480,514	n/a	22,401,770	8,620,777	6,951,996	$133.30	$109.50	8,268	11.00%
2022	n/a	15,775,108	n/a	24,410,701	5,426,181	7,848,730	$135.70	$111.20	9,527	10.10%
2021	15,349,110	10,557,568	30,404,029	15,485,410	5,433,435	7,491,440	$120.80	$114.80	9,710	15.40%
(1)The Summary Compensation Table Total amounts can be found on page 54. For those NEOs in previous years who were no longer NEOs for 2025, the respective amounts can be found in our 2025, 2024, 2023 and 2022 proxy statements.
(2)Mr. Calantzopoulos served as the Company’s CEO during the covered period until May 2021 when Mr. Olczak was appointed as our CEO.
(3)Our NEOs other than the CEO for each of the covered fiscal years are as follows:

2025	E. Babeau, M. Andolina, F. de Wilde, S. Kennedy
2024	E. Babeau, F. de Wilde, S. Kennedy, S. Volpetti
2023	E. Babeau, F. de Wilde, S. Kennedy, S. Volpetti, D. Azinovic
2022	E. Babeau, D. Azinovic, F. de Wilde, S. Volpetti
2021	E. Babeau, D. Azinovic, F. de Wilde, S. Volpetti, J. Insuasty, M. King

66 DELIVERING A SMOKE-FREE FUTURE

PAY VERSUS PERFORMANCE
(4)The amounts deducted and added to the Summary Compensation Table Total for each of the covered fiscal years are as shown in the table below. No awards were modified or forfeited during the covered years:

Year	Name	Summary Compensation Table Total ($)	Amount deducted for Change in Pension Value ($)	Amount added for Pension Cost ($)(a)	Amount deducted for Stock Awards ($)	Amount added for EOY Fair Value of Stock Awards Granted During Fiscal Year that are Outstanding and Unvested at EOY ($)(b)	Amount added (deducted) for change in value from EOPY to EOY in Fair Value of Stock Awards Granted in Any Prior Fiscal Year that are Outstanding and Unvested at EOY ($)(b)	Amount added for Fair Value at Vesting Date of Stock Awards Granted and Vested During the Fiscal Year ($)(b)	Amount added (deducted) for change in Fair Value from EOPY to Vesting Date of Stock Awards Granted in Any Prior Fiscal Year that Vested (or Failed to Vest) During the Fiscal Year ($)(b)	Amount added for Dividend Equivalents Paid During the Fiscal Year ($)	Compensation Actually Paid ($)
2025	Mr. Olczak	29,072,171	3,984,399	2,893,882	18,033,564	23,378,428	17,679,567	0	3,546,448	2,269,061	56,821,594
	Average other NEOs	13,046,507	5,657,413	647,690	3,890,114	5,043,013	3,625,510	0	874,851	530,734	14,220,778
2024	Mr. Olczak	20,237,916	898,101	1,792,551	11,785,368	21,638,123	12,290,491	0	(258,548)	1,490,961	44,508,025
	Average other NEOs	7,525,983	1,009,410	616,341	2,827,906	5,192,113	2,765,020	0	(134,121)	586,238	12,714,258
2023	Mr. Olczak	25,480,514	6,055,916	3,129,698	13,225,739	13,070,215	(1,370,406)	0	76,251	1,297,153	22,401,770
	Average other NEOs	8,620,777	2,651,004	772,127	2,529,997	2,350,914	(304,881)	153,072	24,956	516,032	6,951,996
2022	Mr. Olczak	15,775,108	0	4,458,977	9,751,292	10,300,776	1,864,468	0	913,331	849,333	24,410,701
	Average other NEOs	5,426,181	100,985	630,261	2,717,273	2,870,426	1,033,698	0	414,918	291,504	7,848,730
2021	Mr. Calantzopoulos	15,349,110	0	1,669,036	12,331,239	17,286,561	6,755,580	0	423,089	1,251,892	30,404,029
	Mr. Olczak	10,557,568	781,194	1,008,654	4,713,468	6,607,423	2,269,335	0	124,847	412,245	15,485,410
	Average other NEOs	5,433,435	236,975	439,187	2,544,006	3,357,205	735,550	24,478	95,123	187,443	7,491,440
“EOY” = End of Year, “EOPY” = End of Previous Year
(a)Current year pension service cost including adjustments for prior year service cost, as applicable. For assumptions used in the calculation refer to Item 8, Note 13 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal years ended December 31, 2021, Item 8, Note 14 for the fiscal years ended December 31, 2022, December 31, 2023 and December 31, 2024 and to Item 8, Note 12 for the fiscal year ended December 31, 2025.
(b)The methodology used to calculate the fair values for stock awards at each fiscal year end is consistent with that disclosed at the time of grant. The fair value of the RSU awards is determined based on the closing price of PMI stock at the respective fiscal year end date and based on the average of the high and the low trading prices of PMI stock for awards under the 2017 Performance Incentive Plan and closing price of PMI stock for awards under the 2022 Performance Incentive Plan at the vesting date. The fair value for the portion of the PSU awards subject to the TSR performance factor was determined by using a Monte Carlo simulation model for the fiscal year end calculations and the average of the high and the low trading prices of PMI stock and actual performance at the vesting date. The fair value for the portion of the PSU awards subject to other performance factors was determined based on the closing price of PMI stock at the respective fiscal year end and estimated performance and based on the average of the high and the low trading prices of PMI stock and actual performance at the vesting date.
(5)The Peer Group is described on page 50, which is the same PMI Peer Group reported in the performance graph found in Part II, Item 5 of our Annual Report on Form 10-K for the fiscal year ending December 31, 2025. There have been no changes to the PMI Peer Group during the covered period. The amounts compare the cumulative total shareholder return of PMI’s common stock with the cumulative total shareholder return for the same period of PMI’s Peer Group. The calculation assumes the investment of $100 as of December 31, 2020, in PMI common stock and the PMI Peer Group index as of the market close and reinvestment of dividends on a quarterly basis.
(6)PMI’s Net Income is reported as “net earnings” in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal years ended December 31, 2021, December 31, 2022, December 31, 2023, December 31, 2024 and December 31, 2025.
(7)Currency neutral adjusted diluted EPS growth rate has been chosen as our Company Selected Measure, out of the performance measures in the tabular list set forth below, because of its weight and impact on PSUs. Adjusted diluted EPS growth over 3-year period is one of the metrics used in our long-term Equity Award program, under performance-based PSUs. In accordance with regulatory guidance, the measure presented in the table covers 1-year growth. For the definition of adjusted diluted EPS see the Glossary of Terms in Exhibit C.

PMI 2026 PROXY STATEMENT 67

PAY VERSUS PERFORMANCE
RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID AND COMPANY FINANCIAL PERFORMANCE REPRESENTED BY THE MEASURES DETAILED IN THE ABOVE TABLE
The below graphical illustrations of compensation actually paid and the change in the performance measures selected demonstrates the alignment between the compensation actually paid to our CEO and other NEOs and company performance. The increase in the 2022 compensation for Mr. Olczak is partially driven by his 2022 equity awards that were based on increased targets in connection with his appointment as CEO for the portion of 2021 in which he served in this role. The increase in the 2024 compensation for Mr. Olczak is mainly driven by the increased value of his outstanding equity awards following the increase of PMI’s share price in 2024 versus 2023. The last graph illustrates the relationship between compensation actually paid and the 3-year adjusted diluted EPS growth measure, which we believe is a more accurate representation of how the compensation actually paid relates to this measure, since this is the actual measure used in our long-term incentive program.

Tabular list of measures
As required by SEC rules, we have listed below the financial and non-financial performance measures that we consider to be the most important performance measures used to link compensation actually paid to our CEO and other NEOs for the most recently completed fiscal year to company performance. In selecting the below measures we considered the metrics used under our Incentive Compensation and Equity Awards Programs and prioritized those with highest weight and impact on compensation actually paid for 2025. Further information on the use of the below measures in our performance-based compensation programs can be found in Compensation Discussion and Analysis section on pages 41-48 and in our 2025 proxy statement.
•Adjusted Diluted EPS (CAGR, ex-currency growth)
•Smoke-Free Shipment Volume
•Adjusted Net Revenues, % Growth on organic basis
•Operating Cash Flow, absolute USD amount (bio)
•Smoke-Free Product Net Revenue ratio
•TSR Performance (relative to peer group)
•Absolute TSR

68 DELIVERING A SMOKE-FREE FUTURE

ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION
Advisory Vote Approving Executive Compensation
The Compensation Discussion and Analysis section discusses in detail how our compensation programs support our business and financial objectives, how they work and are administered under the direction of our independent Compensation Committee, and how its decisions concerning the 2025 compensation of our executive officers were directly tied to our performance.
Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This annual say-on-pay vote gives our shareholders the opportunity to express their views on the compensation of our named executive officers at each Annual Meeting of Shareholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:
RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.
This say-on-pay vote is advisory and, therefore, not binding on the Company, the Compensation Committee or the Board of Directors. The Board and the Compensation Committee value the opinions of our shareholders and will review the voting results when making future decisions regarding executive compensation.

Proposal 2: Advisory Vote Approving Executive Compensation The Board recommends a vote FOR Proposal Two.	"FOR"

PMI 2026 PROXY STATEMENT 69

AUDIT AND RISK COMMITTEE MATTERS
Audit and Risk Committee Matters
Audit and Risk Committee Report for the Year Ended
December 31, 2025
To Our Shareholders:
Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal accounting control. The Audit and Risk Committee monitors the Company’s financial reporting processes and systems of internal accounting control, the independence and the performance of the independent auditors, and the performance of the internal auditors. The Audit and Risk Committee has the sole authority for appointing, compensating and overseeing the work of the independent auditors. The Audit and Risk Committee also, among other things, reviews and oversees the Company’s policies and practices with respect to risk assessment and risk management, including major financial risk exposures and financial risk management policies. It receives regular updates from management on cybersecurity, data privacy, data governance and artificial intelligence risks, policies, and practices, including the results of risk advisories, reviews and other assurance activities as deployed by the Company’s information security and risk control functions. It also receives regular updates from management regarding business continuity risks; excessive or discriminatory taxation; illicit trade; risks associated with device reliability; and sustainability reporting and related disclosures.
The Audit and Risk Committee has received representations from management that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit and Risk Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit and Risk Committee has discussed with the independent auditors, including in executive sessions without the presence of management, the independent auditors’ evaluation of the accounting principles, practices and judgments applied by management, the adequacy of the Company’s financial reporting processes, controls and procedures, and the Audit and Risk Committee has discussed any items required to be communicated to it by the independent auditors in accordance with regulations promulgated by the U.S. Securities and Exchange Commission, the Public Company Accounting Oversight Board and the Independence Standards Board.
The Audit and Risk Committee has received from the independent auditors written disclosures and a letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Risk Committee concerning their independence, and has discussed with the independent auditors the auditors’ independence from the Company and its management. The Audit and Risk Committee has pre-approved all audit and permissible non-audit services provided by the independent auditors and the fees for those services. As part of this process, the Audit and Risk Committee has reviewed the audit fees of the independent auditors. It has also reviewed non-audit services and fees to assure compliance with regulations prohibiting the independent auditors from performing specified services that might impair their independence, as well as compliance with the Company’s and the Audit Committee’s policies.
The Audit and Risk Committee discussed with the Company’s internal auditors and independent auditors the overall scope of and plans for their respective audits. The Audit and Risk Committee has met with the internal auditors and the independent auditors, separately and together, with and without management present, to discuss the Company’s financial reporting processes and internal control over financial reporting and overall control environment. The Audit and Risk Committee has reviewed significant audit findings prepared by the independent auditors and those prepared by the internal auditors, together with management’s responses.
In reliance on the reviews and discussions referred to above, the Audit and Risk Committee recommended to the Board the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
Audit and Risk Committee:
Michel Combes, Chair
Bonin Bough
Werner Geissler
Victoria Harker
Lisa A. Hook
Dessi Temperley

70 DELIVERING A SMOKE-FREE FUTURE

AUDIT AND RISK COMMITTEE MATTERS
The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.
Independent Auditors’ Fees
Aggregate fees, including out-of-pocket expenses, paid to our independent auditors, PricewaterhouseCoopers SA, consisted of the following (in millions):

	2025	2024
Audit Fees(1)	$26.77	$24.21
Audit-Related Fees(2)	2.20	2.51
Tax Fees(3)	2.45	3.71
All Other Fees(4)	2.32	3.03
TOTAL	$33.74	$33.46
(1)Fees and expenses associated with professional services in connection with (i) the audit of the Company’s consolidated financial statements and internal control over financial reporting, including statutory audits of the financial statements of the Company’s affiliates; (ii) reviews of the Company’s unaudited condensed consolidated interim financial statements; (iii) reviews of documents filed with the Securities and Exchange Commission; and (iv) audit procedures in connection with transactions, financings and system implementations.
(2)Fees and expenses for professional services for audit-related services, which include employee benefit plan audits and procedures relating to various other audit and special reports.
(3)Fees and expenses for professional services in connection with U.S. and foreign tax compliance assistance, consultation and advice on various foreign tax matters, transfer pricing documentation for compliance purposes and advice relating to customs and duties compliance matters.
(4)Fees and expenses for professional services relating to certain operations, market analysis and other professional services including in connection with sustainability reporting.
Pre-Approval Policy
The Audit and Risk Committee’s (the "Audit Committee") policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee requires the independent auditors to report on the actual fees charged for each category of service at Audit Committee meetings throughout the year.
During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors.
In 2021, the Audit Committee adopted and approved a revised pre-approval policy, titled the Philip Morris International Inc. Policy for Pre-Approval of Audit and Non-Audit Services Provided by Independent Audit Firm (the “Revised Policy”). Under the Revised Policy, any fees and services that arise that were not included in the annual budget presented to the Audit Committee at the beginning of the fiscal year will receive pre-approval by the Audit Committee chair if they meet the following criteria:
•Individual services up to $250,000; and
•Adjustments to any estimated pre-approval fee for any individual service up to $100,000.
The Audit Committee Chair must report on such approvals at the next scheduled meeting of the Audit Committee. Any services that are greater than $250,000 or for which no specific approval was provided when the independent auditors’ annual budget was approved by the Audit Committee will require pre-approval by the full Audit Committee.

PMI 2026 PROXY STATEMENT 71

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
Ratification of the Selection of Independent Auditors
The Audit and Risk Committee has selected PricewaterhouseCoopers SA (“PwC”) as the Company’s independent auditors for the fiscal year ending December 31, 2026, and has directed that management submit the selection of independent auditors to shareholders for ratification at the Annual Meeting. Representatives of PwC are expected to attend the Virtual Annual Meeting of Shareholders, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
In determining to reappoint PwC, the Audit and Risk Committee considered a number of factors, including the following:
•PwC has served as the Company’s independent auditors since we became an independent company in 2008;
•The results of the Audit and Risk Committee’s evaluation of PwC’s qualifications, performance, independence and quality control procedures;
•The Audit and Risk Committee’s belief that PwC’s deep knowledge of the Company and the Company’s information technology and systems platforms better equips it to focus the audit work where it is most needed, enhances the quality of risk-based reviews, and enables it to design and implement a superior audit plan and to effectively test for control weaknesses;
•The Audit and Risk Committee’s belief that PwC has the capability and expertise and professionals in the many countries that are necessary to conduct a quality audit of our worldwide business;
•External data relating to audit quality and performance, including the Public Company Accounting Oversight Board’s reports on PwC and its peer firms; and
•The appropriateness of PwC’s fees.
Shareholder ratification of the selection of PwC as the Company’s independent auditors is not required by the Company’s by-laws or otherwise. However, we are submitting the selection of PwC to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit and Risk Committee will reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit and Risk Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders.

Proposal 3: Ratification of Appointment of PricewaterhouseCoopers SA As Our Independent Registered Public Accounting Firm The Board recommends a vote FOR Proposal Three.	"FOR"

72 DELIVERING A SMOKE-FREE FUTURE

SHAREHOLDER PROPOSAL
Shareholder Proposal
As You Sow submitted the proposal set forth below, on behalf of Sam D. Yagan TTEE Sam Droste Yagan Revocable Trust, a shareholder of Philip Morris International Inc. claiming beneficial ownership of at least $2,000 worth of shares. The address and shareholdings of the proponents will be furnished upon request made to the Corporate Secretary. The Company is not responsible for the content of the shareholder proposal, which is printed below exactly as it was submitted.
WHEREAS: Tobacco is a well-documented threat to human health. Less well known is its contribution to global plastic pollution. Cigarette filters are a form of single-use plastic.
Plastic, with a lifecycle social cost at least ten times its market price, threatens the world’s oceans, wildlife, and public health.2 Concern about the growing scale and impact of global plastic pollution has elevated the issue to crisis levels.3 Of particular concern is single-use plastic,4 which makes up the largest component of the 24-34 million metric tons of plastic ending up in waterways annually. Cigarette butts with plastic acetate filters are the most littered item globally with an estimated 4.5 trillion discarded annually, which results in an estimated 300,000 tons of plastic microfibers released each year into the environment. Cigarette filters do not biodegrade and can remain in the environment indefinitely in the form of microplastics. Discarded cigarette filters can contain more than 15,000 plastic microfibers and thousands of toxic chemicals. When cigarette filters are littered on streets and beaches, they can leach harmful pollutants into soil and water, including heavy metals and nicotine, which are toxic to fish and other sea creatures.5 At concentrations of one cigarette butt per liter of water, testing indicates the toxins are lethal to small fish and planktonic organisms.6
Annual cleanup costs for littered filters are significant, including $2.6 billion for China and $766 million for India.7 Cleanup costs have traditionally been borne by taxpayers rather than the industry placing these problematic products on the market. As a producer of plastic waste, our Company should take more financial responsibility for the cleanup of its cigarette filter/butt waste. The European Union’s Single-Use Plastics Directive imposes Extended Producer Responsibility (EPR) on tobacco producers to cover the costs of collecting and processing cigarette filters; Denmark, France, and Spain have already imposed cleanup fees.8
More than 100 companies support EPR laws requiring them to finance the collection of waste packaging to keep plastics from becoming uncontrolled waste.9 U.S. EPR tobacco laws to cover the costs of collecting and treating butt filters would address the pollution problem and create a level playing field for cigarette manufacturers. In the interim, Philip Morris International should voluntarily contribute funding to U.S. state or municipal governments to finance existing filter collection and cleanup efforts where they are not adequately funded.
BE IT RESOLVED: Shareholders request that Philip Morris issue a public report, at reasonable expense and excluding proprietary information, assessing the reputational, financial, and operational risks associated with failing to take responsibility for filter cleanup costs and the benefits to the Company of promoting extended producer responsibility laws for spent tobacco filters.
2 https://wwfint.awsassets.panda.org/downloads/wwf_pctsee_report_english.pdf
3 https://www.unep.org/resources/pollution-solution-global-assessment-marine-litter-and-plastic-pollution
4 https://eur-lex.europa.eu/legal-content/EN/TXT/PDF/?uri=CELEX:32019L0904&from=EN#page=8
5 https://fingfx.thomsonreuters.com/gfx/legaldocs/gdpzqykgevw/Cigarette%20Litter%20Complaint%20filed%20copy.pdf; https://www.who.int/publications/i/item/9789240051287; https://oceanconservancy.org/wpcontent/uploads/2023/06/ICCCharter-REDUCE-Report-2023-TFSOceanConservancy.pdf
6 https://pmc.ncbi.nlm.nih.gov/articles/PMC3088407
7 https://www.who.int/publications/i/item/9789240051287
8 https://www.europarl.europa.eu/doceo/document/E-9-2023-000787_EN.html#:~:text=The%20Single%2DUse%20Plastics%20Directive,incentivising%20consumers%20about%20responsible%20behaviour
9 https://www.ellenmacarthurfoundation.org/news/100-leading-businesses-call-for-epr-for-packaging

PMI 2026 PROXY STATEMENT 73

SHAREHOLDER PROPOSAL
FOR THE REASONS EXPLAINED BELOW, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST”
THIS PROPOSAL.

PMI already conducts a comprehensive double materiality assessment, consistent with the EU Corporate Sustainability Reporting Directive (CSRD) requirements and aligned with leading international standards, that rigorously evaluates the financial and impact dimensions of all potentially relevant sustainability topics.1 This assessment confirmed that the topic of “product-related resource outflows,” which includes the financial implications of extended producer responsibility (EPR) schemes requiring manufacturers to cover the costs of public collection systems for tobacco product filters, meets the double materiality standard for impact materiality but does not meet that standard for financial materiality. This conclusion supports our long-standing focus on post-consumer waste management and is consistent with our SEC reporting. Our Value Report, published annually, provides extensive disclosure on our approach to managing product end-of-life impacts and addressing cigarette butt littering, including detailed case studies of the actions we take across markets worldwide. We further note that the proponent’s case relies significantly on a 2023 study that has been subject to methodological scrutiny, is built on unverified assumptions, and was produced by an advocacy organization funded by Bloomberg Philanthropies. PMI’s own double materiality assessment process applies a more rigorous evidentiary standard in evaluating environmental risks and impacts.
Therefore, the proposal requests a report that would be duplicative of analysis and disclosure the Company already undertakes. Commissioning a duplicative report would divert management time and Company resources away from the execution of our ongoing environmental programs and core business strategy — the very activities that substantively address the proponent’s underlying concern. Moreover, accepting shareholder proposals that request reports already covered by existing assured disclosure frameworks could set an undesirable precedent, encouraging further duplicative requests that fragment the Company’s reporting and undermine the coherence of its integrated disclosure approach.
Moreover, the proposal’s framing (assessing the risks of “failing to take responsibility”) mischaracterizes PMI’s position. We are not failing to act; we are actively and voluntarily investing in the management of our products’ post-consumer impact across markets globally, irrespective of whether EPR legislation is in place. For cigarette filters specifically — the focus of this proposal — PMI’s approach favors proactive industry action and locally adapted voluntary programs, which we believe deliver more targeted, efficient outcomes than a one-size-fits-all legislative mandate. We do not believe that EPR legislation for spent tobacco filters, as framed in this proposal, is in the best interest of our shareholders, as it would introduce regulatory complexity and compliance costs for a product category where we already implement voluntary programs designed to address the underlying concern. PMI’s position on EPR is not ideological. We recognize that well-designed EPR frameworks can play a constructive role in building collection and recycling infrastructure — particularly for electronic products, where we actively support regulatory frameworks that would accelerate the development of recovery systems essential to our device circularity ambitions. Our position is guided by what delivers the most effective environmental outcome in each product context, not a blanket stance for or against regulation.
Finally, and importantly, we note that the proposal is framed with reference to the U.S. market. Philip Morris International does not manufacture or sell cigarettes in the United States. Our cigarette business operates exclusively outside the U.S. Accordingly, any U.S.-based EPR scheme for spent tobacco filters would impose no direct cost on PMI, rendering the premise of the proposal inapplicable to this Company.
For these reasons, the Board believes the proposal is unnecessary, duplicative, and not in the best interests of shareholders.
Therefore, the Board recommends a vote AGAINST the proposal.

Proposal 4: Shareholder Proposal The Board recommends a vote AGAINST Proposal Four.	"AGAINST"

______________________
1.The term “materiality,” “material,” and similar terms, when used in the context of a double materiality assessment, are defined in the referenced sustainability standards and certain regulatory requirements, as may be applicable to us, and are not meant to correspond to the concept of materiality under U.S. securities laws and/or disclosures required by the U.S. Securities and Exchange Commission.

74 DELIVERING A SMOKE-FREE FUTURE

RELATED PERSON TRANSACTIONS AND CODE OF CONDUCT
Related Person Transactions and Code of Conduct
The Board has adopted a policy, which is available on the Company’s website, at www.pmi.com/corporate-governance/overview, that requires our executive officers, directors and nominees for director to promptly notify the Vice President, Associate General Counsel and Corporate Secretary in writing of any transaction in which: (i) the amount exceeds $120,000; (ii) the Company is, was or is proposed to be a participant; and (iii) such person or such person’s immediate family members (“Related Persons”) has, had or may have a direct or indirect material interest (a “Related Person Transaction”). The Vice President, Associate General Counsel and Corporate Secretary, in consultation with outside counsel, to the extent appropriate, shall determine whether a potential transaction with a Related Person constitutes a Related Person Transaction requiring review under the policy (including whether the Company or the Related Person has a material interest, based on a review of all facts and circumstances). If the Vice President, Associate General Counsel and Corporate Secretary determines that the proposed transaction constitutes a Related Person Transaction or it would be beneficial to further review the transaction, then, in either case, the transaction will be referred to the Group CEO PMI or the Governance Committee of the Board. In practice, we expect the Governance Committee to conduct a reasonable prior review and oversight of all Related Person Transactions for potential conflicts of interest. The Governance Committee may ratify Related Person Transactions in limited situations. In deciding whether to approve, ratify or prohibit the Related Person Transaction, the Governance Committee is required to consider all relevant facts and circumstances. The Governance Committee will approve or ratify a Related Person Transaction only if it determines that the transaction is not opposed to the best interests of the Company, and the Governance Committee must prohibit the transaction if it determines the transaction is inconsistent with the Company and its shareholders. All determinations by the Group CEO PMI and the Vice President, Associate General Counsel and Corporate Secretary must be reported to the Governance Committee at its next meeting.
Cristina Oka Dobrowolski, the wife of PMI’s Group Controller, Reginaldo Dobrowolski, is a longstanding employee of PMI, and her total compensation for the fiscal year ended December 31, 2025 was approximately $750,000. This Related Person Transaction has been ratified by the Group CEO PMI and the Governance Committee.
As previously disclosed, Dr. Juan José Daboub did not stand for re-election to the Board at the 2025 annual meeting of shareholders, which took place on May 7, 2025. On January 1, 2026, we entered into an agreement (“Consulting Agreement”) with ARCIS, LLC, of which Mr. Daboub is the General Manager. Pursuant to the Consulting Agreement, ARCIS, LLC, will provide us with consulting and advocacy services for a period of two years in return for a fee of $300,000 per year. As required by our Related Person policy, prior to us entering into the Consulting Agreement, the Committee assessed the arrangement. After assessing the proposed arrangement, including reviewing and considering all relevant facts and circumstances that it deemed appropriate, the Governance Committee determined that such an arrangement would be in the best interests of the Company and our shareholders and approved the arrangement.
The Company’s Corporate Governance Guidelines have specific provisions addressing actual and potential conflicts of interest, specifying: “Our directors have an obligation to act in the best interest of the Company. All directors should endeavor to avoid situations that present a potential or actual conflict between their interest and the interest of the Company.” The Corporate Governance Guidelines define conflict of interest to include any instance in which (i) a person’s private interest interferes in any way, or even appears to interfere, with the interest of the Company, including its subsidiaries and affiliates; (ii) a director or a director’s family member takes an action or has an interest that may make it difficult for that director to perform his or her work objectively and effectively; and (iii) a director (or his or her family member) receives improper personal benefits as a result of the director’s position in the Company. A copy of the Corporate Governance Guidelines is available free of charge on the Company’s website at www.pmi.com/corporate-governance/overview.
Similarly, our policies require all officers and employees of the Company to avoid situations where the officer’s or employee’s personal, financial or political activities have the potential of interfering with his or her loyalty and objectivity to the Company.

PMI 2026 PROXY STATEMENT 75

AVAILABILITY OF REPORTS, OTHER MATTERS AND 2026 ANNUAL MEETING
Availability of Reports, Other Matters and 2027 Annual Meeting
AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO SHAREHOLDERS
We are required to provide an Annual Report to shareholders who receive this proxy statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are available without charge to shareholders upon written request to the Company’s Corporate Secretary at 677 Washington Blvd., Suite 1100, Stamford, Connecticut 06901. You may review the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”) by visiting our website at www.pmi.com/investor-relations/overview. The information on our websites, including our Value Report as referenced in this proxy statement, is not, and shall not be deemed to be, a part of this report or incorporated into any other filings we make with the SEC.
OTHER MATTERS
Management knows of no other business that will be presented to the meeting for a vote. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.
The cost of this solicitation of proxies will be paid by us. In addition to the use of the mail, some of the officers and regular employees of the Company may solicit proxies by telephone and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of common stock held of record by such persons. We will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, at an anticipated cost of $24,000, plus reimbursement of out-of-pocket expenses.
2027 ANNUAL MEETING
Shareholders wishing to suggest candidates to the Nominating and Corporate Governance Committee for consideration as directors must submit a written notice to the Vice President, Associate General Counsel and Corporate Secretary of the Company. Our by-laws set forth the procedures a shareholder must follow to nominate directors or to bring other business before shareholder meetings. For a shareholder to nominate a candidate for director at the 2027 Annual Meeting of Shareholders, presently anticipated to be held on May 5, 2027, notice of the nomination must be received by the Company between October 27 and November 26, 2026. The notice must describe various matters regarding the nominee, including name, address, occupation and shares held. The Nominating and Corporate Governance Committee will consider any nominee properly presented by a shareholder and will make a recommendation to the Board. After full consideration by the Board, the shareholder presenting the nomination will be notified of the Board’s conclusion. For a shareholder to bring other matters before the 2027 Annual Meeting and to include a matter in the Company’s proxy statement and proxy for that meeting, notice must be received by the Company between October 27 and November 26, 2026. The notice must include a description of the proposed business, the reasons therefor and other specified matters. In each case, the notice must be timely given to the Vice President, Associate General Counsel and Corporate Secretary of the Company, whose address is 677 Washington Blvd., Suite 1100, Stamford, Connecticut 06901. Any shareholder desiring a copy of the Company’s by-laws (which are posted on our website at www.pmi.com/corporate-governance/overview) will be furnished one without charge upon written request to the Vice President, Associate General Counsel and Corporate Secretary.
In addition, to comply with Rule 14a-19 under the Exchange Act, the SEC’s universal proxy rule, if a stockholder intends to solicit proxies in support of director nominees submitted under the advance notice provisions of our By-laws for next year’s 2027 Annual Meeting of Shareholders, then such stockholder must provide proper written notice that sets forth all the information required by Rule 14a-19 under the Exchange Act to the Corporate Secretary at the address above by March 7, 2027 (or, if the 2027 Annual Meeting of Shareholders is called for a date that is more than 30 days before or more than 30 days after the first anniversary of this year’s Annual Meeting of Shareholders, then notice must be provided not later than the close of business on the later of the 60th day prior to the date of the 2027 Annual Meeting of Shareholders or the 10th day following the day on which public announcement of the date of such meeting is first made by PMI). The notice requirements under Rule 14a-19 are in addition to the applicable advance notice requirements under our By-laws as described above.
Darlene Quashie Henry
Vice President, Associate General Counsel and Corporate Secretary
March 26, 2026

76 DELIVERING A SMOKE-FREE FUTURE

EXHIBIT A: QUESTIONS & ANSWERS
Exhibit A: Questions & Answers
1.    WHAT IS A PROXY?
It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. André Calantzopoulos and Darlene Quashie Henry have each been designated as proxies for the 2026 Annual Meeting of Shareholders.
2.    WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?
The Record Date for the 2026 Annual Meeting of Shareholders is March 13, 2026. The Record Date is established by the Board of Directors (the “Board”) as required by Virginia law. Shareholders of record (registered shareholders and street name holders) at the close of business on the Record Date are entitled to:
a)receive notice of the meeting; and
b)vote at the meeting and any adjournments or postponements of the meeting.
3.    WHAT IS THE DIFFERENCE BETWEEN A REGISTERED SHAREHOLDER AND A SHAREHOLDER WHO HOLDS STOCK IN STREET NAME?
If your shares of stock are registered in your name on the books and records of our transfer agent, Computershare Trust Company, N.A., you are a registered shareholder.
If your shares of stock are held for you in the name of a broker or bank, then your shares are held in street name. The organization holding your shares of stock is considered the shareholder of record for purposes of voting at the Annual Meeting. The answer to Question 18 describes brokers’ discretionary voting authority, and when your broker or bank is permitted to vote your shares of stock without instruction from you.
4.    HOW CAN I PARTICIPATE IN THE VIRTUAL ANNUAL MEETING OF SHAREHOLDERS?
The Virtual Annual Meeting of Shareholders will be held online via a live webcast at 9:00 a.m. EDT, on Wednesday, May 6, 2026. There will be no physical location for shareholders to attend. Instead, shareholders may participate online at www.virtualshareholdermeeting.com/PM2026. We encourage you to access the Virtual Annual Meeting of Shareholders prior to the start time. Online access will be available starting at 8:30 a.m. EDT, on May 6, 2026.
To participate in the Virtual Annual Meeting of Shareholders, including to vote your shares electronically and ask questions live during the Meeting, you will need to enter the 16-digit control number included on your proxy card, notice of Internet availability of proxy materials, or on the voting instruction form accompanying your proxy materials. If you wish to ask questions during the Q&A session, you must follow instructions set forth in response to Question 5.
The virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones), if running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the Virtual Annual Meeting of Shareholders.
We will have technicians ready to assist you with any technical difficulties you may have accessing and participating in the virtual meeting. If you encounter any difficulties during the check-in or throughout the course of the meeting, please call 1-844-976-0738 toll-free (from within the United States or Canada), or 1-303-562-9301 (from outside the United States or Canada). Technical support will be available starting at 8:30 a.m. EDT, on May 6, 2026.
For further information about the Virtual Annual Meeting of Shareholders, please call toll-free 1-866-713-8075.
5.    MAY SHAREHOLDERS ASK QUESTIONS AT THE MEETING?
Yes. In fact, we encourage questions from our shareholders. For full transparency, during the Q&A session, which will be publicly webcast, our shareholders will be able to ask questions live, on a first-come, first-served basis.

PMI 2026 PROXY STATEMENT 77

EXHIBIT A: QUESTIONS & ANSWERS
The Q&A session will follow the conclusion of the formal meeting.
Shareholders of record who have accessed the Virtual Annual Meeting of Shareholders as described in the instructions set forth in response to Question 4, may ask questions live during the Q&A session of the meeting by calling the number posted on the Virtual Annual Meeting of Shareholders webpage under the section “Questions.” In order to ask a question, you will be required to provide your 16-digit control number to the operator. Because this is a meeting of shareholders, only shareholders of record as of the Record Date with a valid control number will be allowed to ask questions at our Virtual Annual Meeting of Shareholders.
In order to provide an opportunity for everyone who wishes to speak, shareholders will be limited to two minutes. Shareholders may speak a second time only after all others who wish to speak have had their turn. When speaking, shareholders must direct questions and comments to the Chairman and confine their remarks to matters that relate directly to the business of the meeting.
We reserve the right to reject redundant questions or questions that we deem profane or otherwise inappropriate. The meeting is not to be used as a forum to discuss personal grievances, business disputes or to present general political, social or economic views that are not directly related to the business of the meeting.
A full webcast replay will be posted to our Investor Relations website at www.pmi.com/investor-relations/overview following the meeting.
6.    WHAT ARE THE BENEFITS OF THE VIRTUAL ANNUAL MEETING OF SHAREHOLDERS?
Meaningful shareholder engagement is important to us, and we believe that this format helps facilitate participation of our shareholders worldwide, regardless of their resources, size or physical location, while saving us and our shareholders time and travel expenses.
Shareholders will have the same rights and opportunities to participate in our Virtual Annual Meeting of Shareholders as they would at an in-person meeting. For full transparency, during the Q&A session, which will be publicly webcast, shareholders with a valid control number will be able to ask questions live, on a first-come, first-served basis. In addition, a full webcast replay will be posted to our Investor Relations website at www.pmi.com/investor-relations/overview following the meeting.
If you plan to participate in our 2026 Virtual Annual Meeting of Shareholders, you must follow the instructions set forth in response to Question 4.
If you wish to ask questions during the Q&A session, you must follow the instructions set forth in response to Question 5.
7.    WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?
a)In Writing: All shareholders of record can vote by mailing their completed and signed proxy card (in the case of registered shareholders) or their completed and signed voting instruction form (in the case of street name holders).
b)By Telephone and Internet Proxy: All shareholders of record also can vote their shares of common stock by touch- tone telephone using the telephone number on the proxy card, or by Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders of record may vote by telephone or Internet if their brokers or banks make those methods available. If that is the case, each broker or bank will enclose instructions with the proxy statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded. Proxies submitted by Internet or telephone must be received by 11:59 p.m. EDT, on May 5, 2026.
c)In Person at the Virtual Annual Meeting of Shareholders: All shareholders of record may vote at the virtual meeting online at www.virtualshareholdermeeting.com/PM2026. If you wish to vote at our Virtual Annual Meeting of Shareholders, you must follow the instructions set forth in response to Question 4. You may vote until the Chairman declares the polls closed. Shareholders participating in the Virtual Annual Meeting of Shareholders are considered to be attending the meeting “in person.”
8.    HOW CAN I REVOKE A PROXY?
You can revoke a proxy prior to the completion of voting at the meeting by:
a)giving written notice to the Vice President, Associate General Counsel and Corporate Secretary of the Company;
b)delivering a later-dated proxy; or
c)voting at the virtual meeting.

78 DELIVERING A SMOKE-FREE FUTURE

EXHIBIT A: QUESTIONS & ANSWERS
9.    ARE VOTES CONFIDENTIAL? WHO COUNTS THE VOTES?
We have established and will maintain a practice of holding the votes of individual shareholders in confidence except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (b) in case of a contested proxy solicitation; (c) if a shareholder makes a written comment on the proxy card or otherwise communicates their vote to management; or (d) to allow the independent inspectors of election to certify the results of the vote. We will retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.
10.    WHAT ARE THE CHOICES WHEN VOTING ON DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?
Shareholders may:
a)vote in favor of a nominee;
b)vote against a nominee; or
c)abstain from voting on a nominee.
Directors will be elected by a majority of the votes cast, which will occur if the number of votes cast “FOR” a director nominee exceeds the number of votes “AGAINST” that nominee. See “Election of Directors—Majority Vote Standard in Uncontested Elections” on page 19.
The Board recommends a vote “FOR” all ten of the nominees.
11.    WHAT ARE THE CHOICES WHEN VOTING ON THE ADVISORY SAY-ON-PAY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS?
Shareholders may:
a)vote in favor of the resolution;
b)vote against the resolution; or
c)abstain from voting on the resolution.
The resolution will be approved if the votes cast “FOR” exceed the votes cast “AGAINST.”
The Board recommends a vote “FOR” this resolution.
The advisory vote on this matter is non-binding. However, the Board and the Compensation and Leadership Development Committee value the opinions of our shareholders and will consider the outcome of the vote when making future executive compensation decisions.
12.    WHAT ARE THE CHOICES WHEN VOTING ON THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS SA AS THE COMPANY’S INDEPENDENT AUDITORS, AND WHAT VOTE IS NEEDED TO RATIFY THEIR SELECTION?
Shareholders may:
a)vote in favor of the ratification;
b)vote against the ratification; or
c)abstain from voting on the ratification.
The selection of the independent auditors will be ratified if the votes cast “FOR” exceed the votes cast “AGAINST.”
The Board recommends a vote “FOR” this proposal.

PMI 2026 PROXY STATEMENT 79

EXHIBIT A: QUESTIONS & ANSWERS
13.    WHAT ARE THE CHOICES WHEN VOTING ON THE SHAREHOLDER PROPOSAL?
Shareholders may:
a)vote in favor of the shareholder proposal;
b)vote against the shareholder proposal; or
c)abstain from voting on the shareholder proposal.
The shareholder proposal will be approved if the votes cast “FOR” exceed the votes cast “AGAINST.”
The Board recommends a vote “AGAINST” the shareholder proposal.
14.    WHAT IF A SHAREHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?
Shareholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies that are signed and returned will be voted “FOR” the election of all ten director nominees, “FOR” the advisory say-on-pay resolution approving the compensation of our named executive officers, “FOR” the proposal to ratify the selection of PricewaterhouseCoopers SA as the Company’s independent auditors, and "AGAINST" the shareholder proposal.
15.    WHO IS ENTITLED TO VOTE?
You may vote if you owned stock as of the close of business on March 13, 2026. Each share of common stock is entitled to one vote. As of March 13, 2026, the Company had 1,558,530,268 shares of common stock outstanding.
16.    HOW DO I VOTE IF I PARTICIPATE IN THE DIVIDEND REINVESTMENT PLAN?
The proxy card you have received includes your dividend reinvestment plan shares. You may vote your shares through the Internet, by telephone or by mail, all as described on the enclosed proxy card.
17.    WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?
It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078 or you can reach Computershare at 1-877-745-9350 (from within the United States or Canada) or 1-781-575-4310 (from outside the United States or Canada), or via e-mail at pmi@computershare.com.
18.    WHAT IS HOUSEHOLDING?
To reduce the expense of delivering duplicate proxy materials to shareholders who may have more than one account holding Common Stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain shareholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our notice of Internet availability and, as applicable, any additional proxy materials that are delivered until such time as one or more of these shareholders notifies us that they want to receive separate copies. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you are a shareholder of record and would like to have separate copies of the notice of Internet availability or proxy materials mailed to you in the future, you must submit a request to opt out of householding in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call Broadridge at 1-866-540-7095, and we will cease householding all such documents within 30 days.
If you are a beneficial owner, information regarding householding of proxy materials should have been forwarded to you by your bank, broker or nominee. However, please note that if you want to receive a paper proxy card or vote instruction form or other proxy materials for purposes of the 2026 Annual Meeting of Shareholders, you should follow the instructions included in the notice of Internet availability that was sent to you.

80 DELIVERING A SMOKE-FREE FUTURE

EXHIBIT A: QUESTIONS & ANSWERS
19.    WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?
If you are a street name holder of shares, you should have received a voting instruction form from your broker or bank. Your shares held in street name may be voted only on certain “routine” matters when you do not provide your broker or bank with voting instructions. For example, the ratification of the selection of PricewaterhouseCoopers SA as independent auditors of the Company is considered a “routine” matter for which brokers or banks may vote uninstructed shares. When a proposal is not a “routine” matter (such as the election of director nominees and say-on-pay advisory votes) and the broker or bank has not received voting instructions from the street name holder with respect to that proposal, that broker or bank cannot vote the shares on that proposal. This is called a broker non-vote. Therefore, it is important that you provide instructions to your broker or bank with respect to your vote on these “non-routine” matters.
20.    ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?
Abstentions will not be included in the vote totals for any matter. Broker non-votes will not be included in vote totals and will not affect the outcome of the vote.
21.    HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?
Your shares are counted as present at the meeting if you attend the virtual meeting and vote in person during the Virtual Annual Meeting of Shareholders, or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of March 13, 2026, must be present in person at the Virtual Annual Meeting of Shareholders or by proxy. This is referred to as a quorum. Abstentions and shares of record held by a broker, bank or other agent (“Broker Shares”) that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present.

PMI 2026 PROXY STATEMENT 81

EXHIBIT B: RECONCILIATIONS
Exhibit B: Reconciliations
PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Net Revenues by Product Category & Adjustments of Net Revenues for the Impact of Currency and Acquisitions/Divestitures
For the Years Ended December 31,
(in millions) (Unaudited)

2025						2024	% Change in Net Revenues
Net Revenues	Less Currency	Net Revenues excluding Currency	Less Acquisitions/Divestitures	Net Revenues excluding Currency & Acquisitions/Divestitures		Net Revenues	Total	Excluding Currency	Excluding Currency & Acquisitions/Divestitures
$23,794	$169	$23,625	$—	$23,625	Combustible Tobacco	$23,218	2.5%	1.8%	1.8%
16,854	292	16,562	$(170)	16,732	Smoke-Free	14,660	15.0%	13.0%	14.1%
$40,648	$461	$40,187	$(170)	$40,357	Total PMI	$37,878	7.3%	6.1%	6.5%
Note: Sum of product categories might not foot to Total PMI due to rounding.
Adjustments to Net Revenues & Operating Income
For the Years Ended December 31,
(in millions) (Unaudited)

	2025	2024	Variance		% Change
Net Revenues / Adjusted Net Revenues	$40,648	$37,878	$2,770		7.3%
Less: Currency	461
Less: Acquisitions/Divestitures	(170)
Net Revenues / Adjusted Net Revenues, excl. Currency & Acquisitions/Divestitures	$40,357	$37,878	$2,479		6.5%	(1)
Operating Income	$14,892	$13,402	$1,490		11.1%
Less:
Restructuring charges	(241)	(180)
Impairment of goodwill and other intangibles	(41)	(27)
Amortization of intangibles	(1,003)	(835)
Egypt sales tax charge	—	(45)
Loss on sale of Vectura Group	—	(199)
Loss on expected sale of consumer accessories and other businesses	(94)	—
Germany excise tax classification litigation charge	(176)	—
RBH (Canada) Plan Implementation	19	—
Adjusted Operating Income	$16,428	$14,688	$1,740		11.8%
Less: Acquisitions/Divestitures	31
Adjusted Operating Income, excl. Acquisitions/Divestitures	16,397	$14,688	$1,709	(a)	11.6%
Less: Currency	154
Adjusted Operating Income, excl. Currency & Acquisitions/Divestitures	$16,243	$14,688	$1,555	(b)	10.6%	(1)
Adjusted Operating Income Currency Modifier					110%	(2)
(1) On an organic basis
(2) Adjusted Operating Income Currency Modifier: The ratio of the annual increase in Adjusted Operating Income, excluding acquisitions/divestitures (see "a" in table above) over the annual increase in Adjusted Operating Income, excluding currency and acquisitions/divestitures (see "b" in the table above)

82 DELIVERING A SMOKE-FREE FUTURE

EXHIBIT B: RECONCILIATIONS
Calculation of Three-Year Adjusted Diluted EPS Compound Annual Growth Rate (CAGR), Excluding Currency
For the Years Ended December 31,
(Unaudited)

	2023	2022	% Change
Reported Diluted EPS	$ 5.02	$ 5.81	(13.6)%
Adjustments:
Restructuring charges	0.06	—
Termination of distribution arrangement in the Middle East	0.04	—
Income tax impact associated with Swedish Match AB financing	(0.11)	(0.13)
South Korea indirect tax charge	0.11	—
Termination of agreement with Foundation for a Smoke-Free World	0.07	—
Costs associated with Swedish Match AB offer	—	0.06
Charges related to the war in Ukraine	0.03	0.08
Swedish Match AB acquisition accounting related items	0.01	0.06
Impairment of goodwill and other intangibles	0.44	0.06
Amortization of intangibles	0.25	0.09
Fair value adjustment for equity security investments	(0.02)	(0.02)
Tax items	0.11	(0.03)
Adjusted Diluted EPS	6.01	5.98	0.5%
Less: Currency	(0.63)
Adjusted Diluted EPS, excluding Currency	$ 6.64	$ 5.98	11.0%

PMI 2026 PROXY STATEMENT 83

EXHIBIT B: RECONCILIATIONS
For the Years Ended December 31,
(Unaudited)

	2024	2023	% Change
Reported Diluted EPS	$ 4.52	$ 5.02	(10.0)%
Adjustments:
Restructuring charges	0.10	0.06
Impairment related to the RBH equity investment	1.49	—
Megapolis localization tax impact	0.05	—
Egypt sales tax charge	0.03	—
Loss on sale of Vectura Group	0.13	—
Termination of distribution arrangement in the Middle East	—	0.04
Income tax impact associated with Swedish Match AB financing	0.14	(0.11)
South Korea indirect tax charge	—	0.11
Termination of agreement with Foundation for a Smoke-Free World	—	0.07
Charges related to the war in Ukraine	—	0.03
Swedish Match AB acquisition accounting related items	—	0.01
Impairment of goodwill and other intangibles	0.01	0.44
Amortization of intangibles	0.40	0.25
Fair value adjustment for equity security investments	(0.27)	(0.02)
Tax items	(0.03)	0.11
Adjusted Diluted EPS	6.57	6.01	9.3%
Less: Currency	(0.38)
Adjusted Diluted EPS, excluding Currency	$ 6.95	$ 6.01	15.6%

84 DELIVERING A SMOKE-FREE FUTURE

EXHIBIT B: RECONCILIATIONS
For the Years Ended December 31,
(Unaudited)

	2025	2024	% Change
Reported Diluted EPS	$7.26	$4.52	60.6%
Adjustments:
Restructuring charges	0.14	0.10
Impairment of goodwill and other intangibles	0.03	0.01
Amortization of intangibles	0.50	0.40
Impairment related to the RBH equity investment	—	1.49
Megapolis localization tax impact	—	0.05
Income tax impact associated with Swedish Match AB financing	(0.25)	0.14
Egypt sales tax charge	—	0.03
Loss on sale of Vectura Group	—	0.13
Loss on expected sale of consumer accessories and other businesses	0.06	—
Germany excise tax classification litigation charge	0.10	—
RBH (Canada) Plan Implementation, including dividend income, net	(0.10)	—
Impairment of Wellness business related equity investment	0.09	—
Fair value adjustment for equity security investments	(0.18)	(0.27)
Tax items	(0.11)	(0.03)
Adjusted Diluted EPS	7.54	6.57	14.8%
Less: Currency	0.04
Adjusted Diluted EPS, excluding Currency	$7.50	$6.57	14.2%
Three-Year Adjusted Diluted EPS CAGR, excluding Currency			13.6%
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS, excluding Currency
For the Years Ended December 31,
(Unaudited)

	2022	2021	% Change
Reported Diluted EPS	$ 5.81	$ 5.83	(0.3)%
Adjustments:
Restructuring charges	—	0.12
Amortization and impairment of intangibles	0.15	0.05
Saudi Arabia customs assessments	—	0.14
Equity investee ownership dilution	—	(0.04)
Asset acquisition cost	—	0.03
Costs associated with Swedish Match AB offer	0.06	—
Swedish Match AB acquisition accounting related items	0.06	—
Income tax impact associated with Swedish Match AB financing	(0.13)	—
Charges related to the war in Ukraine	0.08	—
Fair value adjustment for equity security investments	(0.02)	—
Tax items	(0.03)	—
Adjusted Diluted EPS	5.98	6.13	(2.4)%
Less: Currency	(0.77)
Adjusted Diluted EPS, excluding Currency	$ 6.75	$ 6.13	10.1%

PMI 2026 PROXY STATEMENT 85

EXHIBIT B: RECONCILIATIONS
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS, excluding Currency
For the Years Ended December 31,
(Unaudited)

	2021	2020	% Change
Reported Diluted EPS	$ 5.83	$ 5.16	13.0%
Adjustments:
Restructuring charges	0.12	0.08
Amortization and impairment of intangibles	0.05	0.04
Saudi Arabia customs assessments	0.14	—
Equity investee ownership dilution	(0.04)	—
Asset acquisition cost	0.03	—
Fair value adjustment for equity security investments	—	0.04
Tax items	—	(0.06)
Brazil indirect tax credit	—	(0.05)
Adjusted Diluted EPS	6.13	5.21	17.7%
Less: Currency	0.12
Adjusted Diluted EPS, excluding Currency	$ 6.01	$ 5.21	15.4%

86 DELIVERING A SMOKE-FREE FUTURE

EXHIBIT C: GLOSSARY OF TERMS
Exhibit C: Glossary of Terms

Financial
•Net revenues exclude excise taxes.
•Net revenues related to smoke-free, excluding wellness, refer to the operating revenues generated from the sale of these products, including shipping and handling charges billed to customers, net of sales and promotion incentives, and excise taxes, if applicable. These net revenue amounts consist of the sale our products that are not combustible products, such as heat-not-burn, e-Vapor, and oral products, as well as consumer accessories.
•Net revenues related to wellness refer to the operating revenues generated from the sale of products, primarily associated with oral and intra-oral delivery systems.
•Operating Income (“OI”) is defined as gross profit minus operating expenses.
•Product Contribution (“PC”) refers to gross profit less commercial and R&D expenses.
•Adjusted OI is defined as reported OI adjusted for restructuring charges and other special items.
•EPS stands for Earnings Per Share.
•Adjusted Diluted EPS is defined as reported diluted EPS adjusted for restructuring charges, tax items and other special items.
•Operating cash flow is defined as net cash provided by operating activities.
•Organic growth is defined as growth rates presented on an organic basis that reflect adjusted results, excluding currency, acquisitions and disposals.
•Adjustments, other calculations and reconciliations to the most directly comparable U.S. GAAP measures are included in Exhibit B.

Other
•Smoke-Free Business (“SFB”) is the term PMI uses to refer to all of its smoke-free products. SFB also includes wellness products, as well as consumer accessories, such as lighters and matches
•Smoke-Free Products (“SFPs”) is the term PMI uses to refer to all of its products that provide nicotine without combusting tobacco, such as heat-not-burn, e-Vapor, and oral smokeless, and that therefore generate far lower levels of harmful chemicals. As such, these products have the potential to present less risk of harm versus continued smoking.
•Heated tobacco units or HTUs is the term PMI uses to refer to heated tobacco consumables, which include our BLENDS, DELIA, HEETS, HEETS Creations (defined collectively as “HEETS”), SENTIA, TEREA, TEREA CRAFTED, and TEREA Dimensions, as well as the KT&G-licensed brands, Fiit and Miix (outside of South Korea). HTU’s also include zero tobacco heat-not-burn consumables (LEVIA).
•PSUs are Performance Share Units.
•RSUs are Restricted Share Units and may be issued in the form of deferred share awards.
•TSR stands for Total Shareholder Return.
•“PMI,” the “Company,” “we,” “us,” and “our” refer to Philip Morris International Inc. and its subsidiaries.
•Trademarks and service marks in this proxy statement are the registered property of, or licensed by, the subsidiaries of Philip Morris International Inc. and are italicized.
•References to total industry (or total market), PMI shipment volume and PMI market share performance reflect cigarettes and heated tobacco units, unless otherwise stated.
•Total industry (or total market) and market shares are PMI estimates for tax-paid and Global Travel Retail products based on data from a number of internal and external sources and may, in defined instances, exclude the People’s Republic of China. Past reported periods may be updated to ensure comparability and to incorporate the most current information for industry and market share reporting.
•Number of Top 30 OI markets excludes Global Travel Retail as well as Israel (inherent limitations in industry estimates) to measure market share performance. For the U.S., share of market represents PMI’s nicotine pouch volume as a percentage of estimated cigarette and nicotine pouch industry volume. For Sweden and Norway, share of market represents PMI’s cigarettes, nicotine pouch and snus volume as a percentage of estimated cigarettes, nicotine pouch and snus industry.

PMI 2026 PROXY STATEMENT 87

2026 PROXY STATEMENT
And Notice of Annual Meeting of Shareholders
To be held on Wednesday, May 6, 2026

(This page has been left blank intentionally.)

SCAN TO VIEW MATERIALS & VOTE
PHILIP MORRIS INTERNATIONAL INC. ATTN: DARLENE QUASHIE HENRY VICE PRESIDENT, ASSOCIATE GENERAL COUNSEL AND CORPORATE SECRETARY 677 WASHINGTON BLVD., SUITE 1100 STAMFORD, CT 06901
VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on
May 5, 2026. Please have your proxy card in hand when you access the website and follow the instructions to obtain your records and create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PM2026

You may participate in the Meeting solely via the Internet and vote during the Meeting online until the Chairman declares the polls closed. We recommend, however, that you vote before the Meeting even if you plan to participate in the Meeting. You can change your vote during the Meeting by voting when the polls are open. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M.
Eastern Daylight Time on May 5, 2026. Please have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V88967-P48242-Z92287 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PHILIP MORRIS INTERNATIONAL INC.
Proposals — The Board of Directors recommends a vote FOR all of the nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3, and AGAINST Proposal 4.
1	Election of Directors:		For	Against	Abstain
	1a.	Brant Bonin Bough	☐	☐	☐
	1b.	André Calantzopoulos	☐	☐	☐	The Board of Directors recommends a vote FOR:		For	Against	Abstain
	1c.	Michel Combes	☐	☐	☐	2. Advisory Vote Approving Executive Compensation		☐	☐	☐
	1d.	Werner Geissler	☐	☐	☐	The Board of Directors recommends a vote FOR:		For	Against	Abstain
	1e.	Victoria Harker	☐	☐	☐	3. Ratification of the Selection of Independent Auditors		☐	☐	☐
	1f.	Lisa A. Hook	☐	☐	☐	The Board of Directors recommends a vote AGAINST:		For	Against	Abstain
	1g.	Kalpana Morparia	☐	☐	☐	4. Shareholder Proposal to issue a report on filter cleanup costs and extended producer responsibility laws for filters		☐	☐	☐
	1h.	Jacek Olczak	☐	☐	☐
	1i.	Robert B. Polet	☐	☐	☐
	1j.	Shlomo Yanai	☐	☐	☐

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign this proxy exactly as name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

PHILIP MORRIS INTERNATIONAL INC.
2026 ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 6, 2026
9:00 A.M. EDT
www.virtualshareholdermeeting.com/PM2026
It is important that your shares are represented at this Meeting, whether or not you attend the Meeting. To make sure your shares are represented, we urge you to complete and mail this proxy card OR vote your shares over the Internet or by telephone in accordance with the instructions provided on the reverse side.
Sign Up Today For Electronic Delivery
If you prefer to receive your future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet, sign up today at www.proxyvote.com.
You are cordially invited to join us at the 2026 Virtual Annual Meeting of Shareholders of Philip Morris International Inc. to be held on Wednesday, May 6, 2026, at 9:00 a.m. Eastern Daylight Time. Shareholders will have the same rights and opportunities to participate in our virtual meeting as they would at an in-person meeting. For full transparency, during the Q&A session, which will be publicly webcast, our shareholders will be able to ask questions live, on a first-come, first-served basis. In addition, a full webcast replay will be posted to our Investor Relations website at www.pmi.com/investor-relations/overview for one year following the meeting.
The meeting will be hosted solely online at www.virtualshareholdermeeting.com/PM2026.
To participate, you will need to enter the 16-digit control number included on your proxy card, notice of Internet availability of proxy materials, or on the voting instruction form accompanying your proxy materials. For more information, see the instructions set forth in Question 4 in the Questions & Answers section of the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.

Philip Morris International Inc.
Proxy Solicited on Behalf of the Board of Directors
Annual Meeting of Shareholders - May 6, 2026
André Calantzopoulos and Darlene Quashie Henry, and each of them, are appointed proxies, with power of substitution, to vote, as indicated on the matters set forth on the reverse hereof and in their discretion upon such other business as may properly come before the Meeting, all shares of common stock held by the undersigned in Philip Morris International Inc. (the "Company") at the Annual Meeting of Shareholders, which will be held online via a live webcast at 9:00 a.m. EDT, on Wednesday, May 6, 2026, and at all adjournments or postponements thereof. There will be no physical location for shareholders to attend.
This proxy when properly executed will be voted as specified. If no specification is made, this proxy will be voted FOR all nominees in Proposal 1, FOR Proposal 2, FOR Proposal 3, and AGAINST Proposal 4.
This card also serves to instruct the administrator of the Company's Direct Stock Purchase and Dividend Reinvestment Plan, and the trustee of each such defined contribution plan sponsored by the Company or any of its subsidiaries how to vote shares held for a participant in any such plan. Unless your proxy for your defined contribution plan shares is received by April 28, 2026, the trustee of such defined contribution plan will vote your plan shares in the same proportion as those plan shares for which instructions have been received, unless contrary to law.
If you have voted by Internet or telephone, please DO NOT mail back this proxy card.
THANK YOU FOR VOTING

Continued and to be signed on reverse side